Exhibit 99.5

(Securities Code: 3478)

January 13, 2023

Dear Unitholders,

3-1 Toranomon 4-chome, Minato-ku, Tokyo

MORI TRUST Hotel Reit, Inc.

Executive Director                Nobuyuki Aizawa

Notice of Convocation of the 5th General Meeting of Unitholders

MORI TRUST Hotel Reit, Inc. (“MTH”) hereby notifies you of and requests your attendance at MTH’s fifth general meeting of unitholders to be held as outlined below.

From the perspective of preventing the spread of COVID-19, unitholders are requested to exercise their voting rights in advance in writing to the extent possible for the general meeting of unitholders. Please refrain from visiting the meeting venue regardless of your health condition. Please note that if you are unable to attend, you are entitled to exercise your voting rights by use of a voting card. Please take the time to review the reference documents for the general meeting of unitholders attached hereto, indicate your vote in favor or against on the enclosed voting card and then return the voting card to arrive by 5:45 p.m. on January 30, 2023 (Monday) (JST).

In addition, MTH has made the following provisions concerning “deemed affirmative vote” in Article 14 of the current Certificate of Incorporation pursuant to Article 93 (1) of the Act on Investment Trusts and Investment Corporations.

Accordingly, please note that if a unitholder neither attends nor exercises voting rights by use of a voting card, such unitholder will be deemed to have voted affirmatively to each of the proposals at the general meeting of unitholders and are treated as having voted in favor, except for the cases stipulated in paragraph 3 of the same Article.

(Excerpt from Article 14 of the current Certificate of Incorporation)

1.

If a unitholder neither attends a general meeting of unitholders nor exercises voting rights, such unitholder shall be deemed to have voted affirmatively to the proposal submitted to the general meeting of unitholders (except for any conflicting proposals if multiple proposals have been submitted).

2.

The number of voting rights held by the unitholders deemed to have voted affirmatively for the proposal pursuant to the preceding paragraph shall be included in the number of voting rights of unitholders present.

3.

The provisions of the preceding two paragraphs shall not apply (i) if unitholders who continue to hold 1/100 or more of the total number of investment units outstanding for six months or longer notify MTH (if the convener is a person other than an Executive Director or a Supervisory Director, both MTH and the convener) that they are opposed to the proposal within two weeks from whichever comes first of the date on which MTH announces that proposals concerning each of the following items will be submitted to the general meeting of unitholders on the website of MTH or the date announced by the convener in a similar manner, or (ii) if MTH states opposition to a proposal in the notice of convocation or announce it on the website of MTH.

(1)	Appointment or dismissal of Executive Director or Supervisory Directors

(2)	Conclusion or termination of an asset management agreement with an asset management company (defined in Article 38)

(3)	Dissolution

(4)	Merger of investment units

(5)	Exemption of liability of Executive Director, Supervisory Directors or accounting auditor

4.	The provisions of Paragraph 1 and Paragraph 2 shall not apply to proposals for amendment of the Certificate of Incorporation amending this Article.

To unitholders in the United States:

This share exchange is made for the securities of a Japanese company. The share exchange is subject to disclosure requirements of Japan that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with Japanese accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under U.S. federal securities laws, since the issuer is located in Japan, and some or all of its officers and directors may be residents of Japan. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the share exchange, such as in open market or privately negotiated purchases.

Disclaimer: This document has been translated from the Japanese-language original for reference purposes only. While this English translation is believed to be generally accurate, it is subject to, and qualified by, in its entirety, the Japanese-language original. Such Japanese-language original shall be the controlling document for all purposes.

1. Date and Time	January 31, 2023 (Tuesday) 10:00 a.m. (JST) (Reception is scheduled to open at 9:30 a.m. (JST))

2. Venue	1-8-1 Marunouchi, Chiyoda-ku, Tokyo Marunouchi Trust Tower North, 11th Floor Trust City Conference Marunouchi Room 2+3+4

3. Agenda of the General Meeting of Unitholders Matters to Be Resolved

Proposal No. 1	Approval of Merger Agreement with MORI TRUST Sogo Reit, Inc.

Proposal No. 2	Termination of Asset Management Agreement

Proposal No. 3	Partial Amendment to Certificate of Incorporation

End

•	Upon attending, please kindly submit the enclosed voting card to the reception at the venue.

•

If exercising voting rights by proxy, you are entitled to have one other unitholder with voting rights attend the general meeting of unitholders as your proxy. Please submit a document certifying the proxy authority (including the qualification of the proxy), along with the voting card, to the reception at the venue.

•	Method of notification of any amendment of reference documents for the general meeting of unitholders.

If matters to be stated in the reference documents for the general meeting of unitholders need to be amended, the amended matters will be posted on MTH’s website (http://www.mt-hotelreit.jp/en/).

•

We will not send notices regarding the results of resolutions for each proposal at the general meeting of unitholders. The notice of resolutions will be posted on MTH’s website (http://www.mt-hotelreit.jp/en/) after the closing of the general meeting of unitholders.

•

The “Management Status Report Meeting,” which was previously held by MORI TRUST Asset Management Co., Ltd., the asset management company of MTH, after the general meetings of unitholders, will not be held for the purpose of shortening the time spent by unitholders at the venue from the perspective of ensuring the safety of unitholders based on the spread of COVID-19 in Japan. We would like to ask for the understanding of our unitholders. Regarding the business results for the fiscal period ended August 2022, please refer to the MTH’s website (http://www.mt-hotelreit.jp/en/) for the presentation video on MTH’s financial results briefing and presentation materials.

•	We will not provide souvenirs for unitholders who attend the general meeting of unitholders.

We would like to ask for your kind understanding regarding this arrangement.

Measures to prevent COVID-19

In light of the infection status of COVID-19 in Japan, we plan to take the following measures to ensure the safety of our unitholders and prevent the spread of infection. We would like to ask for the understanding and cooperation of our unitholders.

<Requests to unitholders>

•

Voting rights at the general meeting of unitholders may be exercised in writing, so all unitholders are requested to refrain from attending the general meeting of unitholders to the extent possible, regardless of their personal health condition. Please consider exercising your voting rights by mailing the enclosed voting card in advance.

•

Unitholders who are considering attending the general meeting of unitholders, are asked to monitor their health, the infection status of COVID-19 on the day of the meeting, and the status of responses by administrative agencies, and not force themselves to attend.

•	In particular, if you are elderly, have underlying conditions, or are pregnant, please consider not attending the general meeting of unitholders.

<Requests to unitholders attending the venue>

•

At the venue on the day of the meeting, there is a possibility that there may not be enough seats available so as to ensure more space between unitholders, directors, and operational staff members of MTH. If a seat cannot be made available, you may not be able to enter the venue. We ask for your understanding of this possible arrangement in advance.

•

If you are attending the meeting, please wear a mask. We ask for your cooperation in disinfecting your hands with alcohol disinfectant provided at the reception desk. Please be aware that inability to cooperate may result in us denying you entry into the venue.

•

Your temperature will be checked at the reception desk. Please note in advance that if your temperature is 37.5°C or higher when measured or if you are displaying symptoms such as coughing, you may be asked to refrain from attending the general meeting of unitholders. Furthermore, please be aware that a staff member may refuse your entry or ask you to leave if you appear to be in a poor physical condition.

•	Please understand that directors and operational staff will, in principle, wear masks after confirming that there are no problems with their health.

•	Please arrive with ample time to spare because congestion is expected at the reception desk due to each of the above measures.

•	In addition to the above, necessary measures may be taken from the perspective of maintaining the order of the general meeting of unitholders. We ask for your understanding.

In addition, depending on future changes in the situation, notices regarding any changes in the above responses may be published on MTH’s website (http://www.mt-hotelreit.jp/en/), so please check for updates.

Reference Documents for the General Meeting of Unitholders

Proposals and Reference Matters

Proposal No. 1. Approval of Merger Agreement with MORI TRUST Sogo Reit, Inc.

MORI TRUST Sogo Reit, Inc. (“MTR”) and MORI TRUST Hotel Reit, Inc. (“MTH”) have resolved to undertake an absorption-type merger, with March 1, 2023, as the effective date, whereby MTR will be the surviving corporation and MTH will be the dissolving corporation in the merger (the “Merger”), and have also executed a merger agreement (the “Merger Agreement”) as of November 22, 2022.

1.	Reason for the Absorption-type Merger

The real estate investment trust securities market (the “J-REIT market”) plunged since February 2020 due to the spread of COVID-19. Backed by monetary easing policy and economic support measures taken in each country, recovery trend has been observed, but the current market has remained unstable affected by the concern about economic slowdown caused by monetary tightening to cope with rising inflation, the prolonged Ukraine crisis and other factors. The office market has faced lower occupancy rates and lengthened downtime mainly in large office buildings due to major corporations’ downsizing of offices and expansion of telework after the occurrence of COVID-19. In terms of hotels, with the start of nationwide travel support and the relaxation of border measures in countries around the world including Japan, hotel performance has now shown signs of recovery, and expectation for post-COVID-19 recovery of the hotel market is rising. However, domestic travel demand and inbound demand have not returned to the pre-COVID-19 level, still on the way to recovery.

The asset management company of MTR and MTH, MORI TRUST Asset Management Co., Ltd. (the “Asset Management Company” or “MTAM”) was established by the Mori Trust Group in February 2000 and operated as the asset management company of MTR, the comprehensive listed investment corporation mainly investing in offices in central Tokyo. MTAM merged with MORI TRUST Hotel Asset Management Co., Ltd., which was the asset management company of MTH, on March 1, 2019. Since then, MTAM has been functioning as the asset management company of MTR and MTH, having established a stable track record as their asset management company and improved their unitholder values.

MTR listed on the J-REIT market of the Tokyo Stock Exchange, Inc. (the “Tokyo Stock Exchange”) in February 2004, as an investment corporation concentrating its investment in competitive large properties mainly composed of office buildings in central Tokyo. Since the listing, MTR has continued carefully selected investments focusing on the medium- to long-term value of properties, and possesses 16 properties, totaling 324.7 billion yen (acquisition price basis) as of the end of October 2022. MTR has implemented an investment strategy with a focus on quality (location and grade) while assessing the market and operating performance, and responded to moving out of large tenants and other issues caused by the current COVID-19 pandemic by receiving sponsor support.

MTH listed on the J-REIT market of the Tokyo Stock Exchange in February 2017, as an investment corporation specializing in hotels concentrating its investment in the upper four grades in six hotel grades classified from the viewpoints of price range and brand while attentive to their “asset potential” which is the intrinsic real estate value. Having implemented growth strategies that leverage the development power and hotel management power cultivated for years by the Mori Trust Group, MTH possesses 5 properties, totaling 107.6 billion yen (acquisition price basis) as of the end of October 2022. Even in the declining phase of hotel revenue during the COVID-19 pandemic, MTH has maintained a certain level of distributions thanks to the rents supported by its sponsor, MORI TRUST CO., LTD. (“MORI TRUST”) based on the minimum guaranteed rent.

Each of these investment corporations has performed aiming for the medium- to long-term stabilized revenue and growth by leveraging its characteristics respectively, that is, stability of office assets for MTR and growth potential of hotel assets for MTH. However, MTR has challenges in the future growth potential in terms of office assets, which are its main investment targets, due to decreasing opportunities for newly obtaining large-scale prime properties and declining profitability caused by moving out of tenants triggered by COVID-19, while MTH has faced an issue of how to secure stable revenue concerning its investment target, hotel assets, because a risk of revenue fluctuation has become apparent during the COVID-19 pandemic. Accordingly, MTR and MTH have come to recognize an issue that they have limited opportunities for independent growth respectively. In order for MTR and MTH to mutually solve these issues and contribute to the continuous improvement of the unitholder value by creating a comprehensive REIT with offices and hotels as its core assets, which is truly equipped with asset potential, stability and growth potential, MTR and MTH agreed to start negotiation for merger and carefully proceeded with the deliberation. As a result, MTR and MTH have judged that building a portfolio equipped with stability of office assets and growth potential of hotel assets through the Merger and returning to a growth path by leveraging the sponsor support will lead to further improvement of the unitholder value; therefore, the Merger Agreement was made and entered by and between MTR and MTH.

MTR and MTH consider that the Merger has the following significance.

i) Pursue asset potential, stability and growth potential with offices and hotels as core assets

MTR and MTH concentrated investment in high-quality assets with a focus on asset potential, which is the intrinsic value of real estate, and this investment policy will be maintained after the Merger. In addition, after the Merger, it will become possible to pursue both stability and growth potential using offices that create stable cash flow and hotels having growth potential as core assets. In addition, properties and asset types are diversified, portfolio quality will be improved as well.

ii) Maximize the use of sponsor support and return to growth path

After the Merger, sponsor support will be continuously used at the maximum level to return to growth path.

In regard to the external growth, growth of asset size will be pursued through the maximum use of sponsor support. As a part of these initiatives, an additional purchase of Kamiyacho Trust Tower from the sponsor, MORI TRUST, will be made by using the purchasing capacity created by a decrease in Loan to Value (LTV), which is one of the effects of the Merger. This additional acquisition is considered to show the sponsor’s strong commitment to the investment corporation after the Merger (the “new MTR”).

In addition, the office assets and hotel assets which are on the recovery trend from lowered revenue due to COVID-19 are of asset type expected to grow in the recovery and growth phases of the post-COVID-19 market. They are also expected to contribute to the internal growth in the future. It is considered that both external and internal growth will become a growth driver.

iii) Strong governance by sharing profit with investors

After the Merger, the same-boat investment ratio by the sponsor Mori Trust group will be 29.2%, which is one of the largest in J-REIT. This enables cooperation in consideration of both parties’ growth and improvement of unitholder value from the medium- to long-term perspective. It is also planned to facilitate the cooperation system by introducing a new asset management fee system linked to profit per unit for further improvement of the linkage between unitholder values and compensation to the Asset Management Company after the Merger.

iv) Increase in market presence

After the Merger, the new MTR’s asset size will be approx. 471.1 billion yen (ranked No.14 in J-REIT), which will improve its market presence and is expected to expand the investor base. This will result in expansion of market capitalization and improved liquidity of investment units, and is expected to increase unitholder value.

Through these four points of significance of the Merger, the new MTR aims to improve unitholder value based on the medium- to long-term stable management primarily using offices that generate stable cash flow and hotels with growth potential.

(Note)	The asset size after the Merger is calculated by totaling the asset size of MTR and MTH. The asset size of MTR is assumed to be the total of acquisition price of the properties in the portfolio as of the end of October 2022, reflecting the acquisitions and sales of the properties from November 1, 2022 to the effective date of the Merger. The asset size of MTH is assumed to be the appraisal values of the properties as of the end of August 2022. The asset sizes of the other investment corporations are those including properties that the other investment corporations announced acquisition and sale thereof as of the end of October, 2022 (acquisition (planned) price basis). Therefore, it is not guaranteed that the new MTR will have asset size ranked No.14 in J-REIT as of the effective date of the Merger. In regard to the asset size after the Merger, because it is planned that MTH’s assets will be succeeded with the purchase method by MTR as the surviving corporation, the asset size will not be a simple sum of the total (scheduled) acquisition price of MTR and the appraisal values of MTH as of the end of August 2022.

We ask all unitholders to support the aim of the merger and to approve the merger agreement.

2.	Overview of Details of the Merger Agreement

The details are as stated in Attachment 1 from pages 24 to 41.

3.	Overview of Particulars Listed in Article 193, paragraph (1), items (i) to (iii) of the Regulation for Enforcement of the Act on Investment Trusts and Investment Corporations

(1)	Particulars concerning the adequacy of consideration for merger

(i)

The total amount of consideration for the merger to be delivered at the time of the absorption-type merger, the number of investment units of the corporation surviving in the absorption-type merger to be delivered to the unitholders of the corporation dissolving in the absorption-type merger at the time of the absorption-type merger, or the method for calculating such units; and particulars concerning the adequacy of the provisions concerning the allotment of investment units of the surviving corporation in the absorption-type merger to the unitholders of the corporation dissolving in the absorption-type merger.

(a)	Number of MTR investment units or the amount of money allocated per investment unit of MTH

	MTR (Surviving corporation in the absorption-type merger)	MTH (Dissolving corporation in the absorption-type merger)
Allocation of investment units under the Merger	1	1.84
		(Reference) Before the Investment Unit Split 0.92

(Note 1)	The number of new MTR investment units to be issued as a result of the Merger (the number of units after the Investment Unit Split of MTR): 920,000

(Note 2)	MTR plans to split one investment unit into 2 investment units with February 28, 2023 as the record date for splitting the investment units and March 1, 2023 as the effective date of the split; the allocation ratio shown above and the number of new investment units MTR will allocate and deliver are subject to the Investment Unit Split taking effect. If 0.92 MTR investment units are allocated and delivered against 1 MTH investment unit on the basis of the merger ratio before the Investment Unit Split, there will be many MTH unitholders being allocated fractions of less than one MTR investment unit. To make it possible for MTH unitholders to continue holding MTR investment units after the Merger, a split of MTR investment units will be carried out before the allocation towards MTH unitholders, in the ratio of two MTR investment units to one MTR investment unit for the purpose of delivering to all MTH unitholders at least one MTR investment unit, and for every one MTH investment unit, 1.84 MTR investment unit post- Investment Unit Split will be allocated and delivered.

(Note 3)	In addition to the abovementioned investment units, MTR intends to pay MTH unitholders (the unitholders stated or recorded in the final unitholders’ register on the day before the effective date of the Merger (excluding MTR, MTH and those MTH unitholders who have demanded the purchase of their investment units pursuant to Article 149-3 of the Act on Investment Trusts and Investment Corporations (Act No. 198 of 1951, as amended; the “Investment Trusts Act”) (excluding those who have withdrawn such demand for purchase) (hereinafter referred to as the “Unitholders Subject to Allocation”), in lieu of cash distributions for the last business period of MTH which ends the day before the effective date of the Merger, the money delivered due to the Merger in the form of cash distribution based on MTH’s distributable income for that same period of an amount (disregarding fractions of a yen) which is the quotient resulting from a division of the amount of MTH’s distributable income on the date before the effective date of the Merger by the number of issued MTH investment units on that date as reduced by the number of investment units held by unitholders other than the Unitholders Subject to Allocation. The money delivered due to the Merger will be paid within a reasonable period from the effective date of the Merger.

(2)	Basis for Calculation

MTR has appointed SMBC Nikko Securities Inc. (“SMBC Nikko Securities”), and MTH has appointed Mizuho Securities Co., Ltd. (“Mizuho Securities”), respectively, as their financial advisors for the Merger. MTR and MTH have requested their respective financial advisors to conduct financial analysis with regard to the merger ratio used in the Merger in order to calculate the merger ratio used in the Merger in a fair manner.

The summaries of the analyses respectively conducted by SMBC Nikko Securities and Mizuho Securities indicate figures prior to taking into consideration the Investment Unit Split, by MTR, of one investment unit into two investment units as mentioned above in “(a) Number of MTR investment units or the amount of money allocated per investment unit of MTH”.

SMBC Nikko Securities has determined to adopt four individual valuation methods to calculate the merger ratio based on its own analysis on the financial information of MTR and MTH as well as the terms and conditions of the Merger. Because the investment units of MTR and MTH are both listed and the market prices are available, SMBC Nikko Securities conducted the historical unit price analysis. Because there are multiple listed investment corporations comparable to each of MTR and MTH and analogical estimates of the investment unit values based on the comparable investment corporations are possible, SMBC Nikko Securities also conducted the comparable trading multiple analysis. In addition, SMBC Nikko Securities conducted the dividend discount model analysis (“DDM”) as a method of valuation and analysis of the investment unit values based on dividends that unitholders of MTR and MTH are expected to receive in the future, and for the purpose of reflecting the market values of the properties held by each of MTR and MTH, SMBC Nikko Securities also conducted the adjusted net asset value analysis. The calculated ranges of the merger ratio shown below are those of the number of MTR investment units to be allocated for each investment unit of MTH.

Valuation Method	Ranges of the merger ratio
Historical Unit Price Analysis	0.92~0.96
Comparable Trading Multiple Analysis	0.66~0.98
Dividend Discount Model Analysis	0.72~1.08
Adjusted Net Asset Value Analysis	0.92

In the Historical Unit Price Analysis, the simple average of the closing prices of investment units for the one-month period, three-month period and six-month period from November 21, 2022, which is set as the base date, has been adopted, after taking into account the recent status of market transactions of the investment units of MTR and MTH. For details of the supplemental explanation regarding the assumptions and disclaimers of SMBC Nikko Securities’ analysis, please refer to (Note 1) at the end of this section.

In the future business plans of MTR and MTH (future business plans made independently by MTR and MTH and not assuming the Merger) assumed in the dividend discount model analysis by SMBC Nikko Securities, the fiscal years in which a significant increase or decrease in income is expected in MTH’s business plan have been included, and MTH’s operating income, ordinary income and net income for the fiscal period ending February 2023 are expected to decrease significantly compared with those for the fiscal period ended August 2022. This is mainly attributable to the fact that gain on sale of real estate, etc. due to the partial transfer of Courtyard by Marriott Tokyo Station (“Courtyard Tokyo”) has been recorded in the fiscal period ended August 2022 and that 11/12 of the difference (shortfall) between the total rent and the minimum annual guaranteed rent for Courtyard Tokyo and Courtyard by Marriott Shin-Osaka Station (“Courtyard Shin-Osaka”) between October 2021 and September 2022 has been added to the rent for the fiscal period ended August 2022, while the total rent for Shangri-La Tokyo between April 2022 and March 2023 is assumed to exceed the minimum annual guaranteed rent and thus no difference between the total rent and the minimum annual guaranteed rent is assumed to arise in the fiscal period ending February 2023.

In addition, MTH’s operating income, ordinary income and net income for the fiscal period ending August 2023 are expected to increase significantly compared with those for the fiscal period ending February 2023. This is mainly attributable to the fact that 11/12 of the difference (shortfall) between the total rent and the minimum annual guaranteed rent for Courtyard Shin-Osaka between October 2022 and September 2023 is assumed to be added to the rent for the fiscal period ending August 2023 as well as the expected rise in variable rent against the backdrop of the recovery of business performance at hotels due to the continuing upward trend of domestic travelers and inbound tourists.

Mizuho Securities has determined to adopt four individual valuation methods to calculate the merger ratio based on its own analysis on the financial information of MTR and MTH as well as the terms and conditions of the Merger. Because the investment units of MTR and MTH are both listed and the market prices are available, Mizuho Securities conducted the historical unit price analysis. Because there are multiple listed investment corporations comparable to each of MTR and MTH and analogical estimates of the investment unit values based on the comparable investment corporations are possible, Mizuho Securities also conducted the comparable trading multiple analysis. In addition, Mizuho Securities conducted the dividend discount model analysis (“DDM”) as a method of valuation and analysis of the investment unit values based on dividends that unitholders of MTR and MTH are expected to receive in the future, and for the purpose of reflecting the market values of the properties held by each of MTR and MTH, Mizuho Securities also conducted the adjusted net asset value analysis. The calculated ranges of the merger ratio shown below are those of the number of MTR investment units to be allocated for each investment unit of MTH.

Valuation Method	Ranges of the merger ratio
Historical Unit Price Analysis	0.92~0.97
Comparable Trading Multiple Analysis	0.83~1.03
Dividend Discount Model Analysis	0.89~1.12
Adjusted Net Asset Value Analysis	0.92

In the Historical Unit Price Analysis, the simple average of the closing prices of investment units as of the base date, for the five business days, the one-month period, three-month period and six-month period from November 21, 2022, which is set as the base date, has been adopted, after taking into account the recent status of market transactions of the investment units of MTR and MTH. For details of the supplemental explanation regarding the assumptions and disclaimers of Mizuho Securities’ analysis, please refer to (Note 2) at the end of this section.

In the future business plans of MTR and MTH (future business plans made independently by MTR and MTH and not assuming the Merger) assumed in the dividend discount model analysis by Mizuho Securities, the fiscal years in which a significant increase or decrease in income is expected in MTH’s business plan have been included, and MTH’s operating income, ordinary income and net income for the fiscal period ending February 2023 are expected to decrease significantly compared with those for the fiscal period ended August 2022. This is mainly attributable to the fact that gain on sale of real estate, etc. due to the partial transfer of Courtyard Tokyo has been recorded in the fiscal period ended August 2022 and that 11/12 of the difference (shortfall) between the total rent and the minimum annual guaranteed rent for Courtyard Tokyo and Courtyard Shin-Osaka between October 2021 and September 2022 has been added to the rent for the fiscal period ended August 2022, while the total rent for Shangri-La Tokyo between April 2022 and March 2023 is assumed to exceed the minimum annual guaranteed rent and thus no difference between the total rent and the minimum annual guaranteed rent is assumed to arise in the fiscal period ending February 2023.

In addition, MTH’s operating income, ordinary income and net income for the fiscal period ending August 2023 are expected to increase significantly compared with those for the fiscal period ending February 2023. This is mainly attributable to the fact that 11/12 of the difference (shortfall) between the total rent and the minimum annual guaranteed rent for Courtyard Shin-Osaka between October 2022 and September 2023 is assumed to be added to the rent for the fiscal period ending August 2023 as well as the expected rise in variable rent against the backdrop of the recovery of business performance at hotels due to the continuing upward trend of domestic travelers and inbound tourists.

(Note 1)	In analyzing the above merger ratio, SMBC Nikko Securities has relied on the information provided by MTR and MTH and publicly available information assuming that all such materials and information are accurate and complete, without independent verification of the accuracy or completeness of those materials and information. In addition, SMBC Nikko Securities did not make any independent valuation, appraisal, or assessment of the assets or liabilities (including off-balance-sheet assets and liabilities and any other contingent liabilities) of MTR and MTH, nor has SMBC Nikko Securities requested any such appraisal or assessment from a third-party institution. Further, SMBC Nikko Securities has assumed that the financial projections provided by MTR and MTH have been prepared in a reasonable manner to reflect the best currently available estimates and judgments by the management of each of MTR and MTH. The analysis of the above merger ratio by SMBC Nikko Securities was based on the above information that was available as of November 21, 2022.

SMBC Nikko Securities has prepared its analysis solely for the Board of Directors of MTR for the purpose of deliberating the Merger and the analysis may not be definitively relied upon or used for any other purpose or by any other third party. In addition, SMBC Nikko Securities will not provide any opinion or recommendation on voting by any of the unitholders of MTR or MTH with respect to the Merger or any other proposed transaction.

(Note 2)	In calculating the merger ratio, Mizuho Securities has relied on the publicly available information considered by Mizuho Securities; information provided by MTR and MTH or the Asset Management Company; financial and other information discussed between Mizuho Securities and MTR and MTH or between Mizuho Securities and the Asset Management Company; all other information that become substantial basis for calculating the merger ratio, assuming that all such materials and information are accurate and complete. Mizuho Securities has not independently verified the accuracy or completeness of such information, nor assumes responsibility or liability to independently verify them. The contents written in the merger ratio calculation report may be different if there is a material error in the information provided to Mizuho Securities or discussed by Mizuho Securities with MTR and MTH or their asset managers or in case that there are facts and circumstances that are not disclosed at the time of issuance of the merger ratio calculation report or that occurred after the time of issuance of the merger ratio calculation report (including facts that potentially existed at the time of issuance of the merger ratio calculation report and became apparent thereafter) Mizuho Securities assumes that the executive directors of MTR and MTH are unaware of any fact that could render the information provided to or discussed with Mizuho Securities incomplete or misleading. In addition, Mizuho Securities does not independently evaluate or appraise the assets and liabilities (including derivative transactions, off-balance-sheet assets and liabilities, and other contingent liabilities) or allowances of MTR and MTH. Mizuho Securities has not been independently provided with an evaluation or appraisal from a third party, nor has it requested them from a third party. Mizuho Securities is not obligated to inspect the properties or facilities of MTR and MTH, and does not evaluate the unitholders’ capital, solvency or fair value of MTR and MTH in accordance with laws related to bankruptcy, etc.

In the calculation of the merger ratio, Mizuho Securities uses assumptions that Mizuho Securities deems reasonable and appropriate if information is not provided or disclosed by MTR and MTH or their asset managers; even if information is provided or disclosed, the impact of the investment unit value of MTR and MTH is currently unknown; or if Mizuho Securities could not use the information as a basis for evaluation even using other methods. If it turns out that Mizuho Securities’ assumptions differ in material respects from the facts, Mizuho Securities does not verify the impact that will have on MTR and MTH’s future financial position.

Mizuho Securities assumes that financial forecasts and other future information disclosed by MTR and MTH or their asset managers are reasonably prepared and created by executive directors of MTR and MTH or officers and employees of their asset managers based on the best forecasts and judgment of business forecasts and financial conditions available at the time. Mizuho Securities relies on these assumptions, financial forecasts, and business plans without independently verifying the feasibility of the above assumptions, financial forecasts, and business plans, and does not express any views regarding the analysis referred to in the merger ratio calculation report, forecasts, or assumptions underlying them. Mizuho Securities is not a legal, regulatory or tax-related expert and has relied on the evaluations made by external experts of MTR and MTH regarding such matters. The Merger is assumed to be a non-taxable transaction under the Japanese Corporation Tax Act.

The calculation results of Mizuho Securities were submitted by Mizuho Securities to MTH at the request of MTH for the sole purpose of serving as a reference for MTH’s Board of Directors to determine the merger ratio. Mizuho Securities does not express an opinion on the adequacy of the merger ratio.

(3)	Background to Calculations

As a result of discussions and negotiations over an extended period comprehensively taking into consideration such factors as the financial performance and state of the assets and liabilities of each of MTR and MTH, their future business prospects, the merits of the Merger and the results of the financial analyses performed by their respective financial advisors, MTR and MTH determined that the above merger ratios are fair and executed the Merger Agreement.

(4)	Relationships with the Financial Advisors

Neither SMBC Nikko Securities nor Mizuho Securities is deemed a related party of MTR or MTH pursuant to Article 67, Paragraph 4 of the Ordinance on Accounting at Investment Corporations (Cabinet Office Ordinance No. 47 of 2006; including subsequent amendments) and neither has any material interests to be disclosed with respect to the Merger.

(5)	Measures to Ensure Fairness

i)	Measures to ensure fairness in assessing the propriety of the Merger and the merger ratio

Each of MTR and MTH is entrusting its asset management functions to MTAM. MTAM has organized the responsible managers (MTR: Head of Sogo REIT Management Division / MTH: Head of Hotel REIT Management Division) and asset management divisions (MTR: Sogo REIT Management Division / MTH: Hotel REIT Management Division) consisting of different members for each of MTR and MTH individually in assessing the Merger and providing advice and support to the Board of Directors of MTR and MTH, and established a complete system to block transmission of information by setting up an appropriate information wall between each of the asset management division. In addition, when it is necessary to communicate information causing concerns over conflict of interest between each of the asset management division in the course of assessing the Merger, such information is communicated through each of the abovementioned financial advisors appointed by each of MTR and MTH individually, in order to prevent asset management divisions from having direct contact with each other.

In the course of assessing the Merger, each responsible manager and each of the asset management division reported on a timely basis the status of its assessment to the Board of Directors of MTR and MTH each composed of one executive director and supervisory directors (MTR: two persons / MTH: two persons), whose independence from the asset management company is ensured in terms of the Investment Trust Act, and all material matters of its assessments were deliberated and approved by the Board of Directors of MTR and MTH.

In addition, since executive directors of MTR and MTH concurrently serve as officers of MTAM and have a conflict of interest with MTAM, they do not participate in resolutions for approval of the Merger Agreement at meetings of the Board of Directors of MTR and MTH regarding the approval of the conclusion of the Merger Agreement.

In connection with the Merger, MTAM will receive merger fees and management fees relating to the management after the Merger becomes effective from MTR, which will be the surviving investment corporation in the Merger, pursuant to the provisions of MTR’s Certificate of Incorporation and the asset management agreement with MTR, but the amount of both fees will not be affected by the merger ratio of the Merger. Furthermore, MTR appointed Nishimura & Asahi, and MTH appointed Mori Hamada & Matsumoto, respectively, as its legal advisor for the Merger, and received advice concerning the methodology and process relating to the procedures and decision-making process for the Merger.

ii)	Measures to ensure fairness in the calculation of the merger ratio

As discussed in (2) through (4) above, each of MTR and MTH has requested its respective financial advisor to perform financial analysis in regard to the merger ratio and the merger ratio was determined by comprehensively taking into account the results of such analyses together with other factors.

In order to ensure the fairness of the Merger and for the benefit of its unitholders, MTR obtained from SMBC Nikko Securities, an independent third-party financial advisor, a merger ratio calculation report providing an analysis from a financial perspective based on certain assumptions in regard to the allocation of investment units under the Merger.

Given the above, MTR’s Board of Directors concluded that sufficient measures have been taken to ensure the fairness of the Merger.

In order to ensure the fairness of the Merger and for the benefit of its unitholders, MTH obtained from Mizuho Securities, an independent third-party financial advisor, a merger ratio calculation report providing an analysis from a financial perspective based on certain assumptions in regard to the allocation of investment units under the Merger.

Given the above, MTH’s Board of Directors concluded that sufficient measures have been taken to ensure the fairness of the Merger.

MTR and MTH did not, however, obtain written opinions (so-called “fairness opinions”) from their respective financial advisors to the effect that the merger ratio is reasonable from a financial perspective for their respective unitholders.

(ii)	Reasons for choosing money as part of the merger consideration

After the Merger, MTR, which is the company surviving the absorption-type merger, is scheduled to pay to the unitholders subject to allocation the money delivered due to the Merger that matches the amount of cash distribution during the final business period (the amount obtained by dividing the amount of distributable profits of MTH on the day before the effective date of the Merger by the number of investment units remaining after deducting the number of investment units held by unitholders other than the unitholders subject to allocation from the total number of investment units issued and outstanding on the day before the effective date of the Merger (rounded down to the nearest yen)) within a reasonable period following the effective date of the Merger as the money equivalent to cash distribution (distribution of profit) for the final business period of MTH which will end on the day before the effective date of the Merger.

(iii)	Particulars concerning the adequacy of provisions concerning particulars concerning the total amount of capital contribution of the corporation surviving in the absorption-type merger

The amount by which the total unitholders’ capital and the capital surplus of MTR will increase upon the Merger shall be as follows; provided, however, that MTR and MTH may change such amount upon agreement through consultation, taking into consideration the financial conditions of MTR and MTH on the day immediately preceding the effective date of the Merger.

(a)	Unitholders’ Capital: 0 yen

(b)

Capital Surplus: The amount obtained by deducting the amount set out in the (a) above from the amount of increase or decrease in the unitholders’ equity, etc., set out in Article 22, Paragraph 1 of the Ordinance on Accountings of Investment Corporations

(2)	Particulars that will serve as a reference with regard to the consideration for merger

(i)	Provisions of the Certificate of Incorporation of the Surviving Corporation

The details are as stated in Attachment 2 from pages 42 to 62. In addition, as stated in the Merger Agreement in Attachment 1, MTR will hold a general meeting of unitholders and, subject to the Merger taking effect as a condition precedent, will seek approval for a proposal to amend the Certificate of Incorporation on the effective date of the Merger as stated in Merger Agreement Exhibit 7.1 (Proposed Amendments of the Certificate of Incorporation) of Attachment 1.

(ii)	Particulars concerning the method of conversion of investment units to be delivered as consideration for the merger

(a)	Market where the relevant investment units are tradedTokyo Stock Exchange Real Estate Investment Trust Securities Market

(b)

Persons who provide intermediary, brokerage, or agency services for transactions of the relevant investment unitsSecurities companies, etc. that are trading participants or members of the stock exchange listed in (a) above.

(iii)	Particulars concerning the market price of the investment units to be delivered as consideration for the merger

The monthly highest and lowest investment unit prices (closing prices) for MTR over the last six months are as follows.

Month	Jun. 2022	Jul. 2022	Aug. 2022	Sep. 2022	Oct. 2022	Nov. 2022
Highest (yen)	144,000	147,200	147,400	146,600	148,300	149,600
Lowest (yen)	135,400	138,700	142,800	137,700	134,500	143,600

(3)	Particulars related to financial statements, etc.

(i)	Particulars concerning the corporation surviving the absorption-type merger

①	The contents of the financial statements, asset investment reports, and statements related to the distribution of money pertaining to the latest business periodPlease refer to Attachment 3.

②

Details of the disposition of important property, the assumption of a material obligation, or events that may have a significant influence on the status of the property of the investment corporation that have occurred after the last day of the latest business period

A.

In conjunction with the Merger, MTR submitted a proposal to change the accounting periods from the current end of March and end of September to the end of February and end of August as Proposal No. 2 at the general meeting of unitholders of MTR. If the aforementioned amendment is approved at the general meeting of unitholders, the last fiscal period of MTR before the effective date of the Merger will be a five-month period from October 1, 2022, to February 28, 2023.

B.	MTR has decided to conduct a split of investment units as follows.

(a)	Purpose of the split

The merger will be conducted through an absorption-type merger with MTR as the surviving corporation, and the merger ratio before considering the split of investment units will be 0.92 for MTH in relation to 1 for MTR. However, with this merger ratio, 0.92 investment units of MTR will be allotted and delivered per 1 investment unit of MTH, and there will be many unitholders of MTH with less than 1 investment unit of MTR. Therefore, in order to deliver 1 or more investment units of MTR to all unitholders of MTH and enable the unitholders of MTH to continue to hold investment units of MTR after the Merger, we have decided to split the investment units at a ratio of 2 units per 1 investment unit of MTR.

(b)	Method of split

The investment units owned by the unitholders listed or recorded in the final unitholder registry on February 28, 2023, the day before the effective date of the Merger, will be split at a ratio of 2 for 1. Subject to the condition that the Merger Agreement has not been canceled, the split of investment units will take effect on March 1, 2023, the effective date of the Merger.

C.

On July 29, 2022, MTR concluded a sale and purchase agreement with Mori Trust to acquire real estate trust beneficiary rights for one office property (Sendai MT Building) with February 28, 2023, August 31, 2023 and February 29, 2024 as the acquisition dates. Furthermore, on July 29, 2022, MTR concluded a sale and purchase agreement with Mori Trust to sell real estate trust beneficiary rights for one office property (Shinbashi Ekimae MTR Building) with February 28, 2023, August 31, 2023 and February 29, 2024 as the transfer dates.

D.

On November 22, 2022, MTR concluded a sale and purchase agreement with Mori Trust to acquire real estate trust beneficiary rights for one office property (Kamiyacho Trust Tower) with March 1, 2023, as the acquisition date. Note that in the sale and purchase agreement, on the cancellation condition of the Merger not taking effect by (including on) the scheduled acquisition date (hereinafter referred to as the “Cause”), 2/10 of the co-ownership interest in building number “Toranomon 4-24-6-1401” included in the asset to be acquired (Kamiyacho Trust Tower) is automatically excluded from the sale and purchase.

(ii)	Particulars concerning the corporation dissolving in the absorption-type merger

Details of the disposition of important property, the assumption of a material obligation, or events that may have a significant influence on the status of the property of the investment corporation that have occurred after the last day of the latest business period

Not applicable.

Proposal No. 2. Termination of Asset Management Agreement

With the Merger, MTH has resolved to terminate the asset management agreement executed between MTH and MTAM as of March 1, 2023, the effective date of the Merger, on the condition that the Merger becomes effective, and MTH requests its unitholders’ approval regarding the termination.

MTR has concluded an asset management agreement with MTAM, and even after the merger with MTH, MTAM will continue to manage the assets of MTR, which is the corporation surviving in the absorption-type merger.

This agenda item is subject to the approval of the agenda on the approval of the Merger Agreement as described above in “Proposal No. 1. Approval of Merger Agreement with MORI TRUST Sogo Reit, Inc.” as proposed.

Proposal No.3. Partial Amendments to Certificate of Incorporation

1. Reason for the Amendments

(1)	Amendment proposal related to Article 9, Paragraph 5

As the amendments prescribed in the proviso to Article 1 of the Supplementary Provisions of the Act for Partial Amendment of the Companies Act (Act No. 70 of 2019) (including any amendments to the Act on Investment Trusts and Investment Corporations, etc. relating thereto) came into effect on September 1, 2022, and the Certificate of Incorporation of MTH is deemed to have been amended on the same day to include provisions stating that it shall take measures to electronically provide reference materials, etc. concerning the General Meeting of Unitholders, MTH will stipulate such amendments to provide clarification and shall stipulate to confine a range of matters to be listed in the document to be delivered to unitholders who request delivery of the document.

(2)	Amendment proposal related to Article 34, Paragraph 1, Item 5 and 7

With the application of the Accounting Standard for Financial Instruments (Accounting Standards Board of Japan Statement No. 10) revised on July 4, 2019 (including related accounting standards and application guidelines which were newly established or revised), amendments to provisions will be made to the asset evaluation methods.

(3)	Other

In addition to the above, the necessary amendments will be made for necessary wording changes.

2.	Details of the Amendments

Part of the current Certificate of Incorporation will be revised as shown in the proposed amendments below.

(Amended parts are underlined.)

Current Certificate of Incorporation	Proposed Amendments
Chapter 3. General Meeting of	Chapter 3. General Meeting of
Unitholders	Unitholders

Article 9 (Convocation and Holding of Meetings)	Article 9 (Convocation and Holding of Meetings)

1 to 4 (Text Omitted)	1 to 4 (Unchanged)

(New)

5.  MTH shall deliver information in reference documents for general meetings of unitholders in electronic format. Furthermore, MTH may exclude all or part of the information specified in the Regulation for Enforcement of the Act on Investment Trusts and Investment Corporations (Order of the Prime Minister’s Office No. 129 of November 17, 2000, as amended; hereinafter referred to as “Ordinance for Enforcement of Investment Trust Act”) as part of the information provided in electronic format from the information delivered in writing to an investment unitholder who has requested written documents by the record date for voting rights.

Article 27 (Basic policy for asset management)	Article 27 (Basic policy for asset management)

MTH manages assets with consideration for “asset value,” “stability” and “growth potential” with the aim of achieving steady growth of assets and securing stable earnings for the purpose of maximizing unitholder value with the objective of managing assets primarily as investments in real property and other assets (meaning, of the real property and other assets specified in Article 105, item (i)(f) of the Regulation for Enforcement of the Act on Investment Trusts and Investment Corporations (Order of the Prime Minister’s Office No. 129 of November 17, 2000, as amended; hereinafter referred to as “Investment Trust Enforcement Regulation”), real property, rights of lease of real property, superficies rights and beneficial interests of trusts in which only these assets are entrusted), or issued shares of a corporation provided in Article 221-2, paragraph (1) of the Investment Trust Enforcement Regulation (hereinafter referred to as “foreign real property holding corporation”) (limited to cases where the number of the issued shares to be acquired exceeds the number obtained by multiplying the total number of the issued shares (excluding shares in the foreign real property holding corporation owned by that foreign real property holding corporation itself) by the rate specified in Article 221)).

MTH manages assets with consideration for “asset value,” “stability” and “growth potential” with the aim of achieving steady growth of assets and securing stable earnings for the purpose of maximizing unitholder value with the objective of managing assets primarily as investments in real property and other assets (meaning, of the real property and other assets specified in Article 105, item (i)(f) of the Ordinance for Enforcement of Investment Trust Act, real property, rights of lease of real property, superficies rights and beneficial interests of trusts in which only these assets are entrusted), or issued shares of a corporation provided in Article 221-2, paragraph (1) of the Investment Trust Enforcement Regulation (hereinafter referred to as “foreign real property holding corporation”) (limited to cases where the number of the issued shares to be acquired exceeds the number obtained by multiplying the total number of the issued shares (excluding shares in the foreign real property holding corporation owned by that foreign real property holding corporation itself) by the rate specified in Article 221)). Hereinafter the shame shall apply.

Hereinafter the shame shall apply.

Article 34 (Method of Asset Valuation, Criteria, and Record Date)	Article 34 (Method of Asset Valuation, Criteria, and Record Date)

1. (Omitted)	1. (Unchanged)

(1) to (4) (Omitted)	(1) to (4) (Unchanged)

(5)   Securities (those set forth in Article 29, paragraph 1, item (2), (ii) to (vi), item (3), (iii) to (vii), (ix), (x), (xvii), and (xxi)) If there is a published price for the relevant securities, the value calculated based on the final published price (trading price on a financial instruments exchange, price published by the Japan Securities Dealers Association, etc., or trading price in a trading system that can be traded or redeemed for cash as needed equivalent thereto; the same applies below.) shall be used. If the published price is not available, the valuation shall be calculated by a reasonable method. Furthermore, the published final price to be specified or the value calculated by a reasonable method shall be obtained by the same method every fiscal period, except in cases where the accuracy of the evaluation is enhanced. If neither the transaction price nor a value that can be reasonably calculated is available, evaluation may be performed at the acquisition cost.

(5)   Securities (those set forth in Article 29, paragraph 1, item (2), (ii) to (vi), item (3), (iii) to (vii), (ix), (x), (xvii), and (xxi)) Held-to-maturity bonds, shares in subsidiaries and shares in affiliates are evaluated at acquisition cost, and trading and other securities are evaluated at market value. However, stocks, etc. that do not have market prices shall be evaluated at acquisition cost.

(6) (Omitted)	(6) (Unchanged)

(7) Rights pertaining to derivative transactions (as set forth in Article 29, paragraph 1, item 3, (xx))	(7) Rights pertaining to derivative transactions (as set forth in Article 29, paragraph 1, item 3, (xx))

(i) Claims and obligations arising from transactions of derivatives listed on a financial instruments exchange Evaluated using the value calculated based on the closing price at the financial instruments exchange (closing price (quote if there is no closing price) (lowest bearish price disclosed or highest bullish price, the middle rate if both are disclosed)) on the record date. If no final price is available on the record date, valuation is based on the final price on the last day before the record date.

Claims and obligations arising from derivative trading are evaluated at market value. However, notwithstanding the provisions of the preceding paragraph, hedge accounting may be applied to those that meet the requirements for hedge accounting under the Accounting Standards for Financial Instruments and the Practical Guidelines for Financial Instruments Accounting. In addition, special treatment of interest-rate swaps, etc. may be applied to transactions that meet the requirements for special treatment of interest-rate swaps, etc. under the Accounting Standards for Financial Instruments and the Practical Guidelines for Financial Instruments Accounting. Note that appropriation treatment can be applied to transactions that satisfy the criteria under accounting principles for financial instruments for appropriation treatment for foreign currency-denominated transactions relating to forward exchange contracts under the Accounting Standards for Foreign Currency Transactions.

(ii)  Claims and obligations arising from transactions of derivatives not listed on a financial instruments exchange and without quotation The valuation shall be made using the value calculated by a reasonable method approximating market price. In addition, the best estimate shall be used for market valuation, but if it is considered extremely difficult to calculate a fair value, the valuation shall be made using the acquisition price.

(Deleted)

(iii)  Notwithstanding the provisions of the preceding paragraph, hedge accounting can be applied to those that meet the requirements for hedge accounting under the Accounting Standards for Financial Instruments and the Practical Guidelines for Financial Instruments Accounting. In addition, special treatment for interest-rate swaps, etc. may be applied to transactions that meet the requirements for special treatment for interest-rate swaps, etc. under the Accounting Standards for Financial Instruments and the Practical Guidelines for Financial Instruments Accounting. Note that appropriation treatment can be applied to transactions that satisfy the criteria under accounting principles for financial instruments for appropriation treatment for foreign currency-denominated transactions relating to forward exchange contracts under the Accounting Standards for Foreign Currency Transactions.

(Deleted)

(8) (Omitted)	(8) (Unchanged)

Other Reference Matters

If there are conflicting proposals among the proposals submitted to the general meeting of unitholders, the provisions on “deemed affirmative vote” provided in Article 93, paragraph (1) of the Act on Investment Trusts and Investment Corporations and Article 14 of the Certificate of Incorporation of MTH shall not apply to any of the conflicting proposals.

In addition, pursuant to the provision of paragraph (3) of the same article, with regard to the proposals specified in the items of the same paragraph, if minority unitholders who meet certain eligibility requirements indicate that they are opposed to the relevant proposal, the provision on “deemed affirmative vote” provided in the same article shall not apply to the relevant proposal.

Note that none of the above Proposal No. 1 to Proposal No. 3 are conflicting proposals, and as of December 23, 2022, no notice indicating opposition to the proposal has been received from minority unitholders for Proposal No. 2 to which Article 14, paragraph 3 of the Certificate of Incorporation of MTH applies.

End

Attachment 1

MERGER AGREEMENT

November 22, 2022

MERGER AGREEMENT

MORI TRUST Sogo Reit, Inc. (“MTR”) and MORI TRUST Hotel Reit, Inc. (“MTH”) enter into this merger agreement (the “Agreement”) as follows in relation to the merger between MTR and MTH (the “Merger”).

Article 1	Method of the Merger

In accordance with the provisions of this Agreement, MTR and MTH shall implement an absorption-type merger with MTR as the surviving corporation and MTH as the dissolving corporation under Article 147 of the Act on Investment Trusts and Investment Corporations (Act No. 198 of 1951, as amended; the “Investment Trusts Act”).

Article 2	Names and addresses of merging parties

The names and addresses of the surviving corporation and the dissolving corporation are as follows.

(1)	Name and address of the surviving corporation

Name: MORI TRUST Sogo Reit, Inc.

Address: 3-1 Toranomon 4-chome, Minato-ku, Tokyo

(2)	Name and address of the dissolving corporation

Name: MORI TRUST Hotel Reit, Inc.

Address: 3-1 Toranomon 4-chome, Minato-ku, Tokyo

Article 3	Split of MTR’s investment units

Subject to satisfaction of all conditions precedent set forth in Article 13, MTR shall split the investment units owned by the unitholders stated or recorded on the final unitholders register of MTR as of the day immediately preceding the effective date of the Merger (“Effective Date”) into 2 investment units for every one investment unit on the Effective Date (“Investment Unit Split”).

Article 4	Method for calculating the number of investment units to be issued and allotted at the time of the Merger and matters regarding the allotment

4.1

At the time of the Merger, MTR shall issue new investment units after the split in accordance with Article 3 in such number as is calculated by multiplying by 1.84 the aggregate number of investment units in MTH owned by the unitholders stated or recorded in the final unitholders register of MTH as of the day immediately preceding the Effective Date (excluding MTR, MTH, and the unitholders of MTH who have requested the purchase of their investment units in accordance with the provisions of Article 149-3 of the Investment Trusts Act (except for the unitholders who have withdrawn such request for the purchase); the “Allotted Unitholders”), and shall allot and deliver to the Allotted Unitholders 1.84 investment units in MTR after the split in accordance with Article 3 per 1 investment unit in MTH owned by the Allotted Unitholders. In this case, however, the effect of the allotment and delivery, as well as the Merger, shall be subject to the condition precedent that the Investment Unit Split takes effect on the Effective Date, and if the Investment Unit Split does not take effect on the Effective Date, MTR and MTH shall consult in good faith and reach an agreement for changing the Effective Date specified in Article 6 and for taking other necessary measures for the Merger to take effect.

4.2

In the case of the preceding paragraph, if there is any fraction of less than 1 investment unit in the investment units in MTR to be allotted to the Allotted Unitholders, MTR shall treat such fraction in accordance with the provisions of Article 149-17 of the Investment Trusts Act.

Article 5	Matters regarding total unitholders’ capital of the surviving corporation

The amount by which the total unitholders’ capital and the capital surplus of MTR will increase upon the Merger shall be as follows; provided, however, that MTR and MTH may change such amount upon agreement through consultation, taking into consideration the financial conditions of MTR and MTH on the day immediately preceding the Effective Date.

(1) Unitholders’ Capital: 0 yen

(2) Capital Surplus: The amount obtained by deducting the amount set out in the preceding item from the amount of increase or decrease in the unitholders’ equity, etc., set out in Article 22, Paragraph 1 of the Ordinance on Accountings of Investment Corporations (Cabinet Office Ordinance No. 47 of 2006, as amended)

Article 6	Effective Date

The effective date of the Merger shall be March 1, 2023; provided, however, that MTR and MTH may change the Effective Date upon agreement through consultation, if necessary in order to complete the procedures for the Merger or for any other reason.

Article 7	General meeting of unitholders

7.1

MTR shall hold a general meeting of unitholders on February 1, 2023 or a date separately determined by MTR and MTH upon agreement, and request such general meeting of unitholders to approve (i) this Agreement, in accordance with the provisions of Article 149-7, Paragraph 1 of the Investment Trusts Act, (ii) amendments to the Certificate of Incorporation as set forth in Exhibit 7.1 as of the Effective Date subject to the Merger taking effect, and other proposals separately determined by MTR and MTH upon agreement. However, this shall not apply if MTR and MTH separately agree through consultation.

7.2

MTH shall hold a general meeting of unitholders on January 31, 2023 or a date separately determined by MTR and MTH upon agreement, and request such general meeting of unitholders to approve (i) this Agreement, in accordance with the provisions of Article 149-2, Paragraph 1 of the Investment Trusts Act, (ii) termination of the asset management agreement between MTH and MORI TRUST Asset Management Co., Ltd. (“MTAM”) as of the Effective Date subject to the Merger taking effect, and other proposals separately determined by MTR and MTH upon agreement. However, this shall not apply if MTR and MTH separately agree through consultation.

Article 8	Post-merger trade name and related entities, etc. of MTR

8.1	MTR’s post-merger trade name shall be MORI TRUST REIT, Inc.

8.2

MTR’s asset manager (which shall mean an asset manager as referred to in Article 2, Paragraph 21 of the Investment Trusts Act; the same hereinafter), asset custody company (which shall mean an asset custody company as referred to in Article 2, Paragraph 22 of the Investment Trusts Act; the same hereinafter), administrative agent (which shall mean an administrative agent as referred to in Article 2, Paragraph 23 of the Investment Trusts Act to which the services set out in each item of Article 117 of the Investment Trusts Act shall be entrusted; the same hereinafter), and accounting auditor shall not be changed upon the Merger.

8.3

Subject to the effectiveness of the Merger, MTH shall, upon the Effective Date, terminate MTH’s asset management agreement with its asset manager, asset custody agreement with its asset custody company and administration agreements with its administrative agents, and any other agreement separately determined by MTR and MTH upon agreement; provided, however, that MTR shall succeed to the obligations of MTH to pay the fees that have to be paid under the agreements set forth in this paragraph that have not been paid as of the Effective Date.

8.4	Notwithstanding the preceding three paragraphs, MTR and MTH may change the provisions thereof upon agreement through consultation.

Article 9	Payment upon the Merger

In lieu of cash distribution to the unitholders of MTH for MTH’s fiscal period ending on the day immediately preceding the Effective Date (distribution of profits), MTR shall make a payment to the Allotted Unitholders upon the Merger. The amount of such payment shall be calculated by the following formula (with any fractional amount of less than one yen to be rounded down) per 1 investment unit in MTH owned by the Allotted Unitholders, and within a period after the Effective Date that is reasonable in consideration of the determination of profit for that fiscal period of MTH, the process of rendering payment upon the Merger, and other factors:

Amount of payment upon the Merger per 1 investment unit	=	Distributable profit of MTH as of the day immediately preceding the Effective Date
Outstanding investment units in MTH as of the day immediately preceding the Effective Date

In the formula set out above, the term “Distributable profit of MTH as of the day immediately preceding the Effective Date” shall mean the amount of profits as set forth in Article 136, Paragraph 1 of the Investment Trust Act as of the day immediately preceding the Effective Date, and the term “Outstanding investment units in MTH as of the day immediately preceding the Effective Date” shall mean the number of investment units calculated by deducting the number of investment units held by the unitholders of MTH other than the Allotted Unitholders from the outstanding number of investment units in MTH as of the day immediately preceding the Effective Date.

Article 10	Cash distribution

10.1

Until the Effective Date, MTR shall distribute 3,960,000,000 yen in total (3,000 yen per 1 investment unit) to unitholders or investment unit pledge holders stated or recorded on the final unitholders register of MTR as of September 30, 2022 as cash distributions for the fiscal period ended on September 30, 2022, and except for such cash distributions, MTR shall not pay any cash distributions to any unitholder or purchase investment units for consideration by agreement with any unitholder.

10.2

Until the Effective Date, MTH shall distribute 1,144,500,000 yen in total (2,289 yen per 1 investment unit) to unitholders or investment unit pledge holders stated or recorded on the final unitholders register of MTH as of August 31, 2022 as cash distributions for the fiscal period ended on August 31, 2022, and except for such cash distributions, MTH shall not pay any cash distributions to any unitholder or purchase investment units for consideration by agreement with any unitholder.

10.3

Notwithstanding the preceding two paragraphs, if the Effective Date is changed to a date after March 1, 2023, MTR and MTH will determine the treatment of cash distributions upon agreement through consultation.

Article 11	Succession of corporate property

On the Effective Date, MTR shall succeed to any and all assets, liabilities, rights and obligations of MTH existing as of the Effective Date.

Article 12	Covenants

12.1

From the execution date of this Agreement to the Effective Date, MTR and MTH shall each conduct their respective businesses and manage and operate their respective properties with the due care of a prudent manager, and cause their respective asset managers, asset custody companies, administrative agents, and other third parties to do the same, and shall obtain the prior consent of the other party before taking any action that might materially affect their respective assets, rights or obligations (including, but not limited to, issuance of investment units; issuance of investment corporation bonds (excluding issuance or borrowing for redemption of existing investment corporation bonds or repayment of existing borrowings) or new borrowing (excluding issuance or borrowing for redemption of existing investment corporation bonds or repayment of existing borrowings); conclusion or execution of agreement on sales or acquisition of properties, etc. (real properties or specified assets secured mainly by real properties; hereinafter the same), unless otherwise expressly provided for herein or in any other agreement executed as of the execution date of this Agreement. In addition, for the avoidance of doubt, even if expressly stipulated in this Agreement and based on the agreement that has been concluded as of the date of the conclusion of this Agreement, when the relevant contract is changed or terminated after the conclusion of this Agreement, it shall be conducted with the prior consent of the other party.

12.2

MTR and MTH shall immediately give notice to the other party, if, during the period on or before the Effective Date, either party learns of any event which may reasonably have a material impact on their business, financial condition, or the Merger (including, but not limited to, violations of contractual financial covenants and other provisions related to borrowing, violations of laws and regulations by MTR or MTH, and indications from authorities). In this case, MTR and MTH shall discuss and consider how to deal with such event in good faith and shall use best efforts to resolve such issues.

12.3

By the effective date, MTH shall obtain a memorandum from the contracting party to the effect that the following agreement will not be terminated due to cancellation or other reasons, or make arrangements for such purpose as may be separately agreed upon by MTR and MTH.

(i)	Sponsor support agreement dated November 1, 2016 between MTAM, MTH and Mori Trust Hotels & Resorts Co., Ltd.

12.4

MTR and MTH shall take practical measures necessary for MTR to succeed to MTH’s assets, liabilities and obligations associated with the Merger from the date of execution of this Agreement until it becomes effective, and provide necessary cooperation such as mutual information exchange and have each asset management company provide necessary cooperation to implement such measures.

Article 13	Conditions for the Merger

If any of the following preconditions for the Merger to take effect has not been met on the day preceding the Effective Date, or if it becomes clear that any of the following preconditions for the Merger to take effect have not been met by the day before the Effective Date, the contracting parties (excluding the party in case that fails to satisfy the preconditions due to a reason attributable to itself or its asset manager) to this Agreement may terminate this Agreement without assuming any liability or payment obligation to the other party by giving written notice to the other party before the Effective Date (provided that this shall not apply for any liability or payment obligation owed by the party which provided such notice pursuant to breach of any other provision of this Agreement)

(1)

Approval of each of MTR’s and MTH’s general meeting of unitholders that is necessary to execute the Merger or matters intended related to the Merger (approval of MTR’s general meeting of unitholders shall be the approval of proposals stipulated Article 7, Paragraph 1 (i) and (ii) and other proposals separately agreed upon by MTR and MTH; approval of MTH’s general meeting of unitholders shall be the approval of proposals stipulated Article 7, Paragraph 2 (i) and (ii) and other proposals separately agreed upon by MTR and MTH); completion of procedures in accordance with other applicable laws and regulations; completion of obtaining necessary permits and approvals;

(2)

neither MTR nor MTH is in breach of a contractual obligation (including those under this Agreement) or financial covenant or delayed in payment of a monetary debt (including taxes and other public charges); provided, however, that minor breaches and delays in payment shall be excluded;

(3)

there is no occurrence of any acceleration event (including any event that would constitute an acceleration event either with the passage of time or notice, or both), suspension of payments, or insolvency by MTR or MTH;

(4)

consent has been obtained from each financial institution lending money to MTR or MTH with respect to conducting the Merger and the basic borrowing conditions applicable on or after the effective date of the Merger (regarding the agreement related to the borrowing, including necessary measures separately agreed by MTR and MTH to ensure that there will be no violation of financial covenants, breach of covenants, or loss of time benefit at MTR after the Merger), and such consent has not been withdrawn;

(5)	MTR and MTH have reasonably confirmed that filing of Form F-4 is not required for the Merger under the U.S. Securities Act;

(6)	no petition for the commencement of bankruptcy procedures, civil rehabilitation procedures, or any other similar legal insolvency procedures is filed with respect to MTR or MTH;

(7)

MTR and MTH, as well as the asset manager of MTR and MTH, have not been subject to revocation of registration by a supervisory agency, suspension of all or a part of its business, or other administrative disposition that materially impairs, or has a materially adverse effect on, the implementation of the Merger; and

(8)	in addition to the above, there is no event which is reasonably judged to materially impede the Merger or to make it impracticable.

Article 14	Change of conditions for the Merger and termination of this Agreement

14.1

If, during the period from the execution date of this Agreement to the Effective Date, (i) there is any material change in the assets or the business condition of MTR or MTH, (ii) it is reasonably concluded that the implementation of the Merger has become impossible or impracticable, (iii) it becomes difficult to achieve the purpose of the Merger for any other reason, or (iv) it becomes clear that there are grounds to believe that any of the above circumstances may arise, then MTR and MTH may, upon agreement through consultation in good faith, change the conditions of the Merger or any other provisions of this Agreement, or terminate this Agreement.

14.2	The provisions of this paragraph and Articles 16 through 18 shall survive even if this Agreement is terminated pursuant to the preceding article or the preceding paragraph.

Article 15	Announcements

In the event MTR or MTH makes a public announcement in relation to the Merger such as the execution of this Agreement, its contents, or otherwise, the party shall make such announcement only with the prior consent of the other party hereto as to the announcement’s content, timing, method, etc.

Article 16	Costs and expenses

Each of MTR and MTH shall be responsible for its own expenses incurred by each of them before the Effective Date relating to the execution and performance of this Agreement (including, but not limited to, fees to legal counsels, certified public accountants, tax accountants, research companies, advisers and other experts appointed by each of them), and each of MTR and MTH shall record the expenses that it is responsible for as expenses for the fiscal period ending before the Effective Date; provided, however that this shall not apply to the expenses to be separately discussed and agreed upon between MTR and MTH.

Article 17	Governing law

This Agreement shall be governed by and construed in accordance with the laws of Japan.

Article 18	Jurisdiction

MTR and MTH agree that the Tokyo District Court shall be the court of first instance having exclusive jurisdiction in any dispute related to this Agreement.

Article 19	Good faith consultation

Any necessary matters concerning the Merger as well as those provided for in this Agreement shall be separately determined through mutual consultation by MTR and MTH in accordance with the purpose of this Agreement.

(The remainder of this page has been intentionally left blank.)

This Agreement has been prepared in two originals, to which each of MTR and MTH shall affix its name and seal and retain one original.

November 22, 2022

MTR        MORI TRUST Sogo Reit, Inc.

3-1 Toranomon 4-chome, Minato-ku, Tokyo

Executive Director    Masayuki Yagi

MTH        MORI TRUST Hotel Reit, Inc.

3-1 Toranomon 4-chome, Minato-ku, Tokyo

Executive Director    Nobuyuki Aizawa

Exhibit 7.1 (Proposed Amendments to the Certificate of Incorporation)

Proposed Amendments to the Certificate of Incorporation

(Amended parts are underlined.)

Current Certificate of Incorporation	Proposed Amendments

Article 1 (Trade Name) This investment corporation’s trade name is MORI TRUST Sogo Reit,Inc.	Article 1 (Trade Name) This investment corporation’s trade name is MORI TRUST REIT, Inc.

Article 5 (Total number of authorized investment units) 1. The total number of authorized investment units shall be 10,000,000. 2 (Text omitted)	Article 5 (Total number of authorized investment units) 1. The total number of authorized investment units shall be 20,000,000. 2 (Unchanged)

Article 9 (Convocation)

1.  General Meetings of Unitholders shall be convened without delay on May 25, 2017, and subsequently convened on May 25 of every other year without delay.

2   to 4 (Text omitted)

5.  (New)

Article 9 (Convocation)

1.  General Meetings of Unitholders shall be convened without delay on April 25, 2023, and subsequently convened on April 25 of every other year without delay.

2 to 4 (Unchanged)

5.  This investment corporation shall deliver information in reference documents for General Meetings of Unitholders in electronic form. This investment corporation may exclude all or part of the information specified in paragraph 4, Article 162 of the Regulation for Enforcement of the Act on Investment Trusts and Investment Corporations (Order of the Prime Minister’s Office No. 129 of November 17, 2000, including subsequent revisions; hereinafter the “Ordinance for Enforcement of Investment Trust Act”) as part of the information provided in electronic form from the information delivered in writing to an investment unitholder who has requested written documents.

Article 26 (Asset management targets and policies) Asset management targets and policies are as follows:	Article 26 (Asset management targets and policies) Asset management targets and policies are as follows:

Current Certificate of Incorporation	Proposed Amendments

(1) (Text omitted)

(a) (Text omitted)

(b) The primary use of the real estate, etc. this investment corporation invests in shall be offices. This investment corporation shall diversify its investment by including retail facilities, hotels, housing, etc. The primary location of the real estate this investment corporation invests in shall be central Tokyo. This investment corporation shall diversify its investment by including areas surrounding central Tokyo, regional cities, etc.

(c) (Text omitted)

(d) This investment corporation shall invest primarily in the Portfolio specified in item (i), Article 105 of the Regulation for Enforcement of the Act on Investment Trusts and Investment Corporations (Order of the Prime Minister’s Office No. 129 of November 17, 2000, including subsequent revisions).

(1) (Unchanged)

(a) (Unchanged)

(b) The primary uses of the real estate, etc. this investment corporation invests in shall be offices and lodging facilities (hotels, inns, etc. and facilities attached to lodging facilities, hereinafter “lodging facilities,” and hereinafter “Core Assets,” including offices). This investment corporation shall diversify its investment by including retail facilities, housing, etc. The primary location of offices this investment corporation invests in shall be central Tokyo. This investment corporation shall diversify its investments by including areas surrounding central Tokyo, regional cities, etc. The primary locations of lodging facilities this investment corporation invests in shall be major cities across Japan (i.e., the 23 wards of Tokyo and ordinance-designated cities) and distinguished tourist sites (i.e., areas having attractive cultural properties, tourist attractions, etc., which already appeal to tourists or will likely appeal to tourists in the future).

(c) (Unchanged)

(d) This investment corporation shall invest primarily in the Portfolio specified in item (i), Article 105 of the Ordinance for Enforcement of Investment Trust Act.

Current Certificate of Incorporation	Proposed Amendments

(2) (Text omitted)	(2) (Unchanged)

(3) (Text omitted)	(3) (Unchanged)

(a) (Text omitted)	(a) (Unchanged)

(b) Other Specific Assets	(b) Other Specific Assets

This investment corporation may invest in the following specific assets in addition to the Specific Assets in item (a), paragraph (3) of this Article.	This investment corporation may invest in the following specific assets in addition to the Specific Assets in item (a), paragraph (3) of this Article.

A. to I. (Text omitted)	A. to I. (Unchanged)

J. Other securities (specified in Article 2, Paragraphs 1 and 2 of the Financial Instruments and Exchange Act), excluding those falling down into D. through I. above.	J. Other securities (specified in Article 2, Paragraphs 1 and 2 of the Financial Instruments and Exchange Act), excluding those falling down into D. through I. above and M. below.

K. to M. (Text omitted)	K. to M. (Unchanged)

(c) (Text omitted)	(c) (Unchanged)

(4) (Text omitted)	(4) (Unchanged)

(a) (Text omitted)	(a) (Unchanged)

(b) (Text omitted)	(b) (Unchanged)

(c)   Real estate used primarily for offices shall be selected as investment properties. To reduce risks associated with the concentration of the uses of buildings, this investment corporation shall diversify its investment by including retail facilities, hotels, housing, etc. Real estate located primarily in central Tokyo shall be selected as investment properties. To reduce risks associated with cash flow fluctuations such as risks related to earthquakes, vacancies, etc., this investment corporation shall diversify its investment by including areas surrounding central Tokyo and regional cities.

(c)   Real estate used primarily as Core Assets shall be selected as investment properties. To reduce the risks associated with the concentration of the uses of buildings, this investment corporation shall diversify its investment by including retail facilities, housing, etc. The selection of the locations of the real estate to be invested in shall be as provided in Item (b), Paragraph (1) of Article 26. To reduce risks associated with cash flow fluctuations such as risks related to earthquakes, vacancies, etc., this investment corporation shall diversify areas.

(d) to (g) (Text omitted)	(d) to (g) (Unchanged)

(5) (Text omitted)	(5) (Unchanged)

(6) (Text omitted)	(6) (Unchanged)

Current Certificate of Incorporation	Proposed Amendments
Article 27 (Valuation method, standards, and record date)	Article 27 (Valuation method, standards, and record date)

1 (Text omitted)	1 (Unchanged)

(1) (Text omitted)	(1) (Unchanged)

(2) Marketable securities (excluding those corresponding to B or E of Item (1) of this paragraph)	(2) Marketable securities (excluding those corresponding to B or E of Item (1) of this paragraph)

A value calculated based on the final price announced or a value equivalent to this calculated using a rational method.

The acquisition cost may be used for valuation if there is no market price equivalent to the above or a rationally calculated price.

Securities categorized as held-to-maturity bonds shall be valuated at their acquisition cost. Those categorized as available-for-sale securities are valuated at their market prices. Stocks, etc. that do not have a market value are valuated at acquisition cost.

(3) (Text omitted)	(3) (Unchanged)

(4)   Rights related to derivative trading

A. Those listed on a financial instruments exchange Value calculated based on a closing price at the financial instruments exchange (quote if there is no closing price) (lowest bearish price disclosed or highest bullish price, the middle rate if both are disclosed.) If no final price is available on the record date, valuation is based on the final price on the last day before the record date.

B. Those without a market price at a financial instrument exchange Any price rationally calculated as equivalent to the market price, if available. Purchase price if calculating fair value is extremely difficult.

(4)   Rights related to derivative trading

Claims and obligations arising from derivative trading are valuated at market prices.

However, hedge accounting can be applied to those recognized as hedging based on the generally-accepted accounting principles. Exceptional accounting treatment for interest-rate swaps can be applied to those meeting the requirements of exceptional accounting treatment for interest-rate swaps specified in the Accounting Standard for Financial Instruments.

Current Certificate of Incorporation	Proposed Amendments

C. Regardless of A and B above, hedge accounting can be applied to those recognized as hedging based on the generally-accepted accounting principles. Exceptional accounting treatment for interest-rate swaps can be applied to those meeting the requirements of exceptional accounting treatment for interest-rate swaps specified in the Accounting Standard for Financial Instruments.

(5) (Text omitted)	(5) (Unchanged)

Article 28 (Accounting period)	Article 28 (Accounting period)

The business period of this investment corporation shall be six months from April 1 to the end of September of the same year and six months from October 1 to the end of March of the following year. The final day of each period shall be the closing date.	The business period of this investment corporation shall be six months from March 1 to the end of August of the same year and six months from September 1 to the end of February of the following year. The final day of each period shall be the closing date. However, the 42nd business period shall be from October 1, 2022 to February 28, 2023.

Article 32 (Standards for the amount or payment of remuneration for accounting auditor) Remuneration for an accounting auditor shall be an amount determined by the Board of Directors (up to 15 million yen per business period). It is paid into a bank account specified by the accounting auditor within two (2) months from the receipt of a payment request submitted by the accounting auditor after all audit reports required by the Investment Trust Act and other laws and regulations are received.	Article 32 (Standards for the amount or payment of remuneration for accounting auditor) Remuneration for an accounting auditor shall be an amount determined by the Board of Directors (up to 20 million yen per business period). It is paid into a bank account specified by the accounting auditor within two (2) months from the receipt of a payment request submitted by the accounting auditor after all audit reports required by the Investment Trust Act and other laws and regulations are received.

Current Certificate of Incorporation	Proposed Amendments
Article 33 (Standards for the amount or payment of asset management fees paid to the asset management company engaging in asset management)	Article 33 (Standards for the amount or payment of asset management fees paid to the asset management company engaging in asset management)

The standards for the amount or payment of asset management fees paid to the asset management company contracted by this investment corporation to operate asset management shall be as specified below. This investment corporation shall pay the remuneration specified in each item to the asset management company through the procedures and timing specified below.

The standards for the amount or payment of asset management fees paid to the asset management company contracted by this investment corporation to operate asset management shall be as specified below. This investment corporation shall pay the remuneration specified in each item to the asset management company through the procedures and timing specified below.

(1) Management fee 1	(1) Management fee 1

The management fee for each business period shall be the amount derived by multiplying the average of the total amount of each appraisal value of assets at the end of the current and previous Accounting Period (The amount of Specific Assets specified in (a) and (b) of Item (3) of Article 26 of the Certificate of Incorporation (However, Specific Assets specified in (b) of the same Item shall be limited to those which can be evaluated as owning real estate, etc. related to the said Specific Assets substantially and economically by owning the said Specific Assets.) calculated by the method specified in Article 27 of the Certificate of Incorporation (However, paragraph 2 of the same Article shall apply to real estate, etc.) by a fee rate of up to 0.2% determined by the Board of Directors, and multiplying the result by 50%. A quarter of the amount derived by multiplying a rate of up to 0.2% of the total amount of appraisal value of assets at the end of the previous period determined by the Board of Directors shall be paid on the end of June and end of December of each year. Any amount in excess or short shall be adjusted without delay after the results for the Accounting Period are finalized.

The management fee for each business period shall be the amount derived by multiplying the average of the total amount of each appraisal value of assets at the end of the current and previous Accounting Period (The amount of Specific Assets specified in (a) and (b) of Item (3) of Article 26 of the Certificate of Incorporation (However, Specific Assets specified in (b) of the same Item shall be limited to those which can be evaluated as owning real estate, etc. related to the said Specific Assets substantially and economically by owning the said Specific Assets.) calculated by the method specified in Article 27 of the Certificate of Incorporation (However, paragraph 2 of the same Article shall apply to real estate, etc.) by a fee rate of up to 0.2% determined by the Board of Directors, and multiplying the result by 50%. A quarter of the amount derived by multiplying a rate of up to 0.2% of the total amount of appraisal value of assets at the end of the previous period determined by the Board of Directors shall be paid on end of May and end of November of each year. Any amount in excess or short shall be adjusted without delay after the results for the Accounting Period are finalized.

Current Certificate of Incorporation	Proposed Amendments
(2) Management fee 2	(2) Management fee 2

The amount shall be derived by multiplying a rate of up to 3% of distributable income calculated in the Accounting Period, which is determined by the Board of Directors. Distributable income shall be the amount of profit before income taxes added to the total amount of any loss carried forward before deducting Management fee 2 calculated pursuant to corporate accounting standards generally deemed fair and appropriate in Japan.

Management fee 2 shall be paid without delay after the results of the Accounting Period are finalized.

The amount shall be derived by multiplying the result of dividing profit before deducting Management fee 2 in each business period by the total number of investment units outstanding in each Accounting Period (rounded off to the nearest yen) by the rate of up to 0.0012% determined by the Board of Directors. Profit before Management fee 2 is the amount derived by adding amortization of goodwill to and subtracting gains on negative goodwill incurred from profit before income taxes calculated pursuant to corporate accounting standards generally deemed fair and appropriate in Japan (before subtracting Management fee 2 and non- deductible consumption tax and other dues applicable to Management fee 2), after adding the total amount of any loss carried forward. Management fee 2 shall be paid without delay after the results of the Accounting Period are finalized.

(3) (Text omitted)	(3) (Unchanged)

(4) (Text omitted)	(4) (Unchanged)

Current Certificate of Incorporation	Proposed Amendments
Article 38 (New)	Articles 38 (Effect of Revision of the Certificate of Incorporation)

1.  The revision of the Certificate of Incorporation related to Articles 1, 5, 9.1, 26, 28, 32, and 33 shall take effect on the condition that the absorption-type merger of this investment corporation, the surviving corporation, and MORI TRUST Hotel Reit, Inc., the dissolving corporation, (hereinafter referred to as the “Merger”) comes into force based on the merger agreement signed between this investment corporation and MORI TRUST Hotel Reit, Inc. on November 22, 2022. This Article shall be deleted after the revision of the Certificate of Incorporation takes effect pursuant to the provision hereof.

2.  If specific assets are passed down from MORI TRUST Hotel Reit Inc. through the Merger, the amount of the Management fee 1 for the business period from March 1, 2023 to August 31, 2023 shall be calculated by including the period-end appraisal value of assets of MORI TRUST Hotel Reit Inc., the dissolving corporation, as of February 28, 2023, in the period–end appraisal value of assets of this investment corporation.

Attachment 2

MORI TRUST Sogo Reit, Inc.

Certificate of Incorporation

MORI TRUST Sogo Reit, Inc. Certificate of Incorporation

Chapter 1 General Provisions

Article 1 (Trade Name)

This investment corporation’s trade name is MORI TRUST Sogo Reit,Inc.

Article 2 (Purpose)

The purpose of this investment corporation is to manage assets by investing primarily in specific assets in paragraph 1, Article 2 of the Act on Investment Trusts and Investment Corporations (Act No. 198 of 1951, including subsequent revisions; hereinafter referred to as the “Investment Trust Act”) (hereinafter referred to as the “Specific Assets”) pursuant to the provisions of Investment Trust Act and other relevant laws and regulations.

Article 3 (Location of Head Office)

This investment corporation shall place its head office in Minato-ku, Tokyo.

Article 4 (Method of Public Notice)

This investment corporation shall make public notice by means of posting information in the Nikkei.

Chapter 2 Investment units

Article 5 (Total number of authorized investment units)

1	The total number of authorized investment units shall be 10,000,000.

2	The percentage of the issue price of investment units offered in Japan in the total amount of issue price of investment units shall exceed 50 out of 100.

Article 6 (Refunding investment units and acquiring treasury investment units)

1	This investment corporation shall not refund investment units when so requested by unitholders.

2	This investment corporation may acquire its investment units for a fee through agreement with a unitholder.

Article 7 (Regulations for handling investment units)

Listing or recording a unitholder in the registry of unitholders of this investment corporation and other procedures related to investment units shall be done pursuant to laws and regulations, provisions of the Certificate of Incorporation, and rules for handling investment units established by the Board of Directors.

Article 8 (Minimum amount of net assets)

The minimum amount of net assets of this investment corporation shall be 50 million yen.

Chapter 3 General Meeting of Unitholders

Article 9 (Convocation)

1	General Meetings of Unitholders shall be convened without delay on May 25, 2017, and subsequently convened on May 25 of every other year without delay.

2	In addition to the case in the preceding paragraph, a General Meeting of Unitholders shall be convened as required by laws and regulations and in other cases as necessary.

3

Unless otherwise stipulated by laws and regulations, a General Meeting of Unitholders shall be convened based on the approval of the Board of Directors by the Executive Director if there is one Executive Director or an Executive Director appointed based on an order prescribed by the Board of Directors in advance if there are multiple Executive Directors.

4	General Meetings of Unitholders of this investment corporation shall be held at its head office or in one of the districts of Tokyo.

Article 10 (Public notice and notification of convocation)

A General Meeting of Unitholders shall be convened by issuing public notice of the date of the General Meeting of Unitholders no later than two months prior to such a date and notifying unitholders in writing no later than two weeks prior to the date of the meeting. However, any General Meeting of Unitholders held within 25 months from the date of the immediately preceding General Meeting of Unitholders held pursuant to the provisions of paragraph 1 of the preceding Article shall not require the public notice concerned.

Article 11 (Chairperson)

1

The chairperson of a General Meeting of Unitholders shall be the Executive Director if there is one Executive Director or an Executive Director appointed based on an order prescribed by the Board of Directors in advance if there are multiple Executive Directors.

2

If all positions of Executive Director are vacant or if all Executive Directors are unable to serve due to contingencies, a Supervisory Director appointed according to an order prescribed by the Board of Directors in advance shall act as the chairperson.

Article 12 (Resolution)

1

A resolution of the General Meeting of Unitholders is passed by a majority vote of unitholders present and voting at the meeting unless otherwise provided for by laws and regulations, or the Certificate of Incorporation.

2

A unitholder may exercise his or her voting rights through one proxy who has voting rights pertaining to this investment corporation. In this case, the unitholder or proxy shall submit a document proving the power of attorney (including the qualifications of the proxy) to this investment corporation for each General Meeting of Unitholders.

Article 13 (Exercising voting rights in writing)

1

When exercising voting rights in writing, a unitholder shall provide the required information in the documents for exercising voting rights (hereinafter referred to as “voting forms”) and submit the voting forms stating the required information to this investment corporation by the time specified by laws and regulations.

2	The number of voting rights exercised in writing shall be added to the number of voting rights held by the unitholders present in the relevant General Meeting of Unitholders.

Article 14 (Allowing Electronic Exercise of Voting Rights)

1

This investment corporation may establish a rule by resolution of the Board of Directors allowing unitholders absent from a General Meeting of Unitholders to exercise their voting rights by electromagnetic means.When exercising voting rights by electromagnetic means, a unitholder shall obtain the approval of this investment corporation for using electromagnetic means in accordance with the provisions of laws and regulations and provide this investment corporation with the required information in voting forms by the time specified by laws and regulations.

2	The number of voting rights exercised electromagnetically shall be added to the number of voting rights held by the unitholders present in the relevant General Meeting of Unitholders.

Article 15 (Deemed agreement)

1

When a unitholder does not attend a General Meeting of Unitholders and does not exercise his or her voting right, it is deemed that the unitholder approves the proposals submitted to the General Meeting of Unitholders (excluding proposals that conflict with other proposals when multiple proposals are submitted and any of them conflicts with other proposals).

2

The number of voting rights held by the unitholders who are deemed to be in favor of the proposals according to the provisions of the preceding paragraph shall be included in the number of voting rights held by the unitholders present in the relevant General Meeting of Unitholders.

3

The provisions of the preceding two paragraphs shall not apply to proposals concerned (i) if unitholders continuously holding one hundredth or more of the total number of investment units outstanding for six months or more have notified this investment corporation (both this investment corporation and convener if the convener is a party other than an Executive Director or Supervisory Director) of their disagreement with the proposal within two weeks from the date on which this investment corporation announced on its website the planned submission of proposals for the following matters to the General Meeting of Unitholders or the date on which the convener made announcement by equivalent method, whichever comes first or (ii) if this investment corporation has announced its disagreement with the proposal for the following matters in the convocation notice or on its website.

(1) Appointment or dismissal of an Executive Director or Supervisory Director

(2) Conclusion or termination of asset management agreement with an asset management company

(3) Dissolution

(4) Consolidation of investment units

(5) Exemption of responsibility of an Executive Director, Supervisory Director, or Accounting Auditor

4	The provisions of paragraphs 1 and 2 shall not apply to a proposal for a revision of the Certificate of Incorporation that will change this Article.

Article 16 (Record Date)

1

When holding a General Meeting of Unitholders pursuant to the provisions of paragraph 1 of Article 9 of the Certificate of Incorporation, this investment corporation shall designate unitholders listed or recorded in the final registry of unitholders in the accounting period specified in Article 28 of the Certificate of Incorporation immediately preceding the General Meeting of Unitholders (hereinafter referred to as the “Accounting Period”) as the unitholders entitled to exercise voting rights in the General Meeting of Unitholders. When holding a General Meeting of Unitholders within three months of the Accounting Period, this investment corporation shall designate unitholders listed or recorded in the final registry of unitholders in the immediately preceding Accounting Period as the unitholders entitled to exercise voting rights in the General Meeting of Unitholders to be convened.

2

Notwithstanding the above provisions, this investment corporation may, by giving prior public notice by resolution of the Board of Directors, also consider unitholders or registered pledgees of investment units listed or recorded in the final registry of unitholders at a certain date as those who are entitled to exercise their rights.

Article 17 (Minutes of General Meeting of Unitholders)

Minutes of a General Meetings of Unitholders of this investment corporation outlining the proceedings, describing or recording the results and information required by laws and regulations shall be prepared and stored at the head office of this investment corporation for a period of 10 years from the date of the General Meetings of Unitholders.

Chapter 4 Executive Director, Supervisory Director, and Board of Directors

Article 18 (Number of Executive Directors and Supervisory Directors)

This investment corporation shall have at least one Executive Director and at least one more Supervisory Director than the number of Executive Directors.

Article 19 (Appointment of Executive Director and Supervisory Director)

An Executive Director and Supervisory Director shall be appointed by resolution of the General Meeting of Unitholders.

Article 20 (Term of office of Executive Director and Supervisory Director)

1

The term of office of an Executive Director shall be two years after assuming the position; provided, however, that the term may be extended or reduced by resolution of the General Meeting of Unitholders within the limit specified by law. The term of office of an Executive Director appointed as a substitute for an Executive Director, who retired before the end of his or her term, or as an addition shall be the same as the remaining term of office of his or her predecessor or incumbent.

2

The term of office of a Supervisory Director shall be two years after assuming the position; provided, however, that the term may be extended or reduced by resolution of the General Meeting of Unitholders within the limit specified by law. The term of office of a Supervisory Director appointed as a substitute for a Supervisory Director, who retired before the end of his or her term, or as an addition shall be the same as the remaining term of office of his or her predecessor or incumbent.

3

The effective period of a resolution to appoint a substitute for an Executive Director or Supervisory Director shall end at the expiration of the term of office of the substituted Executive Director or Supervisory Director appointed at the General Meeting of Unitholders in which the resolution was passed; provided, however, that this shall not prevent a resolution of the General Meeting of Unitholders from reducing the period.

Article 21 (Resolution of the Board of Directors)

A resolution of the Board of Directors is passed by a majority vote of a majority of Directors present and entitled to vote at the meeting and when other conditions are provided by a law, regulation, or the Certificate of Incorporation.

Article 22 (Convocation and chairperson of the Board of Directors’ meeting)

1

The Board of Directors’ meetings shall be convened by the Executive Director if there is one Executive Director or an Executive Director appointed based on an order prescribed by the Board of Directors in advance if there are multiple Executive Directors, who shall act as the chairperson of the meetings.

2

An Executive Director who does not have a right to convene a meeting of the Board of Directors or a Supervisory Director may request the convocation of the Board of Directors’ meeting pursuant to the provisions of paragraph (2), Article 113, or paragraph (3), Article 113, respectively, of the Investment Trust Act.

3

Notice of convocation of the Board of Directors’ meeting shall be sent to each Executive Director and Supervisory Director no later than three days prior to the date of such a meeting; provided, however, that the convocation period may be reduced or the convocation procedure may be simplified upon agreement of all Executive Directors and Supervisory Directors in an emergency.

Article 23 (Operation of the Board of Directors)

The operation of the Board of Directors shall abide by laws and regulations, provisions of the Certificate of Incorporation, and the regulations for the operation of the Board of Directors prescribed by the Board of Directors.

Article 24 (Minutes of the Board of Directors’ meetings)

Minutes of the Board of Directors’ meetings outlining the proceedings, describing or recording the results and information required by laws and regulations shall be signed manually or digitally or sealed by the Executive Directors and Supervisory Directors present at the meeting, and prepared and stored at the head office of this investment corporation for 10 years from the date of the Board of Directors’ meeting.

Article 25 (Amount of compensation of Executive Director and Supervisory Director or standards for payment of compensation, etc.)

1	Executive Director

The amount of compensation of an Executive Director shall be determined by the Board of Directors (up to 800,000 yen per month per person). The payment shall be made by depositing the amount for the current month into a bank account specified by the Executive Director by the end of the same month.

2	Supervisory Director

The amount of compensation of a Supervisory Director shall be determined by the Board of Directors (up to 500,000 yen per month per person). The payment shall be made by depositing the amount for the current month into a bank account specified by the Supervisory Director by the end of the same month.

3	Limitation of liability for damages of Executive Director or Supervisory Director

This investment corporation may exempt an Executive Director or Supervisory Director, who performs his or her duties in good faith and without gross negligence, from his or her liability specified in paragraph (1), Article 115-6 of the Investment Trust Act by resolution of the Board of Directors if such exemption is deemed particularly necessary in view of the details of the facts that caused such liability, the status of his or her performance of duties, and other conditions, within the limit specified by law.

Chapter 5 Asset management targets and policies

Article 26 (Asset management targets and policies)

Asset management targets and policies are as follows:

(1)	Basic policy for asset management

(a)

This investment corporation shall designate real estate, etc. specified in (i), item (a), paragraph (3) of this Article and asset-backed securities, etc. investing primarily in Real Estate, etc. specified in (ii), item (a) of the same paragraph among the Specific Assets as its investment targets.

(b)

The primary use of the real estate, etc. this investment corporation invests in shall be offices. This investment corporation shall diversify its investment by including retail facilities, hotels, housing, etc.

The primary location of the real estate this investment corporation invests in shall be central Tokyo. This investment corporation shall diversify its investment by including areas surrounding central Tokyo, regional cities, etc.

(c)

This investment corporation shall, in principle, strive for medium- to long-term stable management of the investment targets specified in this paragraph, aiming for stable income gain and steady growth of the assets under management.

(d)

This investment corporation shall invest primarily in real property and other assets specified in item (i) (f), Article 105 of the Regulation for Enforcement of the Act on Investment Trusts and Investment Corporations (Order of the Prime Minister’s Office No. 129 of 2000, including subsequent revisions).

(2)	Responses to preferential treatment in taxation

(a)	This investment corporation shall actively respond to any preferential treatment of itself and its unitholders such as reduced taxes.

(b)

The percentage of the total value of specific real estate (referring to real estate, leasehold right of real estate or superficies, or the beneficial interest in trusts in which real estate ownership, the right to lease land, or superficies is entrusted, among the Specific Assets acquired by this investment corporation in this (b)) in the total amount of Specific Assets held by this investment corporation shall be at least 75%.

(3)	Types, purposes, and range of assets targeted for management

(a)	Specific Assets targeted for investment

This investment corporation shall manage the following Specific Assets for the primary purpose of ensuring stable revenue. The Specific Assets include the “rights that must be indicated on securities” in paragraph (2), Article 2 of the Financial Instruments and Exchange Act (Act No. 25 of 1948 and subsequent revisions; hereinafter referred to as the “Financial Instruments and Exchange Act”) in the case that the securities indicating the rights have not been issued (the same applies to paragraph (3)).

(i)	Real estate, etc. (hereinafter referred to as the “Real Estate, etc.” together with the Specific Assets of A through G)

A.	Real estate

B.	Leasehold right of real estate

C.	Superficies

D.

The beneficial interest in trusts in which real estate, leasehold right of real estate, or superficies is entrusted (including comprehensive trusts entrusted together with money incidental to real estate)

E.	Beneficial interest in monetary trusts for the purpose of use as an investment in the above assets of A through C

F.

Equity in an investment under an agreement to ensure the distribution of profit from the operation of an asset categorized in A through E above funded by either party to the agreement for the other party to operate primarily as an investment in the asset (hereinafter referred to as the “Silent Partnership Equity Interest in Real Estate”)

G.	Beneficial interest in monetary trusts for the purpose of operating trust assets as an investment primarily in the Silent Partnership Equity Interest in Real Estate

(ii)

Asset-backed securities, etc. investing primarily in Real Estate, etc. (hereinafter referred to as the “Asset-backed Securities, etc. Investing Primarily in Real Estate, etc.” including the Specific Assets of A through D)

A.	Preferred Equity Security specified in paragraph 9, Article 2 of the Act on Securitization of Assets (Act No. 105 of 1998, including subsequent revisions)

B.	Beneficiary certificate of a special purpose trust specified in paragraph 15, Article 2 of the Act on Securitization of Assets

C.	Beneficiary certificate of an investment trust specified in paragraph 7, Article 2 of the Investment Trust Act

D.

Investment securities specified in paragraph 15, Article 2 of the Investment Trust Act A through D above are limited to those that invest primarily in Real Estate, etc. for the purpose of investing more than 50% of the amount of the assets of a special purpose company in the Act on Securitization of Assets (in the case of A above), trust assets of a special purpose trust (in the case of B above), trust assets of an investment trust (in the case of C above), or property of an investment corporation (in the case of D above) in Real Estate, etc. The amount exceeding 50% of the assets in the respective cases above refers to an amount exceeding 50% of an amount after deducting security deposits, etc. from the total amount of the respective assets, to and from which valuation gains and losses on Real Estate, etc. and other assets are added and deducted.

(b)	Other Specific Assets

This investment corporation may invest in the following specific assets in addition to the Specific Assets in item (a), paragraph (3) of this Article.

A.	Deposits

B.

Monetary claims specified in paragraph 7, Article 3 of the Order for Enforcement of the Act on Investment Trusts and Investment Corporations (Cabinet Order No. 480 of 2000, including subsequent revisions; hereinafter referred to as the “Order for Enforcement of the Investment Trust Act”)

C.

Rights pertaining to Derivative Transactions (hereinafter referred to as the “Rights to Derivative Transactions”) specified in paragraph 2, Article 3 of the Order for Enforcement of the Investment Trust Act

D.	Certificates of deposit

E.	Stock certificates (limited to those, in effect, for the purpose of investing in Real Estate, etc. or acquired incidental to or in connection with investment in Real Estate, etc.)

F.	Bonds and debentures (excluding bonds with stock acquisition rights)

G.	Preferred Equity Security specified in paragraph 9, Article 2 of the Act on Securitization of Assets

H.	Investment Corporation Bonds specified in paragraph 20, Article 2 of the Investment Trust Act

I.	Promissory notes (commercial papers) issued by corporations specified in item (xv), paragraph 1, Article 2 of the Financial Instruments and Exchange Act to procure funds required for a business

J.	Other securities (specified in paragraphs 1 and 2, Article 2 of the Financial Instruments and Exchange Act), excluding those falling down into D through I above.

K.	Renewable energy power generation facility specified in paragraph 11, Article 3 of the Order for Enforcement of the Investment Trust Act

L.	Right to operate public facility, etc. specified in paragraph 12, Article 3 of the Order for Enforcement of the Investment Trust Act

M.

Equity in an investment under an agreement to ensure the distribution of profit from the operation of an asset categorized in K and L above funded by either party to the agreement for the other party to operate primarily as an investment in the asset

(c)	Types of assets under management other than Specific Assets

This investment corporation may invest in the following assets incidental to the investment in Specific Assets. Such investment shall be allowed if it is deemed necessary or useful for the basic policies for asset management specified in Article 26 of the Certificate of Incorporation.

A.

Partnership equity interest (limited to those established through the contribution of real estate, real estate lease, or superficies for the purpose of lease, operation, management, etc. thereof) specified in Article 667 of the Civil Code (Act No. 89 of 1896, including subsequent revisions)

B.	Trademark right, exclusive right to use a trademark, or non-exclusive right to use a trademark based on the Trademark Act (Act No. 127 of 1959, including subsequent revisions)

C.	Right to use the sources of hot springs, facilities for the hot springs, etc. specified in the Hot Spring Act (Act No. 125 of 1948, including subsequent revisions)

D.

Carbon dioxide equivalent quota and other quotas similar to this or emission rights (including rights to emit greenhouse gases) specified in the Act on Promotion of Global Warming Countermeasures (Act No. 117 of 1998, including subsequent revisions)

E.	Other rights, etc. acquired incidental to investment in Real Estate, etc. or asset-backed securities, etc. investing primarily in Real Estate, etc.

(4)	Investment attitudes

(a)

Real estate is selected for investment from locations considered to have long-term advantages based on general factors such as economic conditions and taxation, regional factors such as the environment surrounding the real estate, status of city planning, and future trends, and individual factors such as the sizes, shapes, and road access of land and buildings by comprehensively examining and determining cash flow expected to be created from the properties, value indicated by the income approach based on the cash flow, and other factors.

(b)

Real estate is selected for investment by carefully considering the results of detailed research such as physical surveys, legal surveys, and economic surveys on the condition of the properties (due diligence) and making a comprehensive judgement.

(c)

Real estate used primarily for offices shall be selected as investment properties. To reduce risks associated with the concentration of the uses of buildings, this investment corporation shall diversify its investment by including retail facilities, hotels, housing, etc. Real estate located primarily in central Tokyo shall be selected as investment properties. To reduce risks associated with cash flow fluctuations such as risks related to earthquakes, vacancies, etc., this investment corporation shall diversify its investment by including areas surrounding central Tokyo and regional cities.

(d)

Real estate selected for investment shall, in principle, be in operation at the time of acquisition. Unused properties such as vacant lots may be acquired, up to a limit of 20% of the total assets of this investment corporation. In addition to the above, a period of non-operation may result from rebuilding or major repairs of buildings due to obsolescence, functional deterioration, redevelopment, or other reasons.

(e)

Properties other than Real Estate, etc. and asset-backed securities investing primarily in Real Estate, etc. are selected to the extent possible based on the same examination and judgment as those made in (a) through (d) in this section, for Real Estate, etc. and asset-backed securities investing primarily in Real Estate, etc.

(f)

To contribute to the efficient operation and stability of operation, this investment corporation may borrow funds or issue investment corporation bonds for the purpose of acquiring or repairing assets, paying distributions, repaying obligations (including security deposits, etc. and the repayment of obligations such as borrowings and investment corporation bonds).

(g)	Trends in interest-rates, the financial market, broader economy, real estate market, etc. may prevent this investment corporation from undertaking the above operations.

(5)	Limitation of investment in assets targeted for asset management

(a)

This investment corporation shall not invest in foreign currency-denominated assets outside the range permitted by the Investment Trust Act, other laws and regulations, and regulations of the Tokyo Stock Exchange, Inc. and other financial instrument exchanges operating financial instrument markets on which the investment securities issued by this investment corporation are listed.

(b)

This investment corporation shall not engage in speculative investment in rights associated with derivatives trading for the primary purpose of hedging risks in interest-rate fluctuations arising from the liabilities of this investment corporation and other risks.

(6)	Purpose and range of leasing portfolio assets

(a)

This investment corporation shall, in principle, lease all properties (including parking lots, signboards placed, etc.) belonging to the working assets for the purpose of stable, medium- to long-term operation of assets.

(b)

This investment corporation shall instruct a trustee of a trust property related to beneficial interest in a trust, which is Specific Asset, to lease the property within the scope possible based on a relevant trust agreement.

(c)

This investment corporation may accept security deposits, etc. when leasing real estate in the above cases of (a) and (b). Such security deposits, etc. shall be managed pursuant to the provisions of the Certificate of Incorporation or appropriated for the repayment of borrowings, etc.

(d)

If there is a co-owner of real estate among working assets, this investment corporation may sublease the co-ownership interest with the consent of the co-owner for the use of the entire co-owned real estate by this investment corporation. If the real estate is subject to the Act on Building Unit Ownership, etc. (Act No. 69 of 1962, including subsequent revisions), this investment corporation may sublease the units exclusively owned by other unit owners (including co-ownership interest in common areas) after leasing such units.

Chapter 6 Methods, Standards, and Record Date of Asset Valuation

Article 27 (Valuation method, standards, and record date)

1	Methods of asset valuation shall be determined for each type of Specific Assets.

(1)	Real estate, etc.

A.

Real estate, leasehold right of real estate, and superficies Value after deducting accumulated depreciation from the purchase price. For both buildings and facilities, the depreciation value is calculated using the straight-line method.

B.	Beneficial interest in trusts in which real estate, leasehold right of real estate, or superficies is entrusted.

Assets constituting trust assets that correspond to the assets of the above A are valued as specified in A. Such trust assets consisting of financial assets are valued based on corporate accounting standards generally considered fair and appropriate. The amount of liabilities is subtracted from the sum total of these asset values to calculate the amount equivalent to equity in the beneficial interest in trusts.

C.	Beneficial interest in monetary trusts for the purpose of use as an investment in the above assets of A or B

Assets constituting trust assets that correspond to the assets of the above A or B are valued as specified in A or B, respectively. Such trust assets consisting of financial assets are valued based on corporate accounting standards generally considered fair and appropriate. The amount of liabilities is subtracted from the sum total of these asset values to calculate the amount equivalent to equity in the beneficial interest in trusts.

D.	Silent Partnership Equity Interest in Real Estate

Assets selected for investment by an anonymous association in the Silent Partnership Equity Interest in Real Estate that correspond to the assets of the above A or B are valued as specified in A or B, respectively. Such trust assets consisting of financial assets are valued based on corporate accounting standards generally considered fair and appropriate. The amount of liabilities is subtracted from the sum total of these asset values to calculate the amount equivalent to equity in the beneficial interest in trusts.

E.	Beneficial interest in monetary trusts for the purpose of operating trust assets as an investment primarily in the Silent Partnership Equity Interest in Real Estate

Assets constituting trust assets or assets selected for investment by an anonymous association in the Silent Partnership Equity Interest in Real Estate that correspond to the assets of the above A or B are valued as specified in A or B, respectively. Such trust assets consisting of financial assets are valued based on corporate accounting standards generally considered fair and appropriate. The amount of liabilities is subtracted from the sum total of these asset values to calculate the amount equivalent to equity in the beneficial interest in trusts.

(2)	Marketable securities (excluding those corresponding to B through E of Item (1) of this paragraph)

A value calculated based on the final price announced or a value equivalent to this calculated using a rational method.

The acquisition cost may be used for valuation if there is no market price equivalent to the above or a rationally calculated price.

(3)	Money claims

Amount after deducting allowance for doubtful accounts from purchase price. Amount after deducting allowance for doubtful accounts from the amount calculated based on the amortized cost method if the nature of the difference between the purchase price and claim amount can be considered an interest rate adjustment when the claim was purchased for a price higher or lower than the claim amount.

(4)	Rights related to derivative trading

A.	Those listed on a financial instruments exchange

Value calculated based on a final price at the financial instruments exchange (closing price, or quote if there is no closing price (lowest bearish price or highest bullish price disclosed, or the middle rate if both are disclosed.)). If no final price is available on the record date, valuation is based on the final price on the last day before the record date.

B.	Those without a market price at a financial instrument exchange

Any price rationally calculated as equivalent to the market price, if available. Purchase price if calculating fair value is extremely difficult.

C.

Regardless of A and B above, hedge accounting can be applied to those recognized as hedging based on the generally-accepted accounting principles. Exceptional accounting treatment for interest-rate swaps can be applied to those meeting the requirements of exceptional accounting treatment for interest-rate swaps specified in the Accounting Standard for Financial Instruments.

(5)	Others

Matters not specified above shall be valued based on corporate accounting standards generally considered fair and appropriate.

2

When stating a price different from the price in the balance sheet for the purpose of stating in an investment management report, etc., the “value after deducting accumulated depreciation from the purchase price” is replaced with the “value determined by a real estate appraiser using the capitalization method.

3

The record date of asset valuation shall, in principle, be the time of account settlement. The record date of assets specified in item (2), paragraph 1 of this Article appraisable with values based on market prices shall be the last day of every month.

4

The valuation method in paragraph 1 of this Article shall not be changed according to the principle of continuation; provided, however, that it may be replaced with another valuation method only when the original method used is no longer appropriate for reasonable grounds and the replacement is rationally considered to have no problem in the protection of investors.

5

If the valuation method in paragraph 2 of this Article has been replaced, the following information shall be included in the investment management report, etc. issued to investors immediately after such replacement.

(1)	The fact that the valuation method has been changed and the date of change

(2)	Specific details about the valuation method used before the change and that after the change

(3)	The appraised value through the valuation method used before the change in the Accounting Period and the appraised value through the method after the change

(4)	Specific reasons for the change

(5)	Other information necessary for the protection of investors

Chapter 7 Calculation

Article 28 (Accounting period)

The business period of this investment corporation shall be six months from April 1 to the end of September of the same year and six months from October 1 to the end of March of the following year. The final day of each period shall be the closing date.

Article 29 (Policy for distributing money)

1	Distribution of profit

This investment corporation shall, in principle, distribute money after every account settlement based on the following policies.

(1)

All or part of an amount equivalent to the profit (an amount after deducting the total unitholder capital from the net assets in the balance sheet of this investment corporation and the amount shall be calculated by complying with corporate accounting standards generally considered fair and appropriate in Japan; the same applies hereinafter) shall be distributed in cash to investors.

(2)

The amount of money distributed shall, in principle, exceed the amount equivalent to 90% of the amount of earnings available for dividends of this investment corporation specified in paragraph (1), Article 67-15, of the Act on Special Measures Concerning Taxation (Act No. 26 of 1957, including subsequent revisions) (hereinafter referred to as the “Special Case of Taxes on Investment Corporation”) (up to the amount of profit).

(3)

This investment corporation may accumulate long-term reserves for repair, payment reserves, reserves for distribution, other reserves equivalent to these, provisions, etc., which are deemed necessary for maintaining working assets or increasing the value thereof.

2	Distribution of money in excess of profit

This investment corporation may distribute money in excess of profit up to the amount specified by regulations of the Investment Trusts Association, Japan if such distribution is considered appropriate by the Board of Officers or if the amount of taxes imposed on this investment corporation can be reduced.

3	Distribution of money

Distribution shall be provided in cash, which shall be paid according to the number of investment units owned or entitled to the right of pledge of registered investment units listed or recorded in the final version of investor directory for the Accounting Period.

4	Statute of limitations of distributions, etc.

This investment corporation shall be released from the obligation to pay the distribution specified in the preceding paragraph after three years have elapsed from the date of the start of the payment. No interest shall be added to distribution payable.

Chapter 8 Accounting Auditors

Article 30 (Election)

Accounting auditors shall be appointed by resolution of General Meeting of Unitholders.

Article 31 (Term of office)

1

The term of office of an accounting auditor shall end at the conclusion of the first General Meeting of Unitholders held after the first Accounting Period after one year from the assumption of the position.

2	An accounting auditor shall be deemed to have been reappointed at the General Meeting of Unitholders stated in the foregoing paragraph unless resolved otherwise thereat.

Article 32 (Standards for the amount or payment of remuneration for accounting auditor)

Remuneration for an accounting auditor shall be an amount determined by the Board of Directors (up to 15 million yen per business period). It is paid into a bank account specified by the accounting auditor within two (2) months from the receipt of a payment request submitted by the accounting auditor after all audit reports required by the Investment Trust Act and other laws and regulations are received.

Chapter 9 Standards for Amount or Payment of Asset Management Fees Paid to Asset Management Company Engaging in Asset Management

Article 33 (Standards for the amount or payment of asset management fees paid to the asset management company engaging in asset management)

The standards for the amount or payment of asset management fees paid to the asset management company contracted by this investment corporation to operate asset management shall be as specified below. This investment corporation shall pay the remuneration specified in each item to the asset management company through the procedures and timing specified below.

(1)	Management fee 1

The management fee for each business period shall be the amount derived by multiplying the average of the total amount of each appraisal value of assets at the end of the current and previous Accounting Period (The amount of Specific Assets specified in (a) and (b) of Item (3) of Article 26 of the Certificate of Incorporation (However, Specific Assets specified in (b) of the same Item shall be limited to those which can be evaluated as owning real estate, etc. related to the said Specific Assets substantially and economically by owning the said Specific Assets.) calculated by the method specified in Article 27 of the Certificate of Incorporation (However, paragraph 2 of the same Article shall apply to real estate, etc.) by a fee rate of up to 0.2% determined by the Board of Directors, and multiplying the result by 50%. A quarter of the amount derived by multiplying a rate of up to 0.2% of the total amount of appraisal value of assets at the end of the previous period determined by the Board of Directors shall be paid on the end of June and end of December of each year. Any amount in excess or short shall be adjusted without delay after the results for the Accounting Period are finalized.

(2)	Management fee 2

The amount shall be derived by multiplying a rate of up to 3% of distributable income calculated in the Accounting Period, which is determined by the Board of Directors.

Distributable income shall be the amount of profit before income taxes added to the total amount of any loss carried forward before deducting Management fee 2 calculated pursuant to corporate accounting standards generally deemed fair and appropriate in Japan.

Management fee 2 shall be paid without delay after the results of the Accounting Period are finalized.

(3)	Management fee 3

If this investment corporation has acquired Specific Assets in items (a) and (b), paragraph (3), Article 26 of the Certificate of Incorporation (provided, however, that the Specific Assets in item (b) of the said paragraph shall be limited to those that can be regarded effectively and economically as holding Real Estate, etc. related to the Specific Assets by holding the said Specific Assets), the amount after multiplying the purchase price of each asset acquired (provided, however, that national and local consumption taxes and expenses for the purchase are excluded) by, in principle, the following rates shall be the total amount. The percentages below may be reduced depending on the surrounding circumstances.

If this investment corporation has succeeded to Specific Assets in items (a) and (b), paragraph (3), Article 26 of the Certificate of Incorporation (provided, however, that the Specific Assets in item (b) of the said paragraph shall be limited to those that can be regarded effectively and economically as holding Real Estate, etc. related to the Specific Assets by holding the said Specific Assets) from the other party through a merger, the amount after multiplying the appraised value as of the date of acceptance of the merger of each Specific Asset taken over by, in principle, the following rates shall be the total amount. The percentages below may be reduced depending on the surrounding circumstances.

• 0.4% to the portion below 15 billion yen

• 0.1% to the portion above 15 billion yen and below 30 billion yen

• 0.05% to the portion exceeding 30 billion yen

The timing of payment shall be within three months of the day on which this investment corporation acquires the assets (date on which the transfer of rights such as ownership takes effect) or the effective date of the merger.

(4)	Management fee 4

If this investment corporation has sold Specific Assets in items (a) and (b), paragraph (3), Article 26 of the Certificate of Incorporation (provided, however, that the Specific Assets in item (b) of the said paragraph shall be limited to those that can be regarded effectively and economically as holding Real Estate, etc. related to the Specific Assets by holding the said Specific Assets), the amount after multiplying the selling price of each asset sold (provided, however, that national and local consumption taxes and expenses for the sale are excluded) by, in principle, 0.05% shall be the amount. The timing of payment shall be within three months of the day on which this investment corporation sells the assets (date on which the transfer of rights such as ownership takes effect).

The percentages below may be reduced depending on the surrounding circumstances.

Chapter 10 (Borrowings and issuance of investment corporation bonds)

Article 34 (Limits on borrowings and issuance of investment corporation bonds)

1

This investment corporation may borrow funds and issue investment corporation bonds (including short-term investment corporation bonds; the same shall apply hereinafter) for the purpose of the efficient use of working assets and facilitate stable operation.

2

The funds procured through borrowings and investment corporation bonds in the preceding paragraph shall be allocated to the purchase of assets, payment of repair and other expenses or distribution, repayment of liabilities (including security deposits, etc. and borrowings and investment corporation bonds), and shall provide funds for working capital, etc.

3	The amounts of borrowings and issuance of investment corporation bonds are limited to one trillion yen each, and the total amount shall not exceed one trillion yen.

4

The borrowings of this investment corporation shall be limited to funds borrowed from the qualified institutional investors specified in item (i), paragraph 3, Article 2 of the Financial Instruments and Exchange Act (limited to those corresponding to the institutional investors specified in the special provisions for taxes on investment corporations).

Chapter 11 Supplementary Provisions

Article 35 (Method of calculating amounts)

The calculation of amounts based on the Certificate of Incorporation shall, in principle, round off any fraction of a yen.

Article 36 (Special provisions for payment date)

Any payment date falling on a bank holiday shall be moved to the business day immediately preceding the original payment date.

Article 37 (Calculation of per diem pay)

Calculation on a per diem basis in the Certificate of Incorporation shall assume 365 days per year unless otherwise specified.

Established: September 21, 2001

Revised: May 28, 2003

Revised: September 29, 2003

Revised: November 27, 2003

Revised: June 16, 2005

Revised: June 14, 2007

Revised: June 17, 2009

Revised: June 15, 2011

Revised: June 21, 2013

Revised: April 1, 2014

Revised: June 17, 2015

Revised: June 13, 2017

Revised: June 11, 2019

Revised: June 11, 2021

Attachment 3

The contents of the financial statements, asset investment reports, and statements related to the distribution of money pertaining to the latest business period of MORI TRUST Sogo Reit, Inc.

I. Asset Investment Reports

II. Balance Sheets

III. Statement of income

IV. Statement of Changes in Owners’ Equity

V. Notes

VI. Statement of Cash Distribution

VII. Statement of cash flows (Reference information)

I. Asset Investment Reports

Overview of asset management

1. Changes in the Management Status of the Investment Corporation

Operating period			Unit	37th period For the period from April 1, 2020 to September 30, 2020	38th period For the period from October 1, 2020 to March 31, 2021	39th period For the period from April 1, 2021 to September 30, 2021	40th period For the period from October 1, 2021 to March 31, 2022	41th period For the period from April 1, 2022 to September 30, 2022
Operating revenue			Thousand yen	8,882,550	8,789,929	9,202,368	8,528,392	6,902,340
(Lease business revenue)			Thousand yen	(8,882,550)	(8,789,929)	(7,768,463)	(7,076,315)	(6,902,340)
Operating expenses			Thousand yen	3,445,361	3,325,198	3,638,888	3,486,044	3,474,016
(Expenses related to rent business)			Thousand yen	(2,991,735)	(2,880,013)	(3,152,474)	(3,025,005)	(3,057,896)
Operating income			Thousand yen	5,437,189	5,464,731	5,563,480	5,042,348	3,428,323
Ordinary income			Thousand yen	5,059,326	5,116,169	5,205,474	4,685,132	3,043,518
Profit		(a)	Thousand yen	5,058,379	5,115,197	5,041,443	4,537,379	3,331,238
Total assets		(b)	Thousand yen	328,915,253	330,301,163	328,288,624	325,071,568	325,909,227
(change vs. previous period)			%	(Δ0.1)	(+0.4)	(Δ0.6)	(Δ1.0)	(+0.3)
Interest-bearing liabilities		(c)	Thousand yen	155,000,000	157,000,000	155,000,000	154,000,000	156,000,000
(change vs. previous period)			%	(—)	(+1.3)	(Δ1.3)	(Δ0.6)	(+1.3)
Total net assets		(d)	Thousand yen	160,123,057	160,180,015	160,106,458	159,957,838	159,071,677
(change vs. previous period)			%	(+0.0)	(+0.0)	(Δ0.0)	(Δ0.1)	(Δ0.6)
Total distribution			Thousand yen	153,990,040	153,990,040	153,990,040	153,990,040	153,990,040
(change vs. previous period)			%	(—)	(—)	(—)	(—)	(—)

Total number of outstanding investment units		(e)	Units	1,320,000	1,320,000	1,320,000	1,320,000	1,320,000
Total net assets per unit		(d)/(e)	Yen	121,305	121,348	121,292	121,180	120,508
Total distributions		(f)	Thousand yen	5,058,240	5,115,000	4,686,000	4,217,400	3,960,000
Distributions per unit		(f)/(e)	Yen	3,832	3,875	3,550	3,195	3,000
(Distributions per unit (excluding distributions in excess of profit)			Yen	(3,832)	(3,875)	(3,550)	(3,195)	(3,000)
(Distributions in excess of profit per unit)			Yen	(—)	(—)	(—)	(—)	(—)
Ordinary income to total assets	(Note 1)		%	1.5	1.6	1.6	1.4	0.9
Annualized Ratio			%	3.1	3.1	3.2	2.9	1.9

Return on equity	(Note 1)	%	3.2	3.2	3.1	2.8	2.1
Annualized Ratio		%	6.3	6.4	6.3	5.7	4.2
Capital adequacy ratio		(d)/(b)%	48.7	48.5	48.8	49.2	48.8
(change vs. previous period)			(+0.1)	(Δ0.2)	(+0.3)	(+0.4)	(Δ0.4)
LTV (Loan to Value) ratio		(c)/(b)%	47.1	47.5	47.2	47.4	47.9
Payout ratio	(Note 2)	(f)/(a)%	99.9	99.9	92.9	92.9	118.8

[Reference]
Number of properties			15	15	16	16	16
Rentable area	(Note 3)	m2	433,862	433,862	425,769	417,675	417,553
Occupancy rate	(Note 4)	%	99.9	99.3	99.1	96.0	96.5
			(99.9)	(98.6)	(91.9)	(90.5)	(91.6)
Net Operating Income	(Note 1)	Thousand yen	7,199,434	7,036,811	5,729,957	5,177,045	4,960,596

(Note 1)	The indicators stated are calculated using the formulas below.
ordinary income to total assets = ordinary income / [(total assets at beginning of period + total assets at end of period)/2]
return on equity = profit / [(net assets at beginning of period + net assets at end of period)/2]
rent NOI = rental revenues - property-related expenses + depreciation
(Note 2)	The dividend payout ratios are rounded off to one decimal place.
(Note 3)	The total leasable areas are rounded off to the nearest square meter.
(Note 4)

The occupancy rates represent the ratios of total leased areas to total leasable areas as of the closing date. The figures in parentheses under the occupancy rates represent the occupancy rates calculated based on a sublease agreement for properties subject to a master lease agreement, under which rent income is linked to the rent under a sublease agreement, or a pass-through master lease agreement. The occupancy rates are rounded off to one decimal place except in the case in which rounding results in 100.0%, which is indicated as 99.9% by rounding down the second decimal place.

2. Summary of asset management during the 41st fiscal period

(i)	Transition of the Investment Corporation

The Investment Corporation was established on October 2, 2001, with Mori Trust Asset Management Co., Ltd. (changed trade name from Nihon Sogo Fund Co., Ltd. on November 1, 2003) as the organizer, pursuant to the Act on Investment Trusts and Investment Corporations.

On March 28, 2002, the Investment Corporation began asset management, starting with the acquisition of the trust beneficiary right in Frespo Inage, land related to leased land agreement for business use. Since then the Investment Corporation has steadily expanded the size of its assets, and was listed on the Real Estate Investment Trust Securities Market of the Tokyo Stock Exchange (Stock Code: 8961) on February 13, 2004.

As a result, the real estate held by the Investment Corporation as of September 30, 2022, numbered 16 properties, with a total assets price of 325,909 million yen.

(ii)	Investment environment and performance

During the fiscal period under review, movement restrictions due to COVID-19 were eased. Consumer spending picked up, particularly in relation to eating out and staying at accommodations, and the economy recovered. Meanwhile, resources and energy prices continued to rise due to the war in Ukraine, among other factors, and prices of daily necessities continued to climb on the weakening of the yen. The rising prices put downward pressure on corporate performance and consumer spending. In the real estate investment market, investor confidence in Japan and abroad remained at high levels, partly due to the depreciation of the yen in response to the continued widening of the Japan-US interest rate spread. Under such conditions, information on the sale of high-quality properties available for investment was limited and the situation in which it was difficult to acquire properties persisted.

In the real estate leasing market, contracted rents for office buildings continued their downward trend but the vacancy rate for office buildings rose at a slower pace, reflecting a growing tendency to relocate to larger spaces at existing competitive buildings or expand office spaces in the same building.

In the market for retail facilities, consumer spending was recovering, reflecting the easing of movement restrictions due to COVID-19, but price hikes applied downward pressure. In the market for luxury rental housing in Tokyo, both the occupancy rate and the rent level held firm, reflecting sustained demand versus limited supply. The hotel market continues to face a challenging environment. Although restrictions on the entry of inbound tourists to Japan were eased, the number of inbound tourists did not increase. However, the performance of hotels was recovering as the domestic tourism market was steadily improving, approaching the level before the COVID-19 pandemic.

Under these investment conditions, MTR continued to conduct investment management by maintaining and improving the occupancy rate of portfolio properties and promoting upward rent revisions, with the aim of securing stable revenues by, for instance, signing a sales agreement for beneficial interests in trust dated July 29, 2022, concerning the purchase and sale of assets. As a result, as of September 30, 2022, the Investment Corporation owned 16 properties with a total book value of 305,966 million yen. The occupancy rate for the properties owned by the Investment Corporation was 96.5% (91.6% (Note)) as of September 30, 2022.

MTR and the Asset Management Company are making progress in their efforts, which consider the environment, society and governance based on the recognition that activities to raise sustainability, such as environmental considerations, social contribution, and organizational governance in asset management operations, are essential for achieving a medium- to long-term increase in the investor value of investment corporations.

In the fiscal period under review, MTR took steps to save energy at facilities in connection with “E: environment,” including installing LED lighting fixtures in private areas of Osaki MT Building and replacing air conditioners with those offering high energy savings at Hotel Okura Kobe. At Osaki MT Building, MTR has introduced a system where tenants pay part of the reduction in electricity bills achieved as a result of energy-saving renovation in part of the areas occupied by tenants to MTR as green lease payments. For “S: society,” MTR continued its efforts to ensure tenants’ safety and security, such as placing disinfectants at common areas of its properties as measures against COVID-19 and providing documents on preventive measures against infection. For “G: governance,” MTR implemented training and awareness-raising activities such as providing compliance training to all executives and employees on a regular basis, and sought to improve compliance awareness among employees.

As a result of efforts to achieve ESG goals, MTR received a Green Star, which is given to participants who excel in the entity’s policies, organizational structure, and other processes of promoting ESG goals, and in the environmental performance of the entity’s asset portfolio, activities with tenants, and other efforts, for the sixth consecutive time in the 2022 GRESB Real Estate Assessments. MTR received a “4 Stars” in the five-scale GRESB ratings based on the global rankings of total scores. In addition, MTR received A, the highest of five levels of the GRESB Public Disclosure that measures the adequacy of ESG information disclosure, for its excellence in the disclosure of information about its environmental consciousness and sustainability initiatives.

(Note) The figure in parentheses is the occupancy rate calculated based on sublease agreements for properties using a master lease agreement under which rent income is linked to rents under sublease agreements or a pass-through master lease agreement.

(iii)	Financing

MTR borrowed a total of 20,000 million yen for the repayment of existing borrowings that have matured. MTR issued the Eighteenth series unsecured investment corporation bonds as outlined below. 1,000 million yen of the proceeds from the bond issuance was used as cash on hand that has decreased due to the redemption of eleventh series unsecured investment corporation bonds on February 22, 2022. The balance will be used as a source of funds for the redemption of twelfth series unsecured investment corporation bonds (4,000 million yen) coming due on February 20, 2023, or for the repayment of existing loans, which reach maturity by the end of March 2023.

Name	:	MORI TRUST Sogo Reit, Inc. Eighteenth Series Unsecured Investment Corporation Bonds

(Ranking Pari Passu among the specified Investment Corporation Bonds)

Issue amount	:	2,000 million yen

Interest rate	:	0.420% per annum

Date of issue	:	June 20 2022

Redemption date	:	February 29 2028

Collateral	:	Unsecured and unguaranteed

As a result, interest-bearing debt as of September 30, 2022 amounted to 156,000 million yen, of which long-term loans payable amounted to 135,000 million yen (including long-term loans payable of 18,000 million yen due for repayment within 1 year) and investment corporation bonds amounted to 15,000 million yen (including investment corporation bonds of 4,000 million yen due for redemption within 1 year). The ratio of interest-bearing debt to total assets as of September 30, 2022 was 47.9% (compared with 47.4% as of March 31, 2022).

As of September 30, 2022, the Investment Corporation has obtained a long-term issuer rating of AA (rating outlook: stable) from Japan Credit Rating Agency, Ltd. (JCR)

(iv)	Overview of financial results and distributions

As a result of the abovementioned operations, operating revenue came to 6,902 million yen, operating income came to 3,428 million yen, ordinary income after the deduction of loan-related interest expenses from operating income came to 3,043 million yen, and profit came to 3,331 million yen.

With the intention that the maximum amount of profit distributions would be included in tax-deductible expenses under the application of special provisions for taxation (Article 67-15 of the Act on Special Measures Concerning Taxation), MTR decided to distribute all undistributed profit at the end of the fiscal period under review after a partial reversal (628 million yen) of the reserve for reduction entry accumulated under the Special Provisions for Taxation in the Case of Advanced Acquisition of Land, etc. in 2009 and 2010 in Article 66-2 of the Act on Special Measures Concerning Taxation. Consequently, the distribution per investment unit amounted to 3,000 yen.

3. Overview of capital increase

The table below is an overview of the capital increase, etc. during the fiscal period under review and the preceding periods.

Date	Remarks	Total number of investment units outstanding (units)		Total amount of investment (million yen)		Remarks
		Change	Balance	Change	Balance
October. 2, 2001	Foundation through private offering	400	400	200	200	(Note 1)
March. 27, 2002	Capital increase through private offering	5,200	5,600	2,600	2,800	(Note 2)
July. 4, 2002	Capital increase through private offering	2,600	8,200	1,300	4,100	(Note 3)
September. 27, 2002	Capital increase through private offering	4,500	12,700	2,250	6,350	(Note 4)

March. 27, 2003	Capital increase through private offering	40,700	53,400	20,350	26,700	(Note 5)
September. 19, 2003	Capital increase through private offering	66,600	120,000	33,300	60,000	(Note 6)
September. 30, 2003	Capital increase through private offering	40,000	160,000	20,000	80,000	(Note 6)
October. 1, 2008	Capital increase through private placement	22,000	182,000	17,600	97,600	(Note 7)
May. 31, 2010	Capital increase through public offering	60,000	242,000	39,009	136,609	(Note 8)
October. 23, 2013	Capital increase through public offering	20,000	262,000	15,800	152,410	(Note 9)
November. 21, 2013	Capital increase through private placement	2,000	264,000	1,580	153,990	(Note 10)
April. 1, 2014	Split of investment units	1,056,000	1,320,000	—	153,990	(Note 11)

(Note 1)	This investment corporation was founded with investment units at the issue price per unit of 500,000 yen.
(Note 2)

The investment corporation issued additional investment units through private placement at the issue price per unit of 500,000 yen for the purpose of raising funds to acquire two new pieces of real property and started operation.

(Note 3)

The investment corporation issued additional investment units through private placement at the issue price per unit of 500,000 yen for the purpose of raising funds for a deposit to acquire new pieces of real property.

(Note 4)

The investment corporation issued additional investment units through private placement at the issue price per unit of 500,000 yen for the purpose of raising funds to pay the balance of the purchase of new pieces of real property.

(Note 5)

The investment corporation issued additional investment units through private placement at the issue price per unit of 500,000 yen for the purpose of raising funds to acquire three new pieces of real property.

(Note 6)

The investment corporation issued additional investment units through private placement at the issue price per unit of 500,000 yen for the purpose of raising funds to acquire new pieces of real property and to repay borrowings.

(Note 7)

The investment corporation issued additional investment units through third-party allotment at the issue price per unit of 800,000 yen for the purpose of raising funds to repay borrowings due to the purchase of new pieces of real property.

(Note 8)

The investment corporation issued additional investment units through public offering at the issue price per unit of 670,800 yen (underwriting price of 650,160 yen) for the purpose of raising funds to repay borrowings for the purchase of new pieces of real property.

(Note 9)

The investment corporation issued additional new investment units through public offering at the issue price per unit of 815,100 yen (underwriting price of 790,020) for the purpose of raising funds to repay borrowings for the purpose of new property and to allocate the remainder to funds for the future purchase of specified assets or the repayment of interest-bearing debts.

(Note 10)

The investment corporation issued additional new investment units through a third-party allotment at the issue price per unit of 790,020 yen for the purpose of raising funds to acquire specified assets in the future or to repay interest-bearing debts.

(Note 11)	The investment corporation conducted an investment unit split at the rate of five units for one unit with March 31, 2014, as the record date and April 1, 2014, as the effective date.

4. Distributions

With the intention that the maximum amount of profit distributions would be included in tax-deductible expenses under the application of special provisions for taxation (Article 67-15 of the Act on Special Measures Concerning Taxation), MTR decided to distribute all undistributed profit at the end of the fiscal period under review after a partial reversal (628 million yen) of the reserve for reduction entry accumulated under the Special Provisions for Taxation in the Case of Advanced Acquisition of Land, etc. in 2009 and 2010 in Article 66-2 of the Act on Special Measures Concerning Taxation. Consequently, the distribution per investment unit amounted to 3,000 yen.

Operating period	37th period For the period from April 1, 2020 to September 30, 2020		38th period For the period from October 1, 2020 to March 31, 2021		39th period For the period from April 1, 2021 to September 30, 2021		40th period For the period from October 1, 2021 to March 31, 2022		41th period For the period from April 1, 2022 to September 30, 2022
Unappropriated retained earnings	5,058,569 thousand yen		5,115,527 thousand yen		5,041,970 thousand yen		4,537,379 thousand yen		3,331,238 thousand yen
Retained earnings	329 thousand yen		527 thousand yen		—		—		—
Total distributions	5,058,240 thousand yen		5,115,000 thousand yen		4,686,000 thousand yen		4,217,400 thousand yen		3,960,000 thousand yen
(Distributions per unit)	(3,832 yen	)	(3,875 yen	)	(3,550 yen	)	(3,195 yen	)	(3,000 yen	)
Distributions of profit	5,058,240 thousand yen		5,115,000 thousand yen		4,686,000 thousand yen		4,217,400 thousand yen		3,960,000 thousand yen
(Distributions of profit per unit)	(3,832 yen	)	(3,875 yen	)	(3,550 yen	)	(3,195 yen	)	(3,000 yen	)
Contribution refunds	— thousand yen		— thousand yen		— thousand yen		— thousand yen		— thousand yen
(Contribution refunds per unit)	(— yen	)	(— yen	)	(— yen	)	(— yen	)	(— yen	)
Of contribution refunds, distributions from reserve for temporary difference adjustment	— thousand yen		— thousand yen		— thousand yen		— thousand yen		— thousand yen
(Of contribution refunds per unit, distributions from reserve for temporary difference adjustment per unit)	(— yen	)	(— yen	)	(— yen	)	(— yen	)	(— yen	)
Of contribution refunds, distributions accompanying decrease in capital, etc. under tax law	— thousand yen		— thousand yen		— thousand yen		— thousand yen		— thousand yen
(Of contribution refunds per unit, distributions accompanying decrease in capital, etc. under tax law)	(— yen	)	(— yen	)	(— yen	)	(— yen	)	(— yen	)

5. Management policy and future issues

(i)	Outlook for overall performance

Consumption is expected to gradually recover given the government’s measures to mitigate the effects of price hikes and ease restrictions on entry into Japan and nationwide measures to support tourism, among other factors, despite the adverse effects on consumption of sharp rises in resources and energy prices as well as increases in the prices of daily necessities. However, the situation in Japan and abroad requires attention, including the effects of COVID-19, developments in the war in Ukraine, and trends in the financial and exchange markets.

In the real estate investment market, investment demand from domestic and foreign investors are expected to remain high and information on the sale of high-quality properties available for investment will be limited. As a result, transaction prices are expected to hover at a high level for the time being and expected cap rates will likely remain low.

In the real estate leasing market, a recovery in demand for office buildings is anticipated, driven by continued moves to relocate to a larger space or expand the office space in the same building, and the upward trend in vacancy rates and the downward trend in rents are expected to slow. However, the impact of large supplies in 2023 needs to be monitored.

As for retail facilities and hotels, the domestic market will likely recover steadily, while the inbound market is expected to achieve a moderate rebound due to the weakening of the yen and the easing of regulations on entry into Japan.

In the market for luxury rental housing in Tokyo, based on the assumption that new supply will be limited and demand will remain strong, both the occupancy rate and rent levels are likely to remain steady.

(ii)	Future investment policy

Regarding the form of lease agreements of the real estate owned by the Investment Corporation, the Investment Corporation will maintain the weight of fixed-term building lease agreements with fixed rent over the medium and long term at a certain percentage, to ensure that a drop in the level of market rents does not immediately have a major impact on the revenue of the real estate owned by the Investment Corporation.

However, when entering into a new lease agreement, the Investment Corporation will examine the agreement term and the fixing of rents in the medium or long term based on an assessment of the location and features of the real estate and will aim to maximize revenue.

In addition, the Investment Corporation will operate and manage real estate in accordance with the following policy to maintain and increase market competitiveness and to enable stable operation.

1.

The Investment Corporation will work to improve the satisfaction of tenants and consider measures such as thoroughgoing implementation of preventive maintenance and safety management and enhancement of customer relations with tenants based on an assessment of the features of each portfolio real estate, and endeavor to maintain high occupancy rates of the real estate it owns. When real estate becomes vacant or is due to become vacant, the Investment Corporation will conduct well-aimed market research and then focus on leasing in cooperation with the Mori Trust Group, real estate agents and property management companies.

2.

When entering into a new lease agreement, the Investment Corporation will endeavor to conclude a medium- or long-term fixed-term building lease agreement or an agreement that otherwise considers fixing the rent or lengthening the agreement term to ensure future rental revenue. In the case of portfolio real estate that can be expected to achieve stable internal growth, the Investment Corporation will also incorporate agreements designed to tap into growth in income gain.

3.

Based on consideration of the aging and age of portfolio real estate, the Investment Corporation will endeavor to maintain stable occupancy rates by renovating aged facilities, etc. and actively making investments to increase market competitiveness so that portfolio real estate compares favorably with competing properties.

(iii)	Investment strategy for new investment real estate

The Investment Corporation’s basic policy is to make investments based on the following investment strategies, with a focus on seeking to further develop and cultivate property information routes and endeavoring to gather high quality property information, to expand the size of its assets under management (AUM) and acquire new real estate.

1.

The Investment Corporation will invest primarily in real estate in central Tokyo regardless of its use, aiming for an investment portfolio in which central Tokyo properties account for 60-80% of total AUM. It will also invest in certain investment real estate located in other regions, such as office buildings located in areas with a high concentration of office buildings and convenient transport links and high-quality commercial facilities that are highly competitive within their trade area.

2.

The Investment Corporation will invest in investment real estate intended for “office building” use, aiming to build a portfolio in which office buildings account for 70-90% of total AUM. Besides office buildings, it will also invest in commercial facilities (10-30% of total AUM) and “Others” (0-10% of total AUM). However, for the present time, it will invest only in residential properties and hotels in the “others” category.

3.

The Investment Corporation’s basic strategy is to conclude medium-to-long-term lease agreements with tenants. Also, where possible, it will endeavor to conclude fixed-term building lease agreements or other agreements that take fixing the rent or lengthening the agreement period into consideration. The agreement for the lease of investment real estate may take the form of leasing the investment real estate directly to the tenant or the form of using a master lessee as an intermediary between the Investment Corporation and tenants and leasing to the master lessee. The Investment Corporation will actively examine a master lease agreement in cases where, upon consideration of factors such as the size and use of the real estate and the characteristics of tenants, this arrangement is deemed to have certain benefits.

(iv)	Financial strategy, etc.

The Investment Corporation will examine points such as the amounts of loans, borrowing periods, and work to arrive at the optimum financing balance, bearing in mind the need to curb the negative effects of changes in financing conditions and reduce financing costs. The Investment Corporation will also consider issuing investment corporation bonds.

In addition, MTR will consider diversifying lenders and issuing investment corporation bonds while focusing on its conventional, long-term relationships with financial institutions.

(v)	Significant events after balance sheet date

The Merger between MTR and MTH

MTR and MTH have today, at each investment corporation’s Board of Directors meeting, resolved to undertake an absorption-type merger, with March 1, 2023 as the effective date, whereby MTR will be the surviving corporation and MTH will be the dissolving corporation in the Merger, and have today also executed the Merger Agreement.

(1)	Purpose of the Merger

Each of these investment corporations has performed aiming for the medium- to long-term stabilized revenue and growth by leveraging its characteristics respectively, that is, stability of office assets for MTR and growth potential of hotel assets for MTH. However, MTR has challenges in the future growth potential in terms of office assets, which are its main investment targets, due to decreasing opportunities for newly obtaining large-scale prime properties and declining profitability caused by moving out of tenants triggered by COVID-19, while MTH has faced an issue of how to secure stable revenue concerning its investment target, hotel assets, because a risk of revenue fluctuation has become apparent during the COVID-19 pandemic. Accordingly, MTR and MTH have come to recognize an issue that they have limited opportunities for independent growth respectively. In order for MTR and MTH to mutually solve these issues and contribute to the continuous improvement of the unitholder value by creating a comprehensive REIT with offices and hotels as its core assets, which is truly equipped with asset potential, stability and growth potential, MTR and MTH agreed to start negotiation for merger and carefully proceeded with the deliberation. As a result, MTR and MTH have judged that building a portfolio equipped with stability of office assets and growth potential of hotel assets through the Merger and returning to a growth path by leveraging the sponsor support will lead to further improvement of the unitholder value; therefore, the Merger Agreement was made and entered by and between MTR and MTH today.

MTR and MTH consider that the Merger has the following significance.

i)	Pursue asset potential, stability and growth potential with offices and hotels as core assets

MTR and MTH concentrated investment in high-quality assets with a focus on asset potential, which is the intrinsic value of real estate, and this investment policy will be maintained after the Merger. In addition, after the Merger, it will become possible to pursue both stability and growth potential using offices that create stable cash flow and hotels having growth potential as core assets. In addition, properties and asset types are diversified, portfolio quality will be improved as well.

ii)	Maximize the use of sponsor support and return to growth path

After the Merger, sponsor support will be continuously used at the maximum level to return to growth path.

In regard to the external growth, growth of asset size will be pursued through the maximum use of sponsor support. As a part of these initiatives, an additional purchase of Kamiyacho Trust Tower from the sponsor, MORI TRUST, will be made by using the purchasing capacity created by a decrease in Loan to Value (LTV), which is one of the effects of the Merger (For the details, please refer to “Notice of Acquisition and Lease of Asset (Kamiyacho Trust Tower)” announced today.). This additional acquisition is considered to show the sponsor’s strong commitment to the investment corporation after the Merger (the “new MTR”).

In addition, the office assets and hotel assets which are on the recovery trend from lowered revenue due to COVID-19 are of asset type expected to grow in the recovery and growth phases of the post-COVID-19 market. They are also expected to contribute to the internal growth in the future. It is considered that both external and internal growth will become a growth driver.

iii)	Strong governance by sharing profit with investors

After the Merger, the same-boat investment ratio by the sponsor Mori Trust group will be 29.2%, which is one of the largest in J-REIT. This enables cooperation in consideration of both parties’ growth and improvement of unitholder value from the medium- to long-term perspective. It is also planned to facilitate the cooperation system by introducing a new asset management fee system linked to profit per unit for further improvement of the linkage between unitholder values and compensation to the Asset Management Company after the Merger.

iv)	Increase in market presence

After the Merger, the new MTR’s asset size will be approx. 471.1 billion yen (ranked No.14 in J-REIT), which will improve its market presence and is expected to expand the investor base. This will result in expansion of market capitalization and improved liquidity of investment units, and is expected to increase unitholder value.

Through these four points of significance of the Merger, the new MTR aims to improve unitholder value based on the medium- to long-term stable management primarily using offices that generate stable cash flow and hotels with growth potential.

(Note)

The asset size after the Merger is calculated by totaling the asset size of MTR and MTH. The asset size of MTR is assumed to be the total of acquisition price of the properties in the portfolio as of the end of October 2022, reflecting the acquisitions and sales of the properties from November 1, 2022 to the Effective date of the Merger. The asset size of MTH is assumed to be the appraisal values of the properties as of the end of August 2022. The asset sizes of the other investment corporations are those including properties that the other investment corporations announced acquisition and sale thereof as of the end of October, 2022 (acquisition (planned) price basis). Therefore, it is not guaranteed that the new MTR will have asset size ranked No.14 in J-REIT as of the effective date of the Merger. In regard to the asset size after the Merger, because it is planned that MTH’s assets will be succeeded with the purchase method by MTR as the surviving corporation, the asset size will not be a simple sum of the total (scheduled) acquisition price of MTR and the appraisal values of MTH as of the end of August 2022.

(2)	Effective date of the Merger

March 1, 2023 (Scheduled)

(3)	Form of the Merger

MTR will be the surviving corporation under an absorption-type merger and MTH will be dissolved in the Merger.

(4)	Allocation of Investment Units under the Merger

	MTR (Surviving corporation in the absorption- type merger)	MTH (Dissolving corporation in the absorption- type merger)
Allocation of investment units under the Merger	1	1.84
		(Reference) Before the Investment Unit Split 0.92

(Note)	The number of new MTR investment units to be issued as a result of the Merger (the number of units after the Investment Unit Split of MTR): 920,000

(5)	The Investment Unit Split

MTR plans to split one investment unit into 2 investment units with February 28, 2023 as the record date for splitting the investment units and March 1, 2023 as the effective date of the split; the allocation ratio shown above and the number of new investment units MTR will allocate and deliver are subject to the Investment Unit Split taking effect. If 0.92 MTR investment units are allocated and delivered against 1 MTH investment unit on the basis of the merger ratio before the Investment Unit Split, there will be many MTH unitholders being allocated fractions of less than one MTR investment unit. To make it possible for MTH unitholders to continue holding MTR investment units after the Merger, a split of MTR investment units will be carried out before the allocation towards MTH unitholders, in the ratio of two MTR investment units to one MTR investment unit for the purpose of delivering to all MTH unitholders at least one MTR investment unit, and for every one MTH investment unit, 1.84 MTR investment unit post- Investment Unit Split will be allocated and delivered.

(i) Number of investment units increased after the Investment Unit Split

i) Outstanding investment units before the Investment Unit Split	:	1,320,000

ii) Investment units increased by the Investment Unit Split	:	1,320,000

iii) Outstanding investment units after the Investment Unit Split	:	2,640,000

iv) Issuable investment units after the Investment Unit Split and the Merger	:	20,000,000

(ii) Effect on MTR’s information per unit

The information per unit for the current fiscal year will be as follows, assuming that the Investment Unit Split is executed at the beginning of the current fiscal year.

i) Net asssets per unit	:	60,254 yen

ii) Profit per unit	:	1,261 yen

(6) The money delivered due to the Merger

MTR intends to pay MTH unitholders (the unitholders stated or recorded in the final unitholders’ register on the day before the effective date of the Merger (excluding MTR, MTH and those MTH unitholders who have demanded the purchase of their investment units pursuant to Article 149-3 of the Act on Investment Trusts and Investment Corporations (Act No. 198 of 1951, as amended; the “Investment Trusts Act”) (excluding those who have withdrawn such demand for purchase) (hereinafter referred to as the “Unitholders Subject to Allocation”), in lieu of cash distributions for the last business period of MTH which ends the day before the effective date of the Merger, the money delivered due to the Merger in the form of cash distribution based on MTH’s distributable income for that same period of an amount (disregarding fractions of a yen) which is the quotient resulting from a division of the amount of MTH’s distributable income on the date before the effective date of the Merger by the number of issued MTH investment units on that date as reduced by the number of investment units held by unitholders other than the Unitholders Subject to Allocation. The money delivered due to the Merger will be paid within a reasonable period from the effective date of the Merger.

(7) The fiscal year (ended August 31, 2022) of the dissolving corporation (MTH) in the Merger

Business	:	Management of assets mainly as investments in specified assets as stipulated in the Investment Trust Law

Operating revenues	:	2,053 million yen

Profit	:	1,144 million yen

Total assets	:	110,357 million yen

Total liabilities	:	59,212 million yen

Net assets	:	51,144 million yen

(Reference Information)

Transfer of property

MTR concluded a sales agreement for beneficial interests in trust on the transfer of the property below on July 29, 2022.

Shinbashi Ekimae MTR Building

(i) Outline of the transfer

Property to be transferred	:	Real estate trust’s beneficiary interest

Transfer price	:	21,800,000,000 yen (the first: 7,266,666,667 yen, the second: 7,266,666,667 yen, the third: 7,266,666,666 yen)

(Excluding transfer cost, property taxes, city planning taxes and consumption taxes)

Gain on transfer	:	We are to record gain on sales of real estate of approximately 1.3 billion yen in the fiscal period ending February 2022, 1.3 billion yen in the fiscal period ending August 2023 and approximately 1.4 billion yen in fiscal period ending February 2024 as operating revenues.

Scheduled date of transfer	:	First scheduled date: February 28, 2023, second scheduled date: August 31, 2023, third scheduled date: February 29, 2024

Buyer	:	MORI TRUST CO., LTD.

Remarks	:	MTR plans to split the transfer into three parts, creating a trust for a co-ownership interest of 1/3 on February 28, 2023, to complete the first part of the transfer, creating an additional trust for a co-ownership interest of 1/3 on August 31, 2023, to complete the second part of the transfer, and creating an additional trust for a co-ownership interest of 1/3 on February 29, 2024, to complete the third part of the transfer.

Others	:	The sales agreement falls under forward commitments, etc., as defined in the Financial Services Agency’s Comprehensive Guidelines for Supervision of Financial Instruments Business Operators, etc. Only when there is willful or gross negligence on the part of the seller or the buyer in the Transfer, shall the counterparty be able to cancel the sales agreement on the grounds of a serious breach of obligations under the sales agreement pertaining to the Transfer involving the counterparty. When the Transfer is cancelled due to a breach of obligations, the breaching party shall pay an amount equivalent to 20% of purchase/sales price as a penalty fee to the counterparty.

(ii) Outline of the property to be transferred

Location	:	2-8-5 Shimbashi, Minato-ku, Tokyo (displayed address)

Usage	:	Retail Facility (Registered types of use: retail, office, storage, and parking)

Acreage	:	1,069.88 m2 (Registered land area)

Total floor space	:	One building : 7,820.45 m2 (Registered land area)

Structure	:	Steel frame, steel-framed reinforced concrete structure, reinforced concrete structure flat roof, 8 floors above ground, 2 floors below ground (Registered structure)

Construction completion	:	April, 1999

Acquisition of property

MTR concluded a sales agreement for beneficial interests in trust on the acquisition of the property below on July 29, 2022.

Sendai MT Building

(i) Outline of the acquisition

Property to be acquired	:	Real estate trust’s beneficiary interest

Land Owned

Building Owned (co-owned interest of 90,845/100,000)

Acquisition price	:	15,800,000,000 yen (the first: 5,266,666,667 yen, the second: 5,266,666,667 yen, the third: 5,266,666,666 yen)

(Excluding purchase overheads and taxes)

Scheduled date of acquisition	:	First scheduled date: February 28, 2023, second scheduled date: August 31, 2023, third scheduled date: February 29, 2024

Seller	:	MORI TRUST CO., LTD.

Remarks	:	MTR plans to split the acquisition into three parts, creating a trust for a coownership interest of 90,845/300,000 on February 28, 2023, to complete the first part of the acquisition, creating an additional trust for a co-ownership interest of 90,845/300,000 on August 31, 2023, to complete the second part of the acquisition, and creating an additional trust for a co-ownership interest of 90,845/300,000 on February 29, 2024, to complete the third part of the acquisition.

Others	:	The sales agreement falls under forward commitments, etc., as defined in the Financial Services Agency’s Comprehensive Guidelines for Supervision of Financial Instruments Business Operators, etc. Only when there is willful or gross negligence on the part of the seller or the buyer in the Acquisition, shall the counterparty be able to cancel the sales agreement on the grounds of a serious breach of obligations under the sales agreement pertaining to the Acquisition with the counterparty. When the Acquisition is cancelled due to a breach of obligations, the breaching party shall pay an amount equivalent to 20% of purchase/sales price as a penalty fee to the counterparty.

(ii) Outline of property to be acquired

Location	:	4-2-3, Tsutsujigaoka, Miyagino-ku, Sendai-shi, Miyagi (displayed address)

Usage	:	Office building (Registered types of use: office, retail, and parking)

Acreage	:	5,020.33 m2 (Land area registered for the entire building lot) 4,491.16 m2 (Land area registered for exclusively owned space to be owned)

Total floor space	:	One building: 42,941.53 m2

Structure	:	Reinforced concrete structure flat roof, 18 floors above ground, 2 floors below ground (registered structure)

Construction completion:	:	March 1999

MTR concluded a sales agreement for beneficial interests in trust on the acquisition of the property below on November 22, 2022.

Kamiyacho Trust Tower

(i) Outline of the acquisition

Property to be acquired	:	Real estate trust’s beneficiary interest

Land Ownership and land lease rights (site ownership ratio: 5.004429250%)

Building Sectionally owned (i) house number : 701 (ii) house number : 1401 (co-owned interest: Five Tenth) (Note 1)

Acquisition price	:	23,700 million yen

(Excluding acquisition cost, property taxes, city planning taxes and consumption taxes)

Scheduled date of acquisition	:	March 1, 2023

Seller	:	MORI TRUST CO., LTD.

Others	:	The Acquisition falls under the category of Forward Commitment, etc. (denotes postdated Purchase and Sales agreement where the settlement and delivery of the asset are to take place one month or more after the conclusion of agreement or similar; the same applies hereinafter) as provided in the Comprehensive Guideline for Supervision of Financial Instruments Business Operators, etc. set by the Financial Services Agency. Only when there is willful or gross negligence on the part of the seller or the buyer in the Acquisition shall the counterparty be able to cancel the Purchase and Sales Agreement on the grounds of a serious breach of obligations under the Purchase and Sales Agreement pertaining to the Acquisition by the counterparty. When the Acquisition is cancelled due to a breach of obligations, the breaching party shall pay an amount equivalent to 20% of purchase/sales price as a penalty fee to the counterparty. MTR shall fulfill its obligation to pay the sales price after the Merger only if it has procured funds necessary for paying the sales price. If MTR is not able to procure funds necessary for paying the sales price after the Merger, the sales agreement shall become ineffective and MTR shall not have to pay any damages or compensation or make any payments. MTR therefore believes that if it is not able to procure funds and implement the forward commitment, etc., MTR’s finances, etc. after the Merger are unlikely to be significantly affected.

(ii) Outline of property to be acquired

Location	:	1-1 Toranomon 4-chome, Minato Ward, Tokyo (displayed address)

Usage	:	Office building (Type of registry entry: office) (Note 2)

Acreage	:	Site of one building: 16,131.84 m2

Total floor space	:	One building: 196,037.12 m2

Exclusive portion owned by MTR: 7,595.44 m2 (Note 3)

Structure	:	Steel-framed reinforced concrete, flat roofed/37 stories with 4 basement levels

Construction completion:	:	March 2020

(Note 1)

If the Merger does not become effective by the planned date of acquisition (inclusive of the planned date of acquisition), MTR shall not have to pay any damages or compensation or make any payments and part of the sales agreement related to the Acquisition will be canceled. Of the Assets for Acquisition above, a co-owned interest (two-tenths) of (2) house number : 1401 (co-owned interest: Five Tenth) will be excluded from the assets covered by the sales agreement.

(Note 2)

The property to be acquired is a mixed-use building including office space, stores, medical facilities, a hotel and residences, however, the real estate usage is the usage of the section to be acquired (office).

(Note 3)

Area is the total area of the exclusively owned space on the 7th and 14th floors of the office section (No. 701 (3,797.72 m2) and No. 1401 (3,797.72 m2)). The area of the exclusively owned space on the 14th floor multiplied by the co-owned interest (five tenths) is 1,898.86 m2.

Overview of the Investment Corporation

1. Overview of Investments

Operating Period	37th period For the period from April 1, 2020 to September 30, 2020	38th period For the period from October 1, 2020 to March 31, 2021	39th period For the period from April 1, 2021 to September 30, 2021	40th period For the period from October 1, 2021 to March 31, 2022	41th period For the period from April 1, 2022 to September 30, 2022
Total number of authorized investment units	10,000,000 units	10,000,000 units	10,000,000 units	10,000,000 units	10,000,000 units
Total number of investment units outstanding	1,320,000 units	1,320,000 units	1,320,000 units	1,320,000 units	1,320,000 units
Total amount of investment	153,990 million yen	153,990 million yen	153,990 million yen	153,990 million yen	153,990 million yen
Total number of investment unitholders	18,545	19,370	19,386	18,819	18,598

2. Major Unitholders

The table below lists the top ten unitholders having a high ratio of investment units held to the total number of investment units outstanding as of the end of the fiscal period under review.

Name	Location (Displayed address)	Number of units held (units)	Ownership ratio (%)
MORI TRUST Holdings, Inc.	2-3-17 Toranomon, Minato-ku, Tokyo	350,070	26.52
Custody Bank of Japan, Ltd. (Trust accounts)	1-8-12 Harumi, Chuo-ku, Tokyo	248,970	18.86
The Master Trust Bank of Japan, Ltd. (trust account)	2-11-3 Hamamatsucho, Minato-ku, Tokyo	131,193	9.94
The Nomura Trust and Banking Co., Ltd. (investment trust)	2-2-2 Otemachi, Chiyoda-ku, Tokyo	43,260	3.28
SSBTC CLIENT OMNIBUS ACCOUNT	ONE LINCOLN STREET, BOSTON MA USA 02111	17,739	1.34
STATE STREET BANK WEST CLIENT—TREATY 505234	1776 HERITAGE DRIVE, NORTH QUINCY, MA 02171, U.S.A.	16,215	1.23
LEGAL + GENERAL ASSURANCE PENSIONS MANAGEMENT LIMITED	ONE COLEMAN STREET LONDON GB EC2R5AA	16,057	1.22
JP MORGAN CHASE BANK 385781	25 BANK STREET, CANARY WHARF, LONDON, E14 5JP, UNITED KINGDOM	13,669	1.04
THE HACHIJUNI BANK, LTD.	178-8, Okada, Nagano City	13,085	0.99
JP MORGAN CHASE BANK 385771	25 BANK STREET, CANARY WHARF, LONDON, E14 5JP,UNITED KINGDOM	12,117	0.92
Total of top 10 investors		862,375	65.33

3. Executive Director and Supervisory Directors

(1) Names of executives, key concurrent positions, etc. and total amount of compensation for each position during the business period concerned

Job title	Name of officer, etc.	Current assignment	Total compensation for each title during the operating period
Executive Director	Masayuki Yagi	Representative Director, Chief Operating Officer (COO), Head of Sogo REIT Management Division, MORI TRUST Asset Management Co., Ltd.(in office)	—
Supervisory Director	Naomasa Nakagawa	Partner lawyer, Hibiya Park Offices (in office)	1,800 Thousand yen
	Harumi Katagiri	Certified public accountant, the Harumi Katagiri CPA office (in office)	1,800 Thousand yen
Accounting Auditor	Ernst & Young ShinNihon LLC	—	12,100 Thousand yen (Note 2)

(Note 1)

The executive and supervisory directors do not own investment units of the investment corporation in their own name or in another person’s name. The supervisory directors may be officers at companies other than the companies stated above, but those companies, including the ones stated above, do not have a stake in the Investment Corporation.

(Note 2)	The compensation for the accounting auditor includes remuneration for the preparation of a comfort letter associated with the issuance of investment corporation bonds in June 2022.

(2) Policy for decision to dismiss or not to reappoint the accounting auditor

The Board of Directors of the investment corporation considers the dismissal of the accounting auditor pursuant to the provisions of the Act on Investment Trusts and Investment Corporations and the refusal to reappoint the accounting auditor, comprehensively taking various factors into consideration, including the quality of the audit and compensation for the audit.

4. Matter of Liability Insurance Policy for Directors and Officers

The table below lists the directors and officers liability insurance policies concluded by the investment corporation.

Scope of the insured	Overview of policy
Executive directors and supervisory directors

(Overview of insured events covered)

This insurance agreement covers compensation for damage and litigation expenses incurred by the insured as a result of claims made against them for action taken by them within the scope of their role in the company.

(Percentage of insurance expenses to be paid)

The entire amount is paid by the investment corporation.

(Measures to maintain appropriateness of performance of duties)

Damage, etc. incurred by the insured as a result of action, etc. with recognition of a criminal act or a violation of laws or regulations are excluded from the compensation.

5. Asset Manager, Asset Custodian and Administrative Agents

The asset management company, asset custody company and administrative service contractors at the end of the fiscal period under review are shown below.

Contract classification	Name
Asset Management Company	MORI TRUST Asset Management Co., Ltd.
Asset Custodian	Sumitomo Mitsui Trust Bank, Limited
Transfer Agent (Clerical service for the management of unitholder registry, etc.)	Sumitomo Mitsui Trust Bank, Limited
General Administrator of Accouting (Clerical service for accounting, etc.)	Sumitomo Mitsui Trust Bank, Limited
General Administrator of Investment Corporation Bonds (Clerical service for investment corporation bonds)	MUFG Bank, Ltd.
Sumitomo Mitsui Trust Bank, Limited
Mizuho Bank, Ltd.
General Administrator of Organizational Operations(Clerical service for operation of institutions)	MORI TRUST Asset Management Co., Ltd.

Assets under Management of the Investment Corporation

(1) Composition of assets

type	Region		40th period As of March 31, 2022		41 period As of September 30, 2022
			Total of net book value (Note 1) (Millions of yen)	Ratio to total assets (%)	Total of net book value (Note 1) (Millions of yen)	Ratio to total assets (%)
Real property	Central Tokyo	(Note 2)	108,338	33.3	108,049	33.2
	Other	(Note 3)	23,540	7.2	23,386	7.2
Trust	Central Tokyo	(Note 2)	140,752	43.3	140,410	43.1
	Other	(Note 3)	34,355	10.6	34,119	10.5
Subtotal			306,985	94.4	305,966	93.9
Other assets			18,085	5.6	19,942	6.1
Total			325,071	100.0	325,909	100.0
(Note 1)	“Total of net book value” is based on the amounts presented in the balance sheets (book value after depreciation for real estate and real estate in trust) as of the settlement date.
(Note 2	“Central Tokyo” referrers to Chiyoda, Chuo, Minato, Shinagawa, Shibuya and Shinjuku Wards.
(Note 3	“Other” refers to greater Tokyo (Kanagawa, Chiba and Saitama Prefectures, and the Tokyo Metropolitan Area excluding central Tokyo) and other major regional cities.

2. Major Owned Assets

The table below is a summary of the major assets owned by the investment corporation as of the end of fiscal period under review (top ten properties in terms of book value).

Property name		Book value at the end of fiscal period (Millions of yen)	Rentable area (m2)	Rent area (m2)	Occupancy rate (Note 1) (%)	Ratio to total rental revenues ratio (Note 1) (%)	Use
Tokyo Shiodome Building	(Note 2)	74,824	(Note 3)71,806.84	(Note 4)71,806.84	100.0	13.3	Office building
ON Building		38,812	20,654.60	20,654.60	100.0	—(Note 5)	Office building
Kioicho Building	(Note 6)	32,938	24,748.48	23,378.00	94.5	15.3	Office building
SHIBUYA FLAG		32,395	5,983.86	5,983.86	100.0	—(Note 5)	Retail facility
Kamiyacho Trust Tower	(Note 7)	27,934	7,702.54	7,702.54	100.0	7.8	Office building
Shinbashi Ekimae MTR Building		17,240	8,055.00	0.00	0.0	0.0	Retail facility
Hotel Okura Kobe		15,395	72,246.86	72,246.86	100.0	9.1	Hotel
Osaki MT Building	(Note 8)	12,886	(Note 3)24,495.21	(Note 4)24,495.21	100.0	5.2	Office building
Midosuji MTR Building	(Note 9)	9,871	15,129.16	15,129.16	100.0	4.6	Office building
Ito-Yokado Shonandai		9,663	53,393.66	53,393.66	100.0	5.4	Retail facility
Total		271,962	304,216.21	294,790.73	96.9	82.9	—
(Note 1)

The “Occupancy rate” and the “Ratio to total rental revenues” are rounded to the first decimal place. If the result of rounding is 100.0%, however, the “Occupancy rate” is indicated as 99.9% by rounding down the second decimal place to the nearest first decimal place.

(Note 2)

A master lease agreement, under which rent income is linked to rents under sublease agreements, is used for the office and store sections, and a master lease agreement specifying a fixed rent is used for the hotel section of Tokyo Shiodome Building. The numbers of the rantable area, the rental area, and the occupancy rates of the properties represent rentable area, rent area and occupancy rates based on the master lease agreement. The occupancy rate based on sublease agreements as of the end of the fiscal period under review is 66.5%.

(Note 3)

Rentable area of the Tokyo Shiodome Building stated is the area calculated by multiplying MTR’s co-owned interest (375,178/1,000,000) by the total rentable area of the building (191,394.06m2). In addition, rentable area of the Osaki MT Building stated is the area calculated by multiplying MTR’s co-owned interest (907,880/1,000,000) by the total rentable area of the building (26,980.68m2).

(Note 4)

Rent area of the Tokyo Shiadom Building stated is the area calculated by multiplying MTR’s co-owned interest (375,178/1,000,000) by the total rent area of the building (191,394.06m2). In addition, rent area of the Osaki MT Building stated is the area calculated by multiplying MTR’s co-owned interest (907,880/1,000,000) by the total rent area of the building (26,980.68m2).

(Note 5)	The “Ratio to total rental revenues” of the ON Building, SHIBUYA FLAG is not disclosed because the agreements of the tenants about disclosing rents have not been able to be obtained.
(Note 6)

Regarding the office portion of the Kioicho Building, MTR leases the office portion of the Kioicho Building from a fiduciary trust company under a master lease agreement and subleases it to tenants. Regarding the residential portion, the agreement used is the master lease pass-through model. Rent area and the occupancy rate are those under the sublease agreement for the office portion and the master lease agreement for the residential portion. The occupancy rate of offices and residential units based on sublease agreements as of the end of the fiscal period under review is 92.6%.

(Note 7)

Kamiyacho Trust Tower uses a master lease agreement, under which rent income is linked to the rent for the joint management units. The rentable area, rent area, and occupancy rate of this property in the above table represent the rentable area, rent area, and occupancy rate based on the master lease agreement. The occupancy rate based on the sublease agreement as of the end of the fiscal period under review is 99.3%.

(Note 8)

Osaki MT Building uses a master lease agreement, under which rent income is linked to the rent for the sublease agreement. The rentable area, rent area, and occupancy rate of this property in the above table represent the rentable area, rent area, and occupancy rate based on the master lease agreement. The occupancy rate based on the sublease agreement as of the end of the fiscal period under review is 95.6%.

(Note 9)

Midosuji MTR Building uses a pass-through master lease agreement. The rentable area, rent area, and occupancy rate of this property in the above table represent the rentable area, rent area, and occupancy rate based on the master lease agreement.

3. Details of Assets in the Portfolio

The table below lists the real estate (real estate or beneficial interests in trust having real estate as the principal trust property) held by the investment corporation as of the end of the fiscal period under review.

Property name	Location (Displayed address)	Type	Rentable area (m2)	End-of period appraisal value (Note 1) (Million yen)	Bookvalue at the end of fiscal period (Million yen)
Tokyo Shiodome Building	1-9-1 Higashishinbashi, Minato-ku, Tokyo	Real property	(Note 2) 71,806.84	81,400	74,824
ON Building	5-9-12 Kitashinagawa, Shinagawa-ku, Tokyo, etc.	Real estate trust’s beneficiary interest	20,654.60	36,200	38,812
Kioicho Building	3 - 12 Kioicho, Chiyoda-ku, Tokyo, etc.	Real estate trust’s beneficiary interest	24,748.48	38,300	32,938
Kamiyacho Trust Tower	4-1-1 Toranomon, Minato-ku, Tokyo, etc.	Real estate trust’s beneficiary interest	7,702.54	32,300	27,934
Osaki MT Building	5-9-11 Kitashinagawa, Shinagawa-ku, Tokyo, etc.	Real Property	(Note 2)24,495.21	17,800	12,886
Midosuji MTR Building	3-6-3 Awajimachi, Chuo-ku, Osaka City	Real estate trust’s beneficiary interest	15,129.16	11,100	9,871
Hiroo MTR Building	2-36-13, Ebisu, Shibuya-ku, Tokyo	Real estate trust’s beneficiary interest	4,946.36	8,420	8,329
Tenjin Prime	2-7-21 Tenjin, Chuo-ku, Fukuoka City, etc.	Real estate trust’s beneficiary interest	5,990.40	9,910	6,659
Shin-Yokohama TECH Building	3-9-1 Shinyokohama, Kohoku-ku, Yokohama City, etc.	Real Property	18,117.03	8,280	6,653
SHIBUYA FLAG	33-6 Udagawacho, Shibuya-ku, Tokyo, etc.	Real estate trust’s beneficiary interest	5,983.86	40,700	32,395

Shinbashi Ekimae MTR Building	2-8-5 Shinbashi, Minato-ku, Tokyo, etc.	Real Property	8,055.00	21,800	17,240
Ito-Yokado Shonandai	6-2-1 Ishikawa, Fujisawa City, Kanagawa Prefecture	Real Property	53,393.66	11,700	9,663
Kohnan Sagamihara-Nishihashimoto	5-4-3 Nishihashimoto, Midori-ku, Sagamihara City	Real Property	40,283.77	8,330	7,069
Frespo Inage	731-17 Naganumaharacho, Inage-ku, Chiba City(Note 3)	Real estate trust’s beneficiary interest	39,556.71	2,610	2,193
Hotel Okura Kobe	2-1 Hatobacho, Chuo-ku, Kobe City, etc.	Real estate trust’s beneficiary interest	72,246.86	16,900	15,395
Park Lane Plaza	2-30-32 Jingumae, Shibuya-ku, Tokyo	Real property	4,443.03	4,250	3,097
Total			417,553.51	350,000	305,966
(Note 1)

The values calculated at the end of the period represent the values determined by real estate appraisers using the income approach pursuant to the Certificate of Incorporation of the investment corporation and the Regulation on Accountings of Investment Corporations (Cabinet Office Order No. 47 of 2006, including subsequent revisions) (values determined by Japan Real Estate Institute, Chuo-Nittochi Solutions Co., Ltd., Richi Appraisal Institute, or Daiwa Real Estate Appraisal Co., Ltd. for the prices as of September 30, 2022).

(Note 2)

The leasable area of Tokyo Shiodome Building represents the leasable area of the building (191,394.06m2) multiplied by the co-ownership interest of the investment corporation (375,178/1,000,000). The leasable area of Osaki MT Building represents the leasable area of the building (26,980.68m2) multiplied by the co-ownership interest of the investment corporation (907,880/1,000,000).

(Note 3)	The location of Frespo Inage represents the lot number of the land.

The table below indicates changes in the rental business of the investment corporation for each piece of real estate held.

Property name		For the period from October 1, 2021 to March 31, 2022				For the period from April 1, 2022 to September 30, 2022
		Total number of tenants (End of Sep. 2022)	Occupancy rate (End of Sep. 2022) (Note 1) (%)	Lease business revenue (Thousand yen)	Ratio to total rental revenues ratio(Note 1) (%)	Total number of tenants (End of Sep. 2022)	Occupancy rate (End of Sep. 2022) (Note 1) (%)	Lease business revenue (Thousand yen)	Ratio to total rental revenues ratio(Note 1) (%)
Tokyo Shiodome Building	(Note 2)	1 (12)	100.0 (61.3)	878,784	12.4	1 (14)	100.0 (66.5)	916,695	13.3
ON Building		1	100.0	—(Note 3)	—(Note 3)	1	100.0	—(Note 3)	—(Note 3)
Kioicho Building	(Note 4)	37 (71)	96.3 (95.6)	982,049	13.9	38 (70)	94.5 (92.6)	1,055,109	15.3
Kamiyacho Trust Tower	(Note 5)	1 (7)	100.0 (99.3)	533,103	7.5	1 (7)	100.0 (99.3)	536,931	7.8
Osaki MT Building	(Note 6)	1 (13)	100.0 (95.2)	340,037	4.8	1 (13)	100.0 (95.6)	357,346	5.2
Midosuji MTR Building	(Note 7)	1 (32)	100.0 (100.0)	318,730	4.5	1 (31)	100.0 (96.4)	315,848	4.6
Hiroo MTR Building	(Note 8)	8	87.5	177,211	2.5	9	100.0	182,598	2.6
Tenjin Prime	(Note 8)	14	100.0	254,115	3.6	13	100.0	256,344	3.7
Shin-Yokohama TECH Building		14	59.9	265,490	3.8	17	71.7	252,906	3.7
SHIBUYA FLAG	(Note 8)	3	100.0	—(Note 3)	—(Note 3)	3	100.0	—(Note 3)	—(Note 3)
Shinbashi Ekimae MTR Building		0	0.0	308,045	4.4	0	0.0	—	0.0
Ito-Yokado Shonandai		1	100.0	375,045	5.3	1	100.0	375,068	5.4
Kohnan Sagamihara- Nishihashimoto		1	100.0	—(Note 3)	—(Note 3)	1	100.0	—(Note 3)	—(Note 3)

Frespo Inage		1	100.0	123,609	1.7	1	100.0	123,609	1.8
Hotel Okura Kobe		1	100.0	618,490	8.7	1	100.0	627,790	9.1
Park Lane Plaza	(Note 9)	18	100.0	109,378	1.5	17	96.8	110,427	1.6
Total(Note 10)		103 (197)	96.0 (90.5)	7,076,315	100.0	106 (199)	96.5 (91.6)	6,902,340	100.0
(Note 1)

The “Occupancy rate” and the “Ratio to total rental revenues” are rounded to the first decimal place. If the result of rounding is 100.0%, however, the “Occupancy rate” is indicated as 99.9% by rounding down the second decimal place to the nearest first decimal place.

(Note 2)

A master lease agreement, under which rent income is linked to rents under sublease agreements, is used for the office and store sections, and a masterlease agreement specifying a fixed rent is used for the hotel section of Tokyo Shiodome Building. The numbers of the rantable area, the rental area, and the occupancy rates of the properties represent rentable area, rent area and occupancy rates based on the master lease agreement.

(Note 3)

The “Lease business revenue” and the “Ratio to total rental revenues” of the ON Building, SHIBUYA FLAG and Kohnan Sagamihara-Nishihashimoto are not disclosed because the agreements of the tenants about disclosing rents have not been able to be obtained.

(Note 4)

Regarding the office portion of the Kioicho Building, MTR leases the office portion of the Kioicho Building from a fiduciary trust company under a master lease agreement and subleases it to tenants. Regarding the residential portion, the agreement used is the master lease pass-through model. Rent area and the occupancy rate are those under the sublease agreement for the office portion and the master lease agreement for the residential portion. The numbers in parentheses of the occupancy rates of the properties and the total number of tenants represent those based on sublease agreements for Kioicho Building,

(Note 5)

A master lease agreement, under which rent income is linked to rents for joint management units, is used for Kamiyacho Trust Tower, and the number in parentheses of the total number of tenants of the property is the total number of tenants of the joint management units. Joint management is the system in which 25 floors from the sixth to the 30th floors are designated as joint management units, each unit owner signs a lease agreement with Mori Trust Co., Ltd., designating the unit owner as the lessor and Mori Trust Co., Ltd. as the lessee, and the lessee subleases each floor as a joint management unit. The lessee distributes the total income generated from these joint management units according to interest ratios based on the exclusively owned area owned by each unit owner.

(Note 6)

A master lease agreement under which rent income is linked to rents under a sublease agreement has been concluded for the Osaki MT Building. The numbers in parentheses of the occupancy rates of the properties and the total number of tenants represent those based on sublease agreements for Osaki MT Building.

(Note 7)

Midosuji MTR Building uses a pass-through master lease agreement. The numbers in parentheses of the occupancy rates of the properties and the total number of tenants represent those based on sublease agreements for Midousuji MTR Building.

(Note 8)

MTR leases the land and building of Hiroo MTR Building, Tenjin Prime and SHIBUYA FLAG from a fiduciary trust company under a master lease agreement and subleases it to tenants. The numbers of the occupancy rates of the properties and the total number of tenants represent those based on sublease agreements for Hiroo MTR Building, Tenjin Prime and SHIBUYA FLAG.

(Note 9)	At Park Lane Plaza, if lease contracts for more than one residential unit are concluded with one tenant, the number of residential units is counted as the number of tenants
(Note 10)

The numbers in parentheses of the total number of tenants and occupancy rates represent the total numbers of tenants and occupancy rates based on sublease agreements for Kioicho Building, Osaki MT Building, and Midosuji MTR Building and the overall number of tenants in all joint management units for Kamiyacho Trust Tower. The total number of tenants in Tokyo Shiodome Building represents that based on Note 2.

4. Status of Other Assets

The table below shows the status of other assets held by the investment corporation as of the end of the fiscal period under review.

Type of specified assets	Quantity	Carrying amount (Thousand yen)		Appraised value (Thousand yen)		Valuation gains or losses (Thousand yen)	Remarks
		Unit price	Amount	Unit price	Amount
Money claims(Note)	1	2,365	2,365	2,365	2,365	—	—
Total	—	—	2,365	—	2,365	—	—

(Note)	A claim for repayment of a fund made to Shiodome Sio-site Town Management

Capital Expenditures for Properties in the Portfolio

1. Planned Capital Expenditure

The table below lists a schedule for major capital expenditures of the investment corporation for repair works, etc. of real estate held by the investment corporation being planned or in progress as of the end of the fiscal period under review.

The payment amount for the scheduled works below includes the amount classified as accounting expenses.

Name (Address)	Objective	Period	Scheduled amounts of money for construction (in million yen)
			Total	Amount paid in current period (41st period)	Total amount already paid (incl. current period)
Shinbashi Ekimae MTR Building (Minato-ku, Tokyo)	Air conditioning upgrade	From Sep., 2022 to Feb., 2023	254	—	—
Kioicho Building (Chiyoda-ku, Tokyo)	Repair work for foam extinguishing facilities	From Dec., 2022 to Mar., 2023	37	—	—

Kioicho Building (Chiyoda-ku, Tokyo)	Renewal work for extra high voltage air circuit breaker	From Oct., 2022 to Oct., 2022	33	—	—
Kioicho Building (Chiyoda-ku, Tokyo)	Renewal work for residential system tap water tank	From Aug., 2022 to Oct., 2022	13	—	—
ON Building (Shinagawa-ku, Tokyo,)	Renewal work for emergency storage batteries	From Nov., 2022 to Mar., 2023	12	—	—
Hotel Okura Kobe (Chuo-ku, Kobe City)	Rooftop waterproofing work	From Nov., 2022 to Mar., 2023	12	—	—
Kioicho Building (Chiyoda-ku, Tokyo)	Renewal work for shared fan unit	From Aug., 2022 to Oct., 2022	11	—	—
Kioicho Building (Chiyoda-ku, Tokyo)	Air conditioning upgrade	From Nov., 2022 to Oct., 2022	10	—	—
Osaki MT Building (Shinagawa-ku, Tokyo,)	Renewal work for substation	From Nov., 2022 to Mar., 2023	10	—	—

2. Capital Expenditures in the Fiscal Period

The table below shows major construction projects corresponding to the capital expenditures of the investment corporation during the period under review for real estate held by the investment corporation as of the end of the fiscal period under review.

Name (Address)	Objective	Survey period	Amount of money for construction (Million yen)
Hotel Okura Kobe (Chuo-ku, Kobe City)	Replacement work for freezer plate heat exchange	From May, 2022 to Sep., 2022	12
Other	Functional renewal, etc.	From Apr., 2022 to Sep., 2022	84
Total			96

3. Funds Reserved for Long-term Repair Plans

The investment corporation accumulates a repair reserve fund in preparation for medium- to long-term capital expenditures as presented below, considering the depreciation expenses for the entire portfolio and repair plans.

Frespo Inage is beneficial interest in trusts for which land with leasehold interest (limited proprietary right of land) is the trust property. The investment corporation does not own buildings and does not reserve a repair fund.

million yen
Fiscal period Operating period	37th period For the period from April 1, 2020 to September 30, 2020	38th period For the period from October 1, 2020 to March 31, 2021	39th period For the period from April 1, 2021 to September 30, 2021	40th period For the period from October 1, 2021 to March 31, 2022	41th period For the period from April 1, 2022 to September 30, 2022
Reserves at beginning of fiscal period	2,000	2,000	2,000	2,000	2,000
Provision for reserves in the fiscal period	216	416	287	213	96
Reversal of reserves in the fiscal period	216	416	287	213	96
Amount brought forward to the next fiscal period	2,000	2,000	2,000	2,000	2,000

Expenses and liabilities

1. Expense Items related to Asset Management

Thousand yen
Item	40th period For the period from October 1, 2021 to March 31, 2022	41th period For the period from April 1, 2022 to September 30, 2022
(a) Asset management fee	329,091	307,505
(b) Asset custody fee	13,102	12,987
(c) Administrative service fees	45,869	45,076
(d) Directors’ compensations	3,600	3,600
(e) Other operating expenses	69,376	46,950
Total	461,039	416,119
(Note)

Asset management fees, as indicated below, include the amounts indicated above, asset management fees for property acquisition added to the purchase prices of individual pieces of real estate, and asset management fees for property sale.

Thousand yen
Item	40th period For the period from October 1, 2021 to March 31, 2022	41th period For the period from April 1, 2022 to September 30, 2022
Asset management fees for property purchase	55,920	440
Asset management fees for property sale	6,990	—

2. Status of Borrowings

The table below is a summary of borrowings as of the end of the fiscal period under review.

	Classification	Drawdown Date	As of March 31, 2022 (Million yen)	As of September 30, 2022 (Million yen)	Average interest rate (%)	Due on	Repayment method	Use of funds	Note
	Lender
Short- term loans payable	Mizuho Bank, Ltd.	Apr. 9, 2021	2,000	—	—	—	—	—	—
	Resona Bank, Limited	Aug. 31, 2021	1,000	—	—	—
	Sumitomo Mitsui Banking Corporation	Oct. 8, 2021	2,500	2,500	0.22	Oct. 7, 2022	Bullet payment	(Note 1)	(Note 2)
	Resona Bank, Limited	Oct. 15, 2021	500	500	0.22	Oct. 14, 2022
	Mizuho Bank, Ltd.	Apr. 8, 2022	—	2,000	0.21	Apr. 7, 2023
	Resona Bank, Limited	Aug. 31 2022	—	1,000	0.21	Aug. 31, 2023
	Total short-term loans	—	6,000	6,000	—	—	—	—	—

	Classification	Drawdown Date	As of March 31, 2022 (Million yen)	As of September 30, 2022 (Million yen)	Average interest rate (%)	Due on	Repayment method	Use of funds	Note
	Lender
Long- term loans payable	Mizuho Bank, Ltd.	Apr. 11, 2017	4,000	—	—	—	—	—	—
	Aozora Bank, Ltd.	Apr. 11, 2017	1,000	—	—	—
	MUFG Bank, Ltd.	Apr. 13, 2018	2,000	—	—	—
	The Ashikaga Bank, Ltd.	Apr. 24, 2017	1,000	—	—	—
	Sumitomo Mitsui Banking Corporation	Apr. 30, 2015	2,000	—	—	—
	Sumitomo Mitsui Trust Bank, Ltd.	Aug. 30, 2018	500	—	—	—
	Sumitomo Mitsui Trust Bank, Ltd.	Aug. 31, 2017	3,500	—	—	—
	Sumitomo Mitsui Trust Bank, Ltd.	Aug. 31, 2016	2,000	—	—	—
	Sumitomo Mitsui Trust Bank, Ltd.	Sep. 29, 2017	1,000	—	—	—
	Sumitomo Mitsui Trust Bank, Ltd.	Jan. 19, 2018	1,500	1,500	0.44	Jan. 19, 2023	Bullet payment	(Note 1)	(Note 2)
	Mizuho Bank, Ltd.	Jan. 19, 2018	500	500	0.44	Jan. 19, 2023
	MUFG Bank, Ltd.	Feb. 28, 2018	2,500	2,500	0.49	Feb. 28, 2023
	Mizuho Bank, Ltd.	Feb. 28, 2018	2,000	2,000	0.49	Feb. 28, 2023
	Sumitomo Mitsui Trust Bank, Ltd.	Feb. 29, 2016	1,000	1,000	0.45	Feb. 28, 2023
	Mizuho Trust & Banking Co., Ltd.	Feb. 29, 2016	1,000	1,000	0.45	Feb. 28, 2023
	Mizuho Bank, Ltd.	Apr. 12, 2016	3,500	3,500	0.47	Apr. 12, 2023
	The Bank of Fukuoka, Ltd.	Apr. 22, 2016	1,000	1,000	0.43	Apr. 21, 2023
	The Nishi-Nippon City Bank, Ltd.	Apr. 24, 2018	500	500	0.49	Apr. 24, 2023
	Mizuho Bank, Ltd.	Aug. 31, 2016	1,500	1,500	0.48	Aug. 31, 2023
	Development Bank of Japan Inc.	Aug. 31, 2018	1,000	1,000	0.51	Aug. 31, 2023
	Resona Bank, Limited	Aug. 31, 2016	1,000	1,000	0.48	Aug. 31, 2023
	MUFG Bank, Ltd.	Aug. 31, 2018	500	500	0.43	Aug. 31, 2023
	Development Bank of Japan Inc.	Sep. 29, 2017	500	500	0.54	Sep. 29, 2023
	Resona Bank, Limited	Oct. 18, 2016	1,000	1,000	0.46	Oct. 18, 2023
	Mizuho Bank, Ltd.	Aug. 30, 2019	3,000	3,000	0.17	Feb. 29, 2024
	Development Bank of Japan Inc.	Feb. 28, 2017	1,500	1,500	0.64	Feb. 29, 2024
	Aozora Bank, Ltd.	Mar. 11, 2016	2,000	2,000	0.54	Mar. 11, 2024
	Shinkin Central Bank	Mar. 19, 2018	2,000	2,000	0.57	Mar. 19, 2024
	Sumitomo Mitsui Banking Corporation	Oct. 9, 2020	3,000	3,000	0.27	Apr. 9, 2024
	Development Bank of Japan Inc.	Apr. 11, 2019	2,000	2,000	0.36	Apr. 11, 2024
	Mizuho Bank, Ltd.	Apr. 11, 2019	1,000	1,000	0.36	Apr. 11, 2024
	Mizuho Bank, Ltd.	Apr. 24, 2018	3,000	3,000	0.56	Apr. 24, 2024
	The Bank of Fukuoka, Ltd.	May. 31, 2018	1,000	1,000	0.56	May. 31, 2024
	Sumitomo Mitsui Banking Corporation	Oct. 9, 2020	3,000	3,000	0.29	Oct. 9, 2024
	Sumitomo Mitsui Banking Corporation	Apr. 9, 2021	1,000	1,000	0.30	Oct. 9, 2024
	The Nishi-Nippon City Bank, Ltd.	Dec. 26, 2019	500	500	0.43	Dec. 26, 2024

Classification	Drawdown Date	As of March 31, 2022 (Million yen)	As of September 30, 2022 (Million yen)	Average interest rate (%)	Due on	Repayment method	Use of funds	Note
Lender
Mizuho Bank, Ltd.	Jan. 19, 2018	1,500	1,500	0.56	Jan. 17, 2025
MUFG Bank, Ltd.	Jan. 19, 2018	500	500	0.56	Jan. 17, 2025
Sumitomo Mitsui Trust Bank, Ltd.	Feb. 28, 2020	3,000	3,000	0.32	Feb. 28, 2025
Mizuho Bank, Ltd.	Feb. 28, 2018	1,000	1,000	0.65	Feb. 28, 2025
Sumitomo Mitsui Banking Corporation	Feb. 28, 2018	1,000	1,000	0.65	Feb. 28, 2025
The 82 Bank, Ltd.	Feb. 28, 2020	1,000	1,000	0.34	Feb. 28, 2025
MUFG Bank, Ltd.	Feb. 28, 2018	500	500	0.65	Feb. 28, 2025
Development Bank of Japan Inc.	Mar. 19, 2018	1,000	1,000	0.64	Mar. 19, 2025
Sumitomo Mitsui Banking Corporation	Apr. 9, 2021	2,500	2,500	0.33	Apr. 9, 2025
Sumitomo Mitsui Trust Bank, Ltd.	Apr. 13, 2020	4,000	4,000	0.37	Apr. 11, 2025
MUFG Bank, Ltd.	Apr. 13, 2021	1,000	1,000	0.32	Apr. 11, 2025
Sumitomo Mitsui Banking Corporation	Apr. 24, 2019	3,000	3,000	0.46	Apr. 24, 2025
MUFG Bank, Ltd.	Aug. 31, 2018	3,000	3,000	0.68	Aug. 29, 2025
Sumitomo Mitsui Banking Corporation	Jan. 19, 2022	1,000	1,000	0.43	Jan. 19, 2026
The Bank of Fukuoka, Ltd.	Jan. 31, 2020	1,000	1,000	0.42	Jan. 30, 2026
Sumitomo Mitsui Banking Corporation	Feb. 28, 2022	1,500	1,500	0.47	Feb. 27, 2026
Sumitomo Mitsui Banking Corporation	Feb. 28, 2019	1,000	1,000	0.52	Feb. 27, 2026
Sumitomo Mitsui Trust Bank, Ltd.	Feb. 26, 2021	1,500	1,500	0.41	Feb. 27, 2026
Sumitomo Mitsui Trust Bank, Ltd.	Aug. 31, 2022	—	1,000	0.50	Feb. 27, 2026
Development Bank of Japan Inc.	Mar. 12, 2021	1,000	1,000	0.41	Mar. 12, 2026
Nippon Life Insurance Company	Sep. 30, 2020	500	500	0.36	Mar. 31, 2026
Resona Bank, Limited	Apr. 22, 2021	1,000	1,000	0.39	Apr. 22, 2026

	Classification	Drawdown Date	As of March 31, 2022 (Million yen)	As of September 30, 2022 (Million yen)	Average interest rate (%)	Due on	Repayment method	Use of funds	Note
	Lender
Long- term loans payable	Aozora Bank, Ltd.	Apr. 24, 2018	500	500	0.72	Apr. 24, 2026	Bullet payment	(Note 1)	(Note 2)
	Resona Bank, Limited	May. 31, 2021	500	500	0.39	May. 29, 2026
	Sumitomo Mitsui Trust Bank, Ltd.	Aug. 31, 2022	—	2,000	0.55	Aug. 31, 2026
	Development Bank of Japan Inc.	Aug. 30, 2019	1,000	1,000	0.33	Aug. 31, 2026
	The Nishi-Nippon City Bank, Ltd.	Aug. 31, 2020	1,000	1,000	0.41	Aug. 31, 2026
	The 77 Bank, Ltd.	Aug. 30, 2019	500	500	0.31	Aug. 31, 2026
	Nippon Life Insurance Company	Apr. 23, 2021	500	500	0.40	Sep. 18, 2026
	Mitsui Sumitomo Insurance Company, Limited	Sep. 30, 2020	500	500	0.39	Sep. 30, 2026
	Sumitomo Mitsui Trust Bank, Ltd.	Dec. 24, 2021	1,000	1,000	0.42	Dec. 24, 2026
	MUFG Bank, Ltd.	Dec. 25, 2020	1,000	1,000	0.40	Dec. 25, 2026
	Resona Bank, Limited	Dec. 26, 2019	500	500	0.56	Dec. 25, 2026
	The Bank of Fukuoka, Ltd.	Dec. 26, 2019	500	500	0.56	Dec. 25, 2026
	Mizuho Bank, Ltd.	Jan. 19, 2022	500	500	0.50	Jan. 19, 2027
	The Bank of Fukuoka, Ltd.	Jan. 31, 2022	1,000	1,000	0.51	Jan. 29, 2027
	The Norinchukin Bank	Feb. 28, 2020	3,000	3,000	0.38	Feb. 26, 2027
	Sumitomo Mitsui Trust Bank, Ltd.	Aug. 31, 2022	—	1,500	0.59	Feb. 26, 2027
	The Ashikaga Bank, Ltd.	Apr. 22, 2022	—	1,000	0.63	Apr. 22, 2027
	Aozora Bank, Ltd.	Dec. 24, 2021	500	500	0.45	Jun. 24, 2027
	SUMITOMO LIFE INSURANCE COMPANY	Dec. 26, 2019	500	500	0.59	Jun. 25, 2027
	The Bank of Fukuoka, Ltd.	Jan. 31, 2022	1,000	1,000	0.55	Jul. 30, 2027
	Sumitomo Mitsui Trust Bank, Ltd.	Aug. 31, 2022	—	1,500	0.63	Aug. 31, 2027
	The Norinchukin Bank	Aug. 30, 2019	1,500	1,500	0.38	Aug. 31, 2027
	The Nishi-Nippon City Bank, Ltd.	Aug. 31, 2020	1,500	1,500	0.48	Aug. 31, 2027
	Resona Bank, Limited	Aug. 31, 2020	500	500	0.48	Aug. 31, 2027
	SUMITOMO LIFE INSURANCE COMPANY	Aug. 30, 2019	500	500	0.38	Aug. 31, 2027
	The Dai-ichi Life Insurance Company, Limited	Feb. 28, 2022	500	500	0.56	Aug. 31, 2027
	Development Bank of Japan Inc.	Mar. 12, 2020	1,000	1,000	0.43	Sep. 10, 2027
	Sumitomo Mitsui Trust Bank, Ltd.	Sep. 30, 2022	—	1,000	0.74	Sep. 30, 2027
	MUFG Bank, Ltd.	Apr. 13, 2021	1,500	1,500	0.50	Oct. 13, 2027
	Mizuho Bank, Ltd.	Dec. 26, 2019	1,000	1,000	0.63	Dec. 24, 2027
	Mizuho Bank, Ltd.	Jan. 19, 2021	1,000	1,000	0.47	Jan. 19, 2028
	Mizuho Bank, Ltd.	Feb. 26, 2021	1,000	1,000	0.55	Jan. 19, 2028
	Development Bank of Japan Inc.	Jan. 19, 2021	500	500	0.47	Jan. 19, 2028
	MUFG Bank, Ltd.	Mar. 31, 2021	1,500	1,500	0.53	Mar. 31, 2028
	Sumitomo Mitsui Banking Corporation	Apr. 9, 2021	1,500	1,500	0.54	Apr. 7, 2028

Classification	Drawdown Date	As of March 31, 2022 (Million yen)	As of September 30, 2022 (Million yen)	Average interest rate (%)	Due on	Repayment method	Use of funds	Note
Lender
Sumitomo Mitsui Banking Corporation	Oct. 11, 2019	1,500	1,500	0.51	Apr. 11, 2028
Aozora Bank, Ltd.	Apr. 11, 2022	—	1,000	0.71	Apr. 11, 2028
Mizuho Bank, Ltd.	Oct. 17, 2019	1,500	1,500	0.51	Apr. 17, 2028
The 77 Bank, Ltd.	Aug. 31, 2020	1,000	1,000	0.54	Aug. 31, 2028
Shinsei Bank Limited	Aug. 31, 2020	1,000	1,000	0.53	Aug. 31, 2028
Mitsui Sumitomo Insurance Company, Limited	Oct. 29, 2021	1,500	1,500	0.59	Oct. 31, 2028
Development Bank of Japan Inc.	Feb. 28, 2022	3,000	3,000	0.71	Feb. 28, 2029
Mizuho Bank, Ltd.	Apr. 11, 2022	—	1,000	0.82	Apr. 11, 2029
Aozora Bank, Ltd.	Apr. 23, 2021	1,500	1,500	0.59	Apr. 23, 2029
MUFG Bank, Ltd.	Feb. 28, 2022	500	500	0.79	Feb. 28, 2030
Mizuho Bank, Ltd.	Apr. 11, 2022	—	1,500	0.90	Apr. 11, 2030
MUFG Bank, Ltd.	Apr. 13, 2022	—	2,000	0.92	Apr. 12, 2030
Sumitomo Mitsui Banking Corporation	Dec. 24, 2021	1,000	1,000	0.65	Jun. 24, 2030
Sumitomo Mitsui Banking Corporation	Jan. 19, 2022	1,500	1,500	0.76	Jul. 19, 2030
Mizuho Bank, Ltd.	Aug. 31, 2021	1,000	1,000	0.62	Aug. 30, 2030
Mizuho Bank, Ltd.	Aug. 30, 2021	500	500	0.63	Aug. 30, 2030
Sumitomo Mitsui Banking Corporation	Apr. 28, 2022	—	2,000	0.98	Oct. 28, 2030
Mizuho Bank, Ltd.	Aug. 31, 2021	1,500	1,500	0.66	Feb. 28, 2031
Mizuho Bank, Ltd.	Apr. 11, 2022	—	1,500	0.98	Apr. 11, 2031
Total long-term loans	—	135,000	135,000	—	—	—	—	—
Total	—	141,000	141,000	—	—	—	—	—

(Note)	Allocated to the funds for the purchase of real estate and beneficial interests in real estate trust.
(Note 1)	Use of the above funds includes acquisition of real estate or beneficiary interests.
(Note 2)	The above loans are unsecured and non-guaranteed with floating rates.

3. Investment Corporation Bonds

Below is the status of investment corporation bonds issued at the end of the fiscal period.

Name of bonds	Issue date	As of March 31, 2022 (million yen)	As of September 30, 2022 (million yen)	Interest Rate (%)	Maturity date	repayment method	Use of funds	Note
Twelfth Series Unsecured Investment Corporation Bonds	Feb. 20, 2020	4,000	4,000	0.10	Feb. 20, 2023	Bullet payment	(Note 1)	(Note 2)
Thirteenth Series Unsecured Investment Corporation Bonds	Feb. 25, 2021	3,000	3,000	0.17	Feb. 22, 2024		(Note3)
Sixteenth Series Unsecured Investment Corporation Bonds	Feb. 21, 2022	1,000	1,000	0.11	Feb. 28, 2025		(Note 4)
Sixth Series Unsecured Investment Corporation Bonds	Feb. 26, 2015	1,000	1,000	1.07	Feb. 26, 2027		(Note 5)
Eighteenth Series Unsecured Investment Corporation Bonds	Jun. 20, 2022	—	2,000	0.42	Feb. 29, 2028		(Note 6)
Fourteenth Series Unsecured Investment Corporation Bonds	Feb. 25, 2021	1,000	1,000	0.50	Feb. 25, 2031		(Note 3)
Seventeenth Series Unsecured Investment Corporation Bonds	Feb. 21, 2022	1,000	1,000	0.50	Feb. 27, 2032		(Note 4)
Fifteenth Series Unsecured Investment Corporation Bonds	Feb. 25, 2021	1,000	1,000	0.75	Feb. 25, 2036		(Note 3)
Ninth Series Unsecured Investment Corporation Bonds	Feb. 23, 2017	1,000	1,000	1.08	Feb. 23, 2037		(Note 7)
Total	—	13,000	15,000	—	—	—	—	—

(Note 1)	Fund for the redemption of the 8th unsecured investment corporation bonds
(Note 2)	A special agreement on limited equal priority among the specified investment corporation bonds is attached.
(Note 3)	Fund for the redemption of the 10th unsecured investment corporation bonds and the fund for the repayments of existing borrowings
(Note 4)	Fund for the redemption of the 11th unsecured investment corporation bonds
(Note 5)	Fund for the redemption of the 2nd unsecured investment corporation bonds
(Note 6)

Funds on hand that decreased due to the redemption of the 11th unsecured investment corporation bonds and a part of funds for the redemption of the 12th unsecured investment corporation bonds or a part of funds for repayment due before March 31, 2023.

(Note 7)	Fund for the redemption of the 4th unsecured investment corporation bonds

4. Short-term Investment Corporation Bonds

Not applicable.

5. Investment Unit Subscription Rights

Not applicable.

Status of purchases and sales in the fiscal period

1. Real Estate and Asset-backed Securities, etc. and Infrastructure-related Assets, etc.

Not applicable.

2. Transactions Involving Other Assets

Not applicable.

3. Research into Prices, etc. of Specified Assets

Not applicable.

4. State of Transactions with Interested Parties, etc.

(1) Status of transactions

Not applicable.

(2) Payment fees

Category	Total payment fees (A) (Thousand yen)	Breakdown of transactions with interested parties, etc.(Note 1)		Ratio to total amount (B/A) (%)
		Payee	Payment amount (B) (Thousand yen)
Non-life insurance expenses	20,503	Mori Trust Insurance Service CO., LTD.	12,041	58.7
Building management fees	641,756	MORI TRUST CO., LTD. (Note 2)	218,568	34.1

(Note 1)

Interested parties, etc. refer to interested persons, etc. of the asset management company, which has signed an asset management agreement with the investment corporation, pursuant to the provisions of paragraph 1, Article 201 of an Act on Investment Trusts and Investment Corporations and Article 123 of the Order for Enforcement of the Act on Investment Trusts and Investment Corporations. Among them, those which had transactions and payment of fees, etc. are listed above.

(Note 2)	Besides the above transactions, commissions paid, etc., construction and management fees paid to interested parties, etc. during the fiscal period are shown below.

MORI TRUST CO., LTD.	1,300 thousand yen

MORI TRUST BUILDING MANAGEMENT CO., LTD.	4,370 thousand yen

MT GENEX CORP.	8,200 thousand yen

5. Transactions between the Asset Management Company and its Subsidiary Businesses

Not applicable.

Financial Information

1. Status of Assets, Liabilities, Principal (Capital Contribution), and Profit and Loss

1. See the sections II. Balance Sheet, III. Statement of Income, IV.. Statement of Changes in Owners’ Equity, V. Notes, and VI. Statement of Cash Distribution for the status of assets, liabilities, principal (capital contribution), and profit and loss.

The information about the Balance Sheet, Statement of Income, Statements of Changes in Owners’ Equity, Notes, and the Statement of Cash Distribution for the previous period are provided as a reference and not subject to audits by an accounting auditor pursuant to the provisions of Article 130 of the Act on Investment Trusts and Investment Corporations.

The Statement of Cash Flows is not subject to audits by an accounting auditor pursuant to the provisions of Article 130 of the Act on Investment Trusts and Investment Corporations.

2. Change in Method of Calculating Depreciation

Not applicable.

3. Change in Valuation Method for Infrastructure Assets including Real Estate

Not applicable.

Other

1. Status of Beneficiary Certificates of Investment Trust formed by the Investment Corporation, etc.

Not applicable.

2. Disclosure of Overseas Real Estate Holding Corporation

Not applicable.

3. Disclosure of Real Estate Owned by Overseas Real Estate Holding Corporation

Not applicable.

4. News

The outline of conclusion and change of major contracts approved by the Board of Directors of the Investment Corporation are as follows.

Date of approval	Item	Summary

April 28, 2022	Comprehensive resolution on the issuance of investment corporation bonds and outsourcing of general clerical services for the issuance	The investment corporation approved candidate companies for the outsourcing of general clerical services for the recruitment of parties to purchase investment corporation bonds and left other necessary decisions to the discretion of Directors.

July 28, 2022	Comprehensive resolution on the issuance of investment corporation bonds and outsourcing of general clerical services for the issuance	The investment corporation approved candidate companies for the outsourcing of general clerical services for the recruitment of parties to purchase investment corporation bonds and left other necessary decisions to the discretion of Directors.

August 25, 2022	Signing of memorandum for a general clerical service agreement for the management of unitholder registry	The investment corporation added a fee for requesting the issuance of documents to the table of general clerical service commission rates in the general clerical service agreement for the management of the unitholder registry and other documents with Sumitomo Mitsui Trust Bank, Limited.

(Note)

The investment corporation issued the 18th unsecured investment corporation bonds on June 20, 2022. The clerical service for the 18th unsecured investment corporation bonds was outsourced to Mizuho Securities Co., Ltd. and Mizuho Bank, Ltd.

5. Others

In this document, amounts are rounded down to the stated units, ratios are rounded off, and negative figures are accompanied by the Δ mark unless otherwise specified.

II.	Balance Sheets

					Thousand yen

	As of March 31, 2022			As of September 30, 2022
Assets
Current assets
Cash and deposits			14,680,828			16,534,395
Cash and deposits in trust			3,197,268			3,089,760
Operating accounts receivable			41,862			77,534
Accounts receivable - other			1,334			—
Prepaid expenses			47,914			86,346
Other			9,296			15,449
Total current assets			17,978,504			19,803,486
Non-current assets
Property, plant and equipment
Buildings			34,980,281			35,007,630
Accumulated depreciation		Δ	17,770,794		Δ	18,237,032
Buildings, net			17,209,486			16,770,597
Structures			443,976			443,976
Accumulated depreciation		Δ	412,958		Δ	413,582
Structures, net			31,017			30,393
Machinery and equipment			153,655			153,655
Accumulated depreciation		Δ	125,012		Δ	127,417
Machinery and equipment, net			28,642			26,237
Tools, furniture and fixtures			109,138			111,307
Accumulated depreciation		Δ	85,331		Δ	87,823
Tools, furniture and fixtures, net			23,807			23,483
Land			114,585,335			114,585,335
Buildings in trust	1		33,902,566	1		33,964,244
Accumulated depreciation		Δ	12,761,396		Δ	13,395,018
Buildings in trust, net			21,141,169			20,569,225
Structures in trust			187,292			187,293
Accumulated depreciation		Δ	111,516		Δ	116,015
Structures in trust, net			75,775			71,277
Machinery and equipment in trust			61,690			66,552
Accumulated depreciation		Δ	6,234		Δ	8,450
Machinery and equipment in trust, net			55,456			58,102
Tools, furniture and fixtures in trust			102,316			102,790
Accumulated depreciation		Δ	65,339		Δ	69,394
Tools, furniture and fixtures in trust, net			36,976			33,395
Land in trust			153,797,970			153,798,827
Total property, plant and equipment			306,985,638			305,966,876
Intangible assets
Other			240			240
Total intangible assets			240			240
Investments and other assets
Guarantee deposits			10,000			10,000
Long-term prepaid expenses			38,968			66,825
Other			2,815			2,815
Total investments and other assets			51,783			79,640
Total non-current assets			307,037,662			306,046,756
Deferred assets
Investment corporation bond issuance costs			55,401			58,984
Total deferred assets			55,401			58,984
Total assets			325,071,568			325,909,227

				Thousand yen

	As of March 31, 2022		As of September 30, 2022
Liabilities
Current liabilities
Operating accounts payable		242,061		307,709
Short-term loans payable		6,000,000		6,000,000
Current portion of investment corporation bonds		4,000,000		4,000,000
Current portion of long-term loans payable		25,500,000		18,000,000
Accounts payable – other		110,421		58,604
Accrued expenses		429,156		430,289
Dividends payable		7,185		8,073
Income taxes payable		879		867
Accrued consumption taxes		108,676		233,884
Advances received		913,270		809,224
Deposits received		916		322
Total current liabilities		37,312,567		29,848,976
Non-current liabilities
Investment corporation bonds		9,000,000		11,000,000
Long-term loans payable		109,500,000		117,000,000
Tenant leasehold and security deposits		7,565,023		7,555,628
Tenant leasehold and security deposits in trust		932,717		918,125
Deferred tax liabilities		803,422		514,820
Total non-current liabilities		127,801,163		136,988,574
Total liabilities		165,113,730		166,837,550
Net assets
Unitholders’ equity
Unitholders’ capital		153,990,040		153,990,040
Surplus
Voluntary retained earnings
Reserve for reduction entry		1,430,418		1,750,398
Total voluntary retained earnings		1,430,418		1,750,398
Unappropriated retained earnings		4,537,379		3,331,238
Total surplus		5,967,798		5,081,637
Total unitholders’ equity		159,957,838		159,071,677
Total net assets	3	159,957,838	3	159,071,677
Total liabilities and net assets		325,071,568		325,909,227

III.	Statement of income

		Thousand yen

	For the period from October 1, 2021 to March 31, 2022	For the period from April 1, 2022 to September 30, 2022
Operating revenue
Lease business revenue	1 6,739,063	1 6,603,932
Other lease business revenue	1 337,252	1 298,407
Gain on sale of investment property	2 1,452,077	—
Total operating revenue	8,528,392	6,902,340
Operating expenses
Expenses related to rent business	1 3,025,005	1 3,057,896
Asset management fee	329,091	307,505
Asset custody fee	13,102	12,987
Administrative service fees	45,869	45,076
Directors’ compensations	3,600	3,600
Other operating expenses	69,376	46,950
Total operating expenses	3,486,044	3,474,016
Operating income	5,042,348	3,428,323
Non-operating income
Interest income	104	90
Reversal of dividends payable	753	845
Interest on refund	110	—
Total non-operating income	969	936
Non-operating expenses
Interest expenses	325,041	345,823
Interest expenses on investment corporation bonds	22,833	27,158
Amortization of investment corporation bond issuance costs	8,933	8,874
other	1,374	3,886
Total non-operating expenses	358,184	385,741
Ordinary income	4,685,132	3,043,518
Profit before income taxes	4,685,132	3,043,518
Income taxes - current	895	881
Income taxes - deferred	146,858	Δ288,601
Total income taxes	147,753	Δ287,720
Profit	4,537,379	3,331,238
Unappropriated retained earnings	4,537,379	3,331,238

IV.	Statement of Changes in Owners’ Equity

For the six-month period from October 1, 2021 to March 31, 2022

Thousand yen

	Unitholders’ equity											Total net assets
	Unitholders’ capital	Surplus								Total unitholders’ equity
		Voluntary retained earnings				Unappropriated retained earnings (undisposed loss)		Total surplus
		Reserve for reduction entry		Total voluntary retained earnings
Balance at beginning of current period	153,990,040		1,074,447		1,074,447		5,041,970		6,116,418		160,106,458		160,106,458
Changes of items during period
Provision of reserve for reduction entry			490,085		490,085	Δ	490,085		—		—		—
Reversal of reserve for reduction entry		Δ	134,114	Δ	134,114		134,114		—		—		—
Dividends of surplus						Δ	4,686,000	Δ	4,686,000	Δ	4,686,000	Δ	4,686,000
Profit							4,537,379		4,537,379		4,537,379		4,537,379
Total changes of items during period	—		355,970		355,970	Δ	504,591	Δ	148,620	Δ	148,620	Δ	148,620
Balance at end of current period	153,990,040		1,430,418		1,430,418		4,537,379		5,967,798		159,957,838		159,957,838

For the six-month period from April 1, 2022 to September 30, 2022

												Thousand yen
	Unitholders’ equity											Total net assets
	Unitholders’ capital	Surplus								Total unitholders’ equity
		Voluntary retained earnings				Unappropriated retained earnings (undisposed loss)		Total surplus
		Reserve for reduction entry		Total voluntary retained earnings
Balance at beginning of current period	153,990,040		1,430,418		1,430,418		4,537,379		5,967,798		159,957,838		159,957,838
Changes of items during period
Provision of reserve for reduction entry			454,094		454,094	Δ	454,094		—		—		—
Reversal of reserve for reduction entry		Δ	134,114	Δ	134,114		134,114		—		—		—
Dividends of surplus						Δ	4,217,400	Δ	4,217,400	Δ	4,217,400	Δ	4,217,400
Profit							3,331,238		3,331,238		3,331,238		3,331,238
Total changes of items during period	—		319,979		319,979	Δ	1,206,140	Δ	886,161	Δ	886,161	Δ	886,161
Balance at end of current period	153,990,040		1,750,398		1,750,398		3,331,238		5,081,637		159,071,677		159,071,677

V.	Notes

[Significant Accounting Policies]

Fiscal period Item	For the six-month period from October 1, 2021 to March	For the six-month period from April 1, 2022 to
	31, 2022	September 30, 2022
1. Method of	Property, plant and equipment (incl. trust property)	Property, plant and equipment (incl. trust property)
Depreciation of Fixed	The straight-line method is used.	The straight-line method is used.
Assets	The useful lives of major property, plant and equipment are as stated below.	The useful lives of major property, plant and equipment are as stated below.
	Building 3-81 years	Building 3-81 years
	Structures 2-45 years	Structures 2-45 years
	Machinery and equipment 2-17 years	Machinery and equipment 2-17 years
	Tools, furniture and fixtures 2-18 years	Tools, furniture and fixtures 2-18 years

	Intangible assets	Intangible assets

	The straight-line method is used.	The straight-line method is used.

2. Accounting for Deferred Assets	Investment corporation bond issuance costs Investment corporation bond issuance costs are amortized equally over the period up to the redemption.	Investment corporation bond issuance costs Investment corporation bond issuance costs are amortized equally over the period up to the redemption.

3. Standards for Recognition of Revenues and Expenses

Accounting for fixed asset taxes, etc.

Of the amount of fixed asset taxes, city planning taxes, depreciable asset taxes, etc. imposed on real estate owned that was assessed and determined, the amount corresponding to the relevant operation period is expensed as expenses related to leasing business. The amount corresponding to fixed asset taxes that was included in the acquisition costs of real estate for the fiscal period under review is 1,869 thousand yen.

Accounting for fixed asset taxes, etc.

Of the amount of fixed asset taxes, city planning taxes, depreciable asset taxes, etc. imposed on real estate owned that was assessed and determined, the amount corresponding to the relevant operation period is expensed as expenses related to leasing business. The amount corresponding to fixed asset taxes that was included in the acquisition costs of real estate for the fiscal period under review is 1,869 thousand yen.

	Accounting standards for revenues	Accounting standards for revenues

The content of the main performance obligations in the Investment Corporation’s principal operations for revenue from the contract with the customer and the normal point in time at which the performance obligations are satisfied (the normal point in time at which revenue is recognized) are as follows.

The content of the main performance obligations in the Investment Corporation’s principal operations for revenue from the contract with the customer and the normal point in time at which the performance obligations are satisfied (the normal point in time at which revenue is recognized) are as follows.

	(1) Sale of real estate, etc.	(1) Sale of real estate, etc.

The sale of real estate is posted as revenue when a buyer, who is a customer, acquires the control of the real estate, etc. by fulfilling the delivery obligations specified in the agreement for the sale of real estate.

The sale of real estate is posted as revenue when a buyer, who is a customer, acquires the control of the real estate, etc. by fulfilling the delivery obligations specified in the agreement for the sale of real estate.

	(2) Utilities income	(2) Utilities income

Utility charge reimbursements are posted as revenue according to the supply of electricity, water, etc. to the tenant, who is a customer, based on the real estate lease agreement and associated agreements.

Utility charge reimbursements are posted as revenue according to the supply of electricity, water, etc. to the tenant, who is a customer, based on the real estate lease agreement and associated agreements.

If the investment corporation recognizes itself as a proxy for utility charge reimbursements, it recognizes the net amount after subtracting the amount to be paid to another party from the amount to be received as fees for electricity, gas, etc. supplied by the other party.

If the investment corporation recognizes itself as a proxy for utility charge reimbursements, it recognizes the net amount after subtracting the amount to be paid to another party from the amount to be received as fees for electricity, gas, etc. supplied by the other party.

4. Accounting for Trust Beneficiary Interests in Real Estate

For trust beneficiary interests in real estate, all trust assets and liabilities as well as all income generated and expenses incurred for trust properties are recorded in the applicable accounts in the balance sheet and the statement of income.

For trust beneficiary interests in real estate, all trust assets and liabilities as well as all income generated and expenses incurred for trust properties are recorded in the applicable accounts in the balance sheet and the statement of income.

	The following material items among assets in trust posted in the trust accounts are listed separately on the balance sheet.	The following material items among assets in trust posted in the trust accounts are listed separately on the balance sheet.

	(1) Cash and deposits in trust	(1) Cash and deposits in trust

	(2) Buildings in trust, structures in trust, tools in trust, furniture in trust, fixtures in trust, and land in trust	(2) Buildings in trust, structures in trust, tools in trust, furniture in trust, fixtures in trust, and land in trust

	(3) Trust deposit	(3) Trust deposit

	(4) Tenant leasehold and security deposits in trust	(4) Tenant leasehold and security deposits in trust

[Notes to the balance sheet]
Fiscal period	Previous fiscal period (reference)	Current fiscal period
Item	(As of March 31, 2022)	(As of September 30, 2022)
1. Amount of reduction entry of property, plant, and equipment acquired through national subsidies, etc.	Buildings in trust 38,340 thousand yen	Buildings in trust 38,340 thousand yen
2. Overdraft Agreement	The investment corporation signs special overdraft agreements with its banks for the principal purpose of securing the means for flexible financing.	The investment corporation signs special overdraft agreements with its banks for the principal purpose of securing the means for flexible financing.
	Maximum contractual loan amount 20,000,000 thousand yen	Maximum contractual loan amount 20,000,000 thousand yen
	Outstanding borrowings at the end of the fiscal period —	Outstanding borrowings at the end of the fiscal period —
	Difference 20,000,000 thousand yen	Difference 20,000,000 thousand yen
3. Minimum net asset value specified in Paragraph (4), Article 67 of the Act on Investment Trusts and Investment Corporations	50,000 thousand yen	50,000 thousand yen

[Notes to the income statement]				(Thousand yen	)
	Previous fiscal period (reference)		Current fiscal period
Fiscal period	For the six-month period from October 1, 2021 to March		For the six-month period from April 1, 2022 to
Item	31, 2022		September 30, 2022
1. Breakdown of Real	A. Rental revenues		A. Rental revenues
Estate Leasing	Lease business revenue		Lease business revenue
Business Income	Rent	6,378,952	Rent	6,244,322
	Common charges	236,502	Common charges	236,001
	Land leasing revenues	123,609	Land leasing revenues	123,609

	Total	6,739,063	Total	6,603,932
	Other lease business revenue		Other lease business revenue
	Parking revenues	91,666	Parking revenues	90,701
	Utility revenues	133,470	Utility revenues	144,763
	Other revenues	112,114	Penalty revenues	25,172

	Total	337,252	Other revenues	37,771

	Total rental revenues	7,076,315	Total	298,407
			Total rental revenues	6,902,340
	B. Property-related expenses		B. Property-related expenses
	Property management expenses		Property management expenses
	Property management fees	694,543	Property management fees	717,358
	Utilities	212,236	Utilities	255,836
	Property and other taxes	872,062	Property and other taxes	881,367
	Casualty insurance	18,494	Casualty insurance	19,142
	Repair expenses	72,707	Repair expenses	41,623
	Depreciation and amortization	1,125,735	Depreciation and amortization	1,116,153
	Other expenses	29,225	Other expenses	26,414

	Total property-related expenses	3,025,005	Total property-related expenses	3,057,896

	C. Profit and losses from real estate rental business (A-B)	4,051,310	C. Profit and losses from real estate rental business (A-B)	3,844,443

2. Breakdown of Profit of Real Estate	Tokyo Shiodome Building Sale of real estate	13,980,000	Not applicable.
	Cost of real estate sales	12,520,098
	Other expenses on sale	7,824

	Profit of real estate	1,452,077

[Notes to statement of changes in unitholders’ equity]

	Previous fiscal period (reference)		Current fiscal period
Fiscal period	For the six-month period from October 1, 2021 to March		For the six-month period from April 1, 2022 to
Item	31, 2022		September 30, 2022

Total number of authorized investment units and Total number of investment units outstanding	Total number of authorized investment units	10,000,000units	Total number of authorized investment units	10,000,000units
	Total number of investment units outstanding	1,320,000units	Total number of investment units outstanding	1,320,000units

[Notes to tax effect accounting]			(Thousand yen)

Fiscal period	Previous fiscal period (reference)		Current fiscal period
Item	(As of March 31, 2022)		(As of September 30, 2022)

1. Breakdown of Key Factors Contributing to Deferred Tax Assets and Deferred Tax Liabilities	(Deferred tax assets) Amount excluded from deductible	13	(Deferred tax assets) Amount excluded from deductible	13

	expenses of accrued enterprise taxes Total deferred tax assets	13	expenses of accrued enterprise taxes Total deferred tax assets	13

	(Deferred tax liabilities) Reserve for reduction entry	803,436	(Deferred tax liabilities) Reserve for reduction entry	514,833

	Total deferred tax liabilities	803,436	Total deferred tax liabilities	514,833

	(Net amount of deferred tax liabilities)	803,422	(Net amount of deferred tax liabilities)		514,820

2. Major factors for the difference between statutory tax rate and effective income tax rate after the application of tax effect accounting	Statutory tax rate (Adjustment)	31.46%	Statutory tax rate (Adjustment)		31.46
	Inclusion of distribution paid in deductible expenses	-28.32%	Inclusion of distribution paid in deductible expenses	Δ	40.93
	Other	0.01%	Other		0.02

	Percentage of effective income tax rate after the application of tax effect accounting	3.15%	Percentage of effective income tax rate after the application of tax effect accounting	Δ	9.45

[Notes to financial instruments]

Previous fiscal period (reference) For the six-month period from October 1, 2021 to March 31, 2022

1. Financial Instruments

(1) Policy for activities involving financial instruments

The investment corporation raises funds allocated to asset purchase, repairs, payment of distribution, repayment of obligations (including security deposits, etc. and borrowings and repayment of obligations for investment corporation bonds), and working assets, etc. through borrowings, issuance of investment corporation bonds, issuance of investment units, etc. to contribute to the efficient management of working assets and stable operation.

Surplus funds are carefully managed in light of safety, liquidity, etc. and fully taking into account the interest-rate environment and financing conditions.

(2)	Details of financial instruments, their risks, and risk management system

Deposits are made from the Investment Corporation’s surplus funds, which are exposed to credit risks such as the bankruptcy of the financial institution to which the funds are deposited. The investment corporation controls credit risks by limiting deposit terms to short terms and depositing funds only at financial institutions with high credit ratings.

Borrowings and investment corporation bonds are operated primarily for the purpose of acquiring real estate, etc. and refinancing borrowings and investment corporation bonds. Despite the exposure to liquidity risk at the time of repayment and redemption, the investment corporation appropriately manages the ratio of interest-bearing debt and controls the liquidity risk by diversifying maturity and lenders.

While leasehold and guarantee deposits received are exposed to liquidity risk at the time of tenant vacation, the investment corporation controls the liquidity risk by appropriately understanding the status of tenants vacating.

(3)

Supplementary explanation about matters related to the market value of financial instruments Because certain preconditions, etc. are adopted in the calculation of the fair values of financial instruments, there may be cases where the values concerned will vary when different preconditions, etc. are adopted.

2. Fair Values of Financial Instruments

The following table presents the amounts in the balance sheet, market value, and differences between them as of March 31, 2022. Notes to “cash and cash equivalents,” “cash in trust and deposits in trust,” and “short-term borrowings” are omitted due to their market prices close to book value resulting from settlement in cash and in a short period of time.

	Value on Balance Sheet (Thousand yen)	Fair value (Thousand yen)	Difference (Thousand yen)
(1) Current portion of investment corporation bonds	4,000,000	3,973,298	Δ	26,701
(2) Current portion of long-term borrowings	25,500,000	25,458,335	Δ	41,664
(3) Investment corporation bonds	9,000,000	8,774,831	Δ	225,168
(4) Long-term borrowings	109,500,000	107,550,641	Δ	1,949,358
(5) Tenant leasehold and security deposits	7,565,023	7,114,959	Δ	450,063
(6) Tenant leasehold and security deposits in trust	932,717	860,922	Δ	71,794
Total liabilities	156,497,740	153,732,989	Δ	2,764,751

(Note 1) Matters concerning the calculation method of the market value of financial instruments

Liabilities

(1)	Investment corporation bonds to be redeemed in one year (3) Investment corporation bonds

The market value of the investment corporation bonds is determined by discounting the total amount of principal and interest at a ratio that incorporates the remaining period of the investment corporation bonds and credit risk.

(2)	Current portion of long-term borrowings (4) long-term borrowings

The market value of long-term borrowings is calculated by discounting the present value by an interest rate that is assumed if the total amount of principal and interest is borrowed in similar new loans.

(5)	Leasehold and guarantee deposits received (6) Leasehold and guarantee deposits received in trust

Leasehold and guarantee deposits received and leasehold and guarantee deposits received in trust are calculated based on the present value determined by discounting the future cash flow at a rate that incorporates the period until the repayment date and credit risk.

(Note 2)	Scheduled amount of repayment after closing date of borrowings and investment corporation bonds

	Within 1 year (Thousand yen)	Over 1 year, but 2 years or less (Thousand yen)	Over 2 years, but 3 years or less (Thousand yen)	Over 3 years, but 4 years or less (Thousand yen)	Over 4 years, but 5 years or less (Thousand yen)	Over 5 years (Thousand yen)
Current portion of investment corporation bonds	4,000,000	—	—	—	—	—
Current portion of long-term borrowings	25,500,000	—	—	—	—	—
Investment corporation bonds	—	3,000,000	1,000,000	—	1,000,000	4,000,000
Long-term borrowings	—	19,000,000	24,000,000	21,000,000	13,000,000	32,500,000

Current fiscal period for the six-month period from April 1, 2022 to September 30, 2022

1.	Financial Instruments

(1)	Policy for activities involving financial instruments

The investment corporation raises funds allocated to asset purchase, repairs, payment of distribution, repayment of obligations (including security deposits, etc. and borrowings and repayment of obligations for investment corporation bonds), and working assets, etc. through borrowings, issuance of investment corporation bonds, issuance of investment units, etc. to contribute to the efficient management of working assets and stable operation.

Surplus funds are carefully managed in light of safety, liquidity, etc. and fully taking into account the interest-rate environment and financing conditions.

(2)	Details of financial instruments, their risks, and risk management system

Deposits are made from the Investment Corporation’s surplus funds, which are exposed to credit risks such as the bankruptcy of the financial institution to which the funds are deposited. The investment corporation controls credit risks by limiting deposit terms to short terms and depositing funds only at financial institutions with high credit ratings.

Borrowings and investment corporation bonds are operated primarily for the purpose of acquiring real estate, etc. and refinancing borrowings and investment corporation bonds. Despite the exposure to liquidity risk at the time of repayment and redemption, the investment corporation appropriately manages the ratio of interest-bearing debt and controls the liquidity risk by diversifying maturity and lenders.

While leasehold and guarantee deposits received are exposed to liquidity risk at the time of tenant vacation, the investment corporation controls the liquidity risk by appropriately understanding the status of tenants vacating.

(3)	Supplementary explanation about matters related to the market value of financial instruments

Because certain preconditions, etc. are adopted in the calculation of the fair values of financial instruments, there may be cases where the values concerned will vary when different preconditions, etc. are adopted.

2.	Fair Values of Financial Instruments

The following table presents the amounts in the balance sheet, market value, and differences between them as of March 31, 2022. Notes to “cash and cash equivalents,” “cash in trust and deposits in trust,” and “short-term borrowings” are omitted due to their market prices close to book value resulting from settlement in cash and in a short period of time.

	Value on Balance Sheet (Thousand yen)	Fair value (Thousand yen)	Difference (Thousand yen)
(1) Current portion of investment corporation bonds	4,000,000	3,986,259	Δ	13,740
(2) Current portion of long-term borrowings	18,000,000	17,953,691	Δ	46,308
(3) Investment corporation bonds	11,000,000	10,560,560	Δ	439,439
(4) Long-term borrowings	117,000,000	114,113,240	Δ	2,886,759
(5) Tenant leasehold and security deposits	7,555,628	6,708,856	Δ	846,772
(6) Tenant leasehold and security deposits in trust	918,125	827,109	Δ	91,016
Total liabilities	158,473,754	154,149,718	Δ	4,324,036

(Note 1)	Matters concerning the calculation method of the market value of financial instruments

Liabilities

(1)	Investment corporation bonds to be redeemed in one year (3) Investment corporation bonds

The market value of the investment corporation bonds is determined by discounting the total amount of principal and interest at a ratio that incorporates the remaining period of the investment corporation bonds and credit risk.

(2)	Current portion of long-term borrowings (4) long-term borrowings

The market value of long-term borrowings is calculated by discounting the present value by an interest rate that is assumed if the total amount of principal and interest is borrowed in similar new loans.

(5)	Leasehold and guarantee deposits received (6) Leasehold and guarantee deposits received in trust

Leasehold and guarantee deposits received and leasehold and guarantee deposits received in trust are calculated based on the present value determined by discounting the future cash flow at a rate that incorporates the period until the repayment date and credit risk.

(Note 2)	Scheduled amount of repayment after closing date of borrowings and investment corporation bonds

	Within 1 year (Thousand yen)	Over 1 year, but 2 years or less (Thousand yen)	Over 2 years, but 3 years or less (Thousand yen)	Over 3 years, but 4 years or less (Thousand yen)	Over 4 years, but 5 years or less (Thousand yen)	Over 5 years (Thousand yen)
Current portion of investment corporation bonds	4,000,000	—	—	—	—	—
Current portion of long-term borrowings	18,000,000	—	—	—	—	—
Investment corporation bonds	—	3,000,000	1,000,000	—	1,000,000	6,000,000
Long-term borrowings	—	19,500,000	27,500,000	16,000,000	20,000,000	34,000,000

[Notes to real state such as rental properties]

Previous fiscal period (reference) For the six-month period from October 1, 2021 to March 31, 2022

The investment corporation owns rental office buildings and rental commercial facilities mostly in the Tokyo metropolitan area. The table below indicates the amounts posted on the balance sheet, increases and decreases during the fiscal period, and market value.

Thousand yen
Use	Value on Balance Sheet				Market value as of the end of fiscal period
	Balance at beginning of fiscal period	Increase (decrease) during the fiscal period under review		Balance as of the end of fiscal period
Office building	218,552,974		1,070,360	219,623,334	239,690,000
Retail facility	68,815,401	Δ	127,710	68,687,691	85,310,000
Other	18,869,248	Δ	194,635	18,674,613	21,110,000
Total	306,237,624		748,014	306,985,638	346,110,000

(Note 1)	See the section, “3. details of portfolio assets” in “status of portfolio of the investment corporation for the overview of corresponding rental and other properties.
(Note 2)	The amounts in the balance sheet represent the results of deducting the accumulated depreciation from the acquisition costs.
(Note 3)	The major factor for increase is the acquisition of Kamiyacho Trust Tower and the factors for decrease are the sale of Tokyo Shiodome Building and depreciation.
(Note 4)	The market value as of the end of the fiscal period under review represents the appraisal value or investigation value provided by an outside real estate appraiser.

The table below shows the financial results related to real estate such as leasing for the fiscal period ended March 31, 2022.

Thousand yen
Use	Amounts in the Statement of income
	Revenue in the real estate rental business	Expenses relating to leasing business	Net income from property leasing business	Gain on sale of property
Office buildings	4,551,268	2,372,315	2,178,953	1,452,077
Retail facilities	1,797,177	322,948	1,474,229	—
Other	727,869	329,741	398,127	—
Total	7,076,315	3,025,005	4,051,310	1,452,077

(Note 1)

Rental revenues and property-related expenses are rental income and corresponding expenses (depreciation, repair expenses, insurance expenses, taxes and other public charges, etc.), which are posted in the sections of operating revenue and operating expenses, respectively.

(Note 2)	Gain on sale of real estate properties is posted as part of operating revenue.

Current fiscal period for the six-month period from April 1, 2022 to September 30, 2022

The investment corporation owns rental office buildings and rental commercial facilities mostly in the Tokyo metropolitan area. The table below indicates the amounts posted on the balance sheet, increases and decreases during the fiscal period, and market value.

Thousand yen
Use	Value on Balance Sheet				Market value as of the end of fiscal period
	Balance at beginning of fiscal period	Increase (decrease) during the fiscal period under review		Balance as of the end of fiscal period
Office building	219,623,334	Δ	712,059	218,911,274	243,710,000
Retail facility	68,687,691	Δ	124,916	68,562,774	85,140,000
Other	18,674,613	Δ	181,785	18,492,827	21,150,000
Total	306,985,638	Δ	1,018,762	305,966,876	350,000,000

(Note 1)	See the section, “3. details of portfolio assets” in “status of portfolio of the investment corporation for the overview of corresponding rental and other properties.
(Note 2)	The amounts in the balance sheet represent the results of deducting the accumulated depreciation from the acquisition costs.
(Note 3)	The major factor for increase in the changes during the fiscal period under review is the repair works of assets held and the major factor for decrease is depreciation.
(Note 4)	The market value as of the end of the fiscal period under review represents the appraisal value or investigation value provided by an outside real estate appraiser.

The table below shows the financial results related to real estate such as leasing for the fiscal period ended September 30, 2022

Thousand yen
Use	Amounts in the Statement of income
	Revenue in the real estate rental business	Expenses relating to leasing business	Net income from property leasing business
Office buildings	4,671,481	2,432,069	2,239,412
Retail facilities	1,492,640	305,184	1,187,456
Other	738,218	320,643	417,574
Total	6,902,340	3,057,896	3,844,443

(Note 1)

Rental revenues and property-related expenses are rental income and corresponding expenses (depreciation, repair expenses, insurance expenses, taxes and other public charges, etc.), which are posted in the sections of operating revenue and operating expenses, respectively.

[Notes on transactions with related party]

Previous fiscal period (reference) For the six-month period from October 1, 2021 to March 31, 2022

Thousand yen
Attribute	Names of companies	Ratio of investment units held	Relationship with the investment corporation		Transactions	Transaction value	Title	Balance at end of period
			Officers serving concurrent positions, etc.	Business relationship
Subsidiaries of other associates	MORI TRUST CO., LTD.	—	—	Real estate leasing	Purchase of real estate	13,980,000	—	—
					Sale of real estate	13,980,000	—	—
					Real estate leasing	1,752,122	Operating accounts receivable	4,464
							Advances received	24,761
							Tenant leasehold and security deposits	964,671
					Real estate management	221,573	Operating accounts payable	65,958
							Accounts payable – other	1,073
Asset custodian	Sumitomo Mitsui Trust Bank, Ltd.	—	—	Asset storage, general clerical work, and borrowing of funds	Payment of interest	37,922	Current portion of long-term loans payable	9,500,000
							Long-term loans payable	9,500,000
							Accrued interest	13,371

(Note 1)	The above transaction amounts do not include consumption tax, while the balance at the end of the fiscal period does include consumption tax.
(Note 2)	Policy for determining terms of business

For the purchase, sale, lease and management of real estate, decisions are made by taking into consideration comprehensive factors such as market standards etc., through appropriate procedures based on regulations for compliance and for transactions with interested parties, which were stipulated by the investment corporation.

(Note 3)	Values less than 1,000 yen are rounded down.

Current fiscal period for the six-month period from April 1, 2022 to September 30, 2022

Thousand yen
Attribute	Names of companies	Ratio of investment units held	Relationship with the investment corporation		Transactions	Transaction value	Title	Balance at end of period
			Officers serving concurrent positions, etc.	Business relationship
Subsidiaries of other associates	MORI TRUST CO., LTD.	—	—	Real estate leasing	Purchase of real estate	—	—	—
					Sale of real estate	—	—	—
					Real estate leasing	1,811,460	Operating accounts receivable	5,208
							Advances received	24,761
							Tenant leasehold and security deposits	883,417
					Real estate management	219,868	Operating accounts payable	157,705
							Accounts payable – other	430
Asset custodian	Sumitomo Mitsui Trust Bank, Ltd.	—	—	Asset storage, general clerical work, and borrowing of funds	Payment of interest	7,000,000	Current portion of long-term loans payable	2,500,000
						7,000,000	Long-term loans payable	16,500,000
						38,274	Accrued interest	14,070

(Note 1)	The above transaction amounts do not include consumption tax, while the balance at the end of the fiscal period does include consumption tax.
(Note 2)	Policy for determining terms of business

For the purchase, sale, lease and management of real estate, decisions are made by taking into consideration comprehensive factors such as market standards etc., through appropriate procedures based on regulations for compliance and for transactions with interested parties, which were stipulated by the investment corporation.

(Note 3)	Values less than 1,000 yen are rounded down.

[Notes to per-unit information]

Previous fiscal period (reference) For the six-month period from October 1, 2021 to March 31, 2022		Current fiscal period for the six-month period from April 1, 2022 to September 30, 2022
Total net assets per unit	121,180yen	Total net assets per unit	120,508yen
Profit per unit	3,437yen	Profit per unit	2,523yen

Profit per unit is calculated by dividing profit by the average number of investment units weighted by the number of days.

Diluted profit per unit is not stated due to the absence of diluted investment units.

Profit per unit is calculated by dividing profit by the average number of investment units weighted by the number of days.

Diluted profit per unit is not stated due to the absence of diluted investment units.

(Note)	The basis of calculating profit per unit is presented below.

	Previous fiscal period (reference) for the six-month period from October 1, 2021 to March 31, 2022	Current fiscal period for the six-month period from April 1, 2022 to September 30, 2022
Profit (Thousand yen)	4,537,379	3,331,238
Amount not attributable to common unitholders (thousand yen)	—	—
Profit related to common investment units (thousand yen)	4,537,379	3,331,238
Average number of investment units during period (units)	1,320,000	1,320,000

[Notes to significant subsequent events]

Previous fiscal period (reference) For the six-month period from October 1, 2021 to March 31, 2022	Current fiscal period For the six-month period from April 1, 2022 to September 30, 2022
Not applicable.

the Merger Agreement by and between MORI TRUST Sogo Reit, Inc. and MORI TRUST Hotel Reit, Inc.

MTR and MORI TRUST Hotel Reit, Inc. (“MTH”), at each investment corporation’s Board of Directors meeting held on November 22, 2022, resolved to undertake an absorption-type merger, with March 1, 2023 as the effective date, whereby MTR will be the surviving corporation and MTH will be the dissolving corporation in the merger (the “Merger”), and also executed a merger agreement (the “Merger Agreement”) to that effect as set forth below.

I. Purpose of the Merger

Each of these investment corporations has performed aiming for the medium- to long-term stabilized revenue and growth by leveraging its characteristics respectively, that is, stability of office assets for MTR and growth potential of hotel assets for MTH. However, MTR has challenges in the future growth potential in terms of office assets, which are its main investment targets, due to decreasing opportunities for newly obtaining large-scale prime properties and declining profitability caused by moving out of tenants triggered by COVID-19, while MTH has faced an issue of how to secure stable revenue concerning its investment target, hotel assets, because a risk of revenue fluctuation has become apparent during the COVID-19 pandemic. Accordingly, MTR and MTH have come to recognize an issue that they have limited opportunities for independent growth respectively. In order for MTR and MTH to mutually solve these issues and contribute to the continuous improvement of the unitholder value by creating a comprehensive REIT with offices and hotels as its core assets, which is truly equipped with asset potential, stability and growth potential, MTR and MTH agreed to start negotiation for merger and carefully proceeded with the deliberation. As a result, MTR and MTH have judged that building portfolio equipped with stability of office assets and growth potential of hotel assets through the Merger and returning to a growth path by leveraging the sponsor support will lead to further improvement of the unitholder value; therefore, and also executed the Merger Agreement on November 22, 2022.

II. Effective date of the Merger

March 1, 2023 (scheduled)

III. Form of the Merger

MTR will be the surviving corporation under an absorption-type merger and MTH will be dissolved in the Merger.

IV. Allocation of Investment Units under the Merger
	MTR (Surviving corporation in the absorption-type merger)	MTH (Dissolving corporation in the absorption-type merger)
Allocation of investment units under the Merger	1	1.84
		(Reference) Before the Investment Unit Split 0.92

(Note)   The number of new MTR investment units to be issued as a result of the Merger (the number of units after the Investment Unit Split of MTR): 920,000

V. Unit Split

MTR plans to split 1 investment unit into 2 investment units with February 28, 2023 as the record date for splitting the investment units and March 1, 2023 as the effective date of the split; the allocation ratio shown above and the number of new investment units MTR will allocate and deliver are subject to the Investment Unit Split taking effect. If 0.92 MTR investment units are allocated and delivered against 1 MTH investment unit on the basis of the merger ratio before the Investment Unit Split, there will be many MTH unitholders being allocated fractions of less than one MTR investment unit. To make it possible for MTH unitholders to continue holding MTR investment units after the Merger, a split of MTR investment units will be carried out before the allocation towards MTH unitholders, in the ratio of two MTR investment units to one MTR investment unit for the purpose of delivering to all MTH unitholders at least one MTR investment unit, and for every one MTH investment unit, 1.84 MTR investment unit post-Investment Unit Split will be allocated and delivered.

(i) Increase in number of MTR units due to unit split

(a) Total number of investment units issued and outstanding before unit split: 1,320,000

(b) Increase in number of investment units due to unit split: 1, 320,000

(c) Total number of investment units issued and outstanding after unit split: 2,640,000

(d) Total number of investment units authorized after unit split: 20,000,000

(ii)  Effect on the Fund’s per unit information

Per unit information for the current fiscal period, assuming that the unit split had been executed at the beginning of the current fiscal period, would be as follows.

(a) Net assets per unit: 60,254 yen

(b) Net income per unit: 1,261 yen

VI. Merger grant

In addition to the abovementioned investment units, MTR intends to pay MTH unitholders (the unitholders stated or recorded in the final unitholders’ register on the day before the effective date of the Merger (excluding MTR, MTH and those MTH unitholders who have demanded the purchase of their investment units pursuant to Article 149-3 of the Act on Investment Trusts and Investment Corporations (Act No. 198 of 1951, as amended; the “Investment Trusts Act”) (excluding those who have withdrawn such demand for purchase) (hereinafter referred to as the “Unitholders Subject to Allocation”), in lieu of cash distributions for the last business period of MTH which ends the day before the effective date of the Merger, the money delivered due to the Merger in the form of cash distribution based on MTH’s distributable income for that same period of an amount (disregarding fractions of a yen) which is the quotient resulting from a division of the amount of MTH’s distributable income on the date before the effective date of the Merger by the number of issued MTH investment units on that date as reduced by the number of investment units held by unitholders other than the Unitholders Subject to Allocation. The money delivered due to the Merger will be paid within a reasonable period from the effective date of the Merger.

VII. Corporation dissolved in absorption-type merger (MTH) for the immediately preceding fiscal period (ending August 2022)

Business Activities: To manage assets mainly as investments in specified assets as defined in the Investment Trust Law.

Operating revenue: 2,053,000,000 yen

Profit: 1,144,000,000 yen

Total assets: 110,357,000,000 yen

Total liabilities: 59,212,000,000 yen

Total net assets: 51,144,000,000 yen

(Additional Information)

Previous fiscal period (reference) for the six-month period from October 1, 2021 to March 31, 2022	Current fiscal period for the six-month period from April 1, 2022 to September 30, 2022
Not applicable.

Transfer of property

MTR has transferred the following asset as of July 29, 2022.

Shinbashi ekimae MTR Building

(i) Outline of the transfer

Property to be transferred: Real estate trust’s beneficiary interest

Transfer price: 21,800,000,000 yen

(1st: 7,266,666,667 yen, 2nd: 7,266,666,667 yen, 3rd: 7,266,666,666 yen)

(Excluding transfer cost, property taxes, city planning taxes and consumption taxes)

Gain on transfer: MTR expects to record gains on sales of real estate of approximately 1,300,000,000 yen in the fiscal period ending February 2023 and August 2023, respectively, and approximately 1,400,000,000 yen in the fiscal period ending February 2024.

Date of transfer: 1st : February 28, 2023, 2nd : August 31, 2023, 3rd : February 29, 2024

Buyer: MORI TRUST CO., LTD.

Acquisition of property

MTR completed the acquisition of the following asset on July 29, 2022.

Sendai MT Building

(i) Outline of the acquisition

Property to be acquired: Real estate trust’s beneficiary interest

Land ownership and land lease rights (co-owned interest 90,845 of 1,000,000)

Sectionally owned building

Acquisition price: 15,800,000,000 yen

(1st: 5,266,666,667 yen, 2nd: 5,266,666,667 yen, 3rd: 5,266,666,666 yen)

(Excluding acquisition cost, property taxes, city planning taxes and consumption taxes)

Date of acquisition: 1st : February 28, 2023, 2nd : August 31, 2023, 3rd : February 29, 2024

Seller: MORI TRUST CO., LTD.

(Notes to Revenue Recognition)

Previous fiscal period (reference) For the six-month period from October 1, 2021 to March 31, 2022

1.	Information on the Breakdown of Revenue from Contracts with Customers

		Thousand yen
	Revenue from contracts with customers(Note 1)	Revenues from external customers
Sale of real estate, etc.(Note 2)	13,980,000	1,452,077
Utilities income	133,639	133,639
Other	—	6,942,676
Total	14,113,639	8,528,392

(Note 1)

Revenue recognition accounting standards do not apply to income from lease business, etc. subject to ASBJ Statement No. 13 “Accounting Standard for Lease Transactions,” which are, therefore, not included in the revenue from contracts with customers. Major factors of revenue from contracts with customers are gains on the sale of real estate, etc. and utility charge reimbursements.

(Note 2)

The sale of real estate, etc. is posted as gains/losses on sale of real estate, etc. in the statement of income pursuant to paragraph 2, Article 48 of Regulation on Accountings of Investment Corporations (Cabinet Office Order No. 47 of 2006); therefore, the amount resulting from subtracting the cost of selling real estate, etc. and other selling expenses from income from the sale of real estate, etc. is presented.

2.	Information That Becomes the Basis of Understanding Revenue

The information is presented in the section “Significant Accounting Policies.”

3.	Information for Understanding Amounts of Revenue in the Current and Subsequent Business Periods

(1)	Balances of contract assets and contract liabilities, etc.

Thousand yen
Current fiscal period
Receivables from contracts with customers (balance at beginning of period)	26,233
Receivables from contracts with customers (balance at end of period)	24,828
Contract assets (Balance at beginning of period)	—
Contract assets (Balance at end of period)	—
Contract liabilities (Balance at beginning of period)	—
Contract liabilities (balance at end of period)	—

(2)	Transaction prices allocated to outstanding performance obligations

For utility charge reimbursements, the investment corporation has the right to receive the amount of compensation directly corresponding to the value for a tenant, who is the customer, for the part of performance completed by the end of the fiscal period. Therefore, the investment corporation recognizes revenue in the amount it has the right to claim pursuant to item 19 of the Implementation Guidance on Accounting Standard for Revenue Recognition. For this reason, it is not included in the notes to transaction price allocated to remaining performance obligations by applying the provisions of item 80-22 (2) of the Accounting Standard for Revenue Recognition.

Current fiscal period for the six-month period from April 1, 2022 to September 30, 2022

1.	Information on the Breakdown of Revenue from Contracts with Customers

		Thousand yen
	Revenue from contracts with customers(Note 1)	Revenues from external customers
Sale of real estate, etc.	—	—
Utilities income	145,016	145,016
Other	—	6,757,323
Total	145,016	6,902,340

(Note 1)

Revenue recognition accounting standards do not apply to income from lease business, etc. subject to ASBJ Statement No. 13 “Accounting Standard for Lease Transactions,” which are, therefore, not included in the revenue from contracts with customers. Major factors of revenue from contracts with customers are gains on the sale of real estate, etc. and utility charge reimbursements.

2.	Information That Becomes the Basis of Understanding Revenue

The information is presented in the section “Significant Accounting Policies.”

3.	Information for Understanding Amounts of Revenue in the Current and Subsequent Business Periods

(1)	Balances of contract assets and contract liabilities, etc.

Thousand yen
Current fiscal period
Receivables from contracts with customers (balance at beginning of period)	24,828
Receivables from contracts with customers (balance at end of period)	36,980
Contract assets (Balance at beginning of period)	—
Contract assets (Balance at end of period)	—
Contract liabilities (Balance at beginning of period)	—
Contract liabilities (balance at end of period)	—

(2)	Transaction prices allocated to outstanding performance obligations

As of September 30, 2022, the total amount of transaction prices allocated to remaining performance obligations related to sale of real estate, etc. was 21.8 billion yen of the real estate, etc. for which a sales agreement was signed on July 28, 2022. The investment corporation expects to recognize revenue from the remaining performance obligations at the time of delivery of the real estate, etc. scheduled for February 28, 2023, August 31, 2028, and February 28, 2024.

For utility charge reimbursements, the investment corporation has the right to receive the amount of compensation directly corresponding to the value for a tenant, who is the customer, for the part of performance completed by the end of the fiscal period. Therefore, the investment corporation recognizes revenue in the amount it has the right to claim pursuant to item 19 of the Implementation Guidance on Accounting Standard for Revenue Recognition. For this reason, it is not included in the notes to transaction price allocated to remaining performance obligations by applying the provisions of item 80-22 (2) of the Accounting Standard for Revenue Recognition.

VI.	Statement of Cash Distribution

Yen
	Previous fiscal period (reference) For the six-month period from October 1, 2021 to March 31, 2022	Current fiscal period For the six-month period from April 1, 2022 to September 30, 2022
I. Unappropriated retained earnings	4,537,379,582	3,331,238,876
II. Reversal of voluntary retained earnings
Reversal of reserve for reduction entry	134,114,736	628,761,124
III. Distributions	4,217,400,000	3,960,000,000
(Distributions per unit)	(3,195)	(3,000)
IV. Voluntary retained earnings
Transfer of reserve for reduction entry	454,094,318	—
V. Retained earnings brought forward	—	—
Calculation method of distribution amount

Pursuant to the provision of paragraph 1, Article 29 of its Articles of Incorporation, MTR decided to distribute all undistributed profit (4,217,400,000 yen) at the end of the fiscal period under review after adding the amount of the reversal of the reserve for reduction entry under Article 66-2 of the Act on Special Measures Concerning Taxation and subtracting the amount of reserve for reduction entry under Article 65-7 of the Act on Special Measures Concerning Taxation.

    The investment corporation does not distribute monies in excess of income as prescribed in Article 29, paragraph 2 of its bylaws.

Pursuant to the provision of paragraph 1, Article 29 of its Certificate of Incorporation, MTR decided to distribute all undistributed profit (3,960,000,000 yen) at the end of the fiscal period under review after adding the amount of the reversal of the reserve for reduction entry under Article 66-2 of the Act on Special Measures Concerning Taxation.

    The investment corporation does not distribute monies in excess of income as prescribed in Article 29, paragraph 2 of its bylaws.

VII. Statement of cash flows (Reference information)

			Thousand yen
	For the period from October 1, 2021 to March 31, 2022		For the period from April 1, 2022 to September 30, 2022
Cash flows from operating activities
Profit before income taxes		4,685,132		3,043,518
Depreciation		1,125,735		1,116,153
Amortization of investment corporation bond issuance costs		8,933		8,874
Interest income	r	104	r	90
Interest expenses		347,875		372,981
Decrease (Increase) in operating accounts receivable	r	522	r	35,671
Increase (Decrease) in operating accounts payable	r	80,181	r	10,983
Increase (Decrease) in accrued consumption taxes		99,050		125,207
Increase (Decrease) in advances received	r	86,145	r	104,045
Decrease due to sale of investment property		12,520,098		—
Other, net	r	106,676	r	89,768
Subtotal		18,513,195		4,426,175
Interest income received		104		90
Interest expenses paid	r	346,685	r	353,781
Income taxes paid	r	622	r	892
Net cash provided by operating activities		18,165,991		4,071,591
Cash flows from investing activities
Purchase of property, plant and equipment	r	34,126	r	69,009
Purchase of property, plant and equipment in trust	r	14,344,757	r	80,198
Repayments of tenant leasehold and security deposits	r	2,385,217	r	90,166
Proceeds from tenant leasehold and security deposits		326,611		160,283
Repayments of tenant leasehold and security deposits in trust	r	16,369	r	25,275
Proceeds from tenant leasehold and security deposits in trust		5,120		7,804
Other		393		—
Net cash used in investing activities	r	16,448,345	r	96,562
Cash flows from financing activities
Proceeds from long-term loans payable		14,500,000		17,000,000
Repayments of long-term loans payable	r	14,500,000	r	17,000,000
Proceeds from issuance of investment corporation bonds		2,000,000		2,000,000
Redemption of investment corporation bonds	r	3,000,000		—
Payments for investment corporation bond issuance costs	r	15,558	r	12,457
Dividends paid	r	4,687,104	r	4,216,512
Net cash used in financing activities	r	5,702,662	r	2,228,969
Net increase (decrease) in cash and cash equivalents	r	3,985,015		1,746,059
Cash and cash equivalents at beginning of period		21,863,112		17,878,096
Cash and cash equivalents at end of period		17,878,096		19,624,156

(Note)	The Statement of Cash Flows is not subject to audits by an accounting auditor pursuant to the provisions of Article 130 of the Act on Investment Trusts and Investment Corporations.

[Significant Accounting Policies] (for reference)

Fiscal Period	Previous fiscal period for the six-month period from	Current fiscal period for the six-month period from
Item	October 1, 2021 to March 31, 2022	April 1, 2022 to September 30, 2022
Scope of cash (cash and cash equivalents) in a statement of cash flows

The funds (cash and cash equivalents) in the statement of cash flows include the following items:

(1)   Cash on hand and cash in trust

(2)   Deposits and deposits in trust available for withdrawal at any time

(3)   Short-term investments that are readily convertible into cash and face only slight risks of fluctuation in value with redemption due dates arriving within three months from the acquisition date

The funds (cash and cash equivalents) in the statement of cash flows include the following items:

(1)   Cash on hand and cash in trust

(2)   Deposits and deposits in trust available for withdrawal at any time

(3)   Short-term investments that are readily convertible into cash and face only slight risks of fluctuation in value with redemption due dates arriving within three months from the acquisition date

[Notes to statement of cash flows] (for reference)

				Thousand yen
Fiscal Period	Previous fiscal period for the six-month period from		Current fiscal period for the six-month period from
Item	October 1, 2021 to March 31, 2022		April 1, 2022 to September 30, 2022
Reconciliation of cash and	(As of March 31, 2022)		(As of September 30, 2022)
cash equivalents at the end	Cash and deposits	14,680,828	Cash and deposits	16,534,395
of the fiscal period with the	Cash and deposits in trust	3,197,268	Cash and deposits in trust	3,089,760
amount of the accounts on	Cash and cash equivalents	17,878,096	Cash and cash equivalents	19,624,156

the Balance Sheet